FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-04

Dated April 21, 2014	JPMBB 2014-C19

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2014-C19

$1,409,571,770 (Approximate Mortgage Pooled Trust Balance)

$1,088,661,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C19

JPMorgan Chase Bank, National Association Barclays Bank PLC KeyBank National Association Starwood Mortgage Funding II LLC Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 21, 2014	JPMBB 2014-C19

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and KeyBanc Capital Markets, Inc. (each individually, an “Underwriter” and collectively, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Fitch / S&P / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAAsf / AAA(sf) / AAA(sf)	$67,211,000	30.000%	2.63	6/14-1/19	45.1%	15.3%
A-2	AAAsf / AAA(sf) / AAA(sf)	$318,698,000	30.000%	4.85	1/19-4/19	45.1%	15.3%
A-3	AAAsf / AAA(sf) / AAA(sf)	$112,365,000	30.000%	6.90	4/21-4/21	45.1%	15.3%
A-4	AAAsf / AAA(sf) / AAA(sf)	$276,298,000	30.000%	9.74	12/23-4/24	45.1%	15.3%
A-SB	AAAsf / AAA(sf) / AAA(sf)	$62,128,000	30.000%	7.14	1/19-12/23	45.1%	15.3%
X-A	AAAsf / AAA(sf) / AAA(sf)	$1,085,370,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	AA-sf / AA-(sf) / AAA(sf)	$89,860,000(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	AAAsf / AAA(sf) / AAA(sf)	$98,670,000	23.000%	9.90	4/24-4/24	49.6%	13.9%
B(7)(8)	AA-sf / AA-(sf) / AA-(sf)	$89,860,000	16.625%	9.90	4/24-4/24	53.7%	12.8%
C(7)(8)	A-sf / A-(sf) / A-(sf)	$63,431,000	12.125%	9.90	4/24-4/24	56.6%	12.2%
EC(7)(8)(9)	A-sf / A-(sf) / A-(sf)	$251,961,000	12.125%	9.90	4/24-4/24	56.6%	12.2%

Privately Offered Certificates(10)
Class	Expected Ratings (Fitch / S&P / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-2FL(11)	AAAsf / NR / AAA(sf)(12)	$150,000,000	30.000%	4.85	1/19-4/19	45.1%	15.3%
A-2FX(11)	AAAsf / AAA(sf) / AAA(sf)	$0	30.000%	4.85	1/19-4/19	45.1%	15.3%
X-C	NR / NR / NR	$105,717,769(6)	N/A	N/A	N/A	N/A	N/A
D	BBB-sf / NR / BBB-(sf)	$65,193,000	7.500%	9.90	4/24-4/24	59.6%	11.6%
E	BBsf / NR / BB(sf)	$31,715,000	5.250%	9.90	4/24-4/24	61.0%	11.3%
F	Bsf / NR / B(sf)	$17,620,000	4.000%	9.90	4/24-4/24	61.8%	11.1%
NR	NR / NR / NR	$56,382,769	0.000%	10.66	4/24-4/29	64.4%	10.7%

Privately Offered Loan-Specific Certificates
Class	Expected Ratings (Fitch / S&P / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
CSQ(13)	NR / BBB(sf) / NR	$21,703,000	0.000%	17.66	4/29-4/34	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate and do not include the non-pooled component of the Componentized Mortgage Loan.

(3)	Assumes 0% CPR / 0% CDR and a May 21, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated April 21, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than Class CSQ). The Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates (other than Class CSQ). The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class R Certificates are not shown above.
(11)
The Class A-2FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-2FL/2FX regular interest and an interest rate swap contract. Under certain circumstances, holders of the Class A-2FL Certificates may exchange all or a portion of their certificates for an identical principal amount of Class A-2FX Certificates having the same pass-through rate as the Class A-2FL/2FX regular interest. The aggregate principal balance of the Class A-2FL Certificates may be adjusted from time to time as a result of such an exchange. The aggregate principal balance of the Class A-2FX Certificates and Class A-2FL Certificates will at all times equal the principal balance of the Class A-2FL/2FX regular interest. The principal balance of the Class A-2FX Certificates will initially be $0.

(12)
The ratings assigned to the Class A-2FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-2FL/2FX regular interest. The ratings of Fitch, S&P and KBRA do not address any shortfalls or delays in payments that investors in the Class A-2FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-2FL Certificates from a floating interest rate to a fixed rate.

(13)
Class CSQ represents an interest solely in a portion of one mortgage loan identified as the Centreville Square mortgage loan (the “Componentized Mortgage Loan”). A portion of the loan equal to approximately $38.2 million (the “Pooled Component”) will be part of the pool of mortgage loans for purposes of determining distributions to the holders of the Certificates. The remaining portion, with a principal balance of approximately $21.7 million (the “Non-Pooled Component”), will be represented solely by the Class CSQ Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Summary of Transaction Terms

Securities Offered:	$1,088,661,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Manager and Joint Bookrunner:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	KeyBanc Capital Markets Inc.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (54.8%), Barclays Bank PLC (“Barclays”) (24.1%), KeyBank National Association (“KeyBank”) (13.7%) and Starwood Mortgage Funding II LLC (“SMF II”) (7.4%).

Master Servicer:	KeyBank National Association (“KeyBank”).

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	DoubleLine Capital LP (or its affiliate).

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Standard & Poor’s Ratings Services (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency (“KBRA”).

Pricing Date:	On or about April 30, 2014.

Closing Date:	On or about May 21, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in May 2014, or with respect to any mortgage loan that has its first due date in June 2014, the date that would otherwise have been the related due date in May 2014.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in June 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, commencing in June 2014.

Assumed Final Distribution Date:
The Distribution Date in April 2029, which is the latest anticipated repayment date of the Certificates (other than the Class CSQ Certificates). The Distribution Date in April 2034 with respect to the Class CSQ Certificates.

Rated Final Distribution Date:	The Distribution Date in April 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class A-2FL, Class A-2FX, Class X-C, Class D, Class E, Class F, Class NR, Class CSQ and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and (other than with respect to the Class CSQ Certificates) to Institutional Accredited Investors and to institutions that are non-U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call exercisable only after the Class CSQ Certificates are no longer outstanding.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics(1)

Loan Pool
Initial Pool Balance (“IPB”):	$1,409,571,770
Number of Mortgage Loans:	69
Number of Mortgaged Properties:	100
Average Cut-off Date Balance per Mortgage Loan:	$20,428,576
Weighted Average Current Mortgage Rate:	4.69750%
10 Largest Mortgage Loans as % of IPB:	52.5%
Weighted Average Remaining Term to Maturity(2):	98 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.79x
Weighted Average UW NOI Debt Yield(3):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	64.4%
Weighted Average Maturity Date LTV(2)(3)(5):	57.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	20.4%
% of Mortgaged Properties with Single Tenants:	9.0%

Amortization
Weighted Average Original Amortization Term(6):	347 months
Weighted Average Remaining Amortization Term(6):	346 months
% of Mortgage Loans with Interest-Only:	34.9%
% of Mortgage Loans with Amortizing Balloon:	30.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	26.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	3.1%
% of Mortgage Loans with Fully Amortizing:	2.7%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	1.6%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	1.4%

Cash Management(7)
% of Mortgage Loans with In-Place, CMA Lockboxes:	47.7%
% of Mortgage Loans with In-Place, Hard Lockboxes:	26.7%
% of Mortgage Loans with Springing Lockboxes:	13.3%
% of Mortgage Loans with Soft Lockboxes:	10.6%
% of Mortgage Loans with No Lockbox:	1.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	72.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	26.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(8):	69.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	44.9%

(1)	Unless otherwise specified, all statistical and numerical information is presented without regard to the Non-Pooled Component of the Componentized Mortgage Loan.
(2)	In the case of the ten mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3)
In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable. In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(4)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(5)
In the case of Loan Nos. 2.01, 6.02, 17, 18, 23.05, 26, 27.03, 31 and 40 the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)	Excludes thirteen mortgage loans that are interest-only for the entire term or until their anticipated repayment date.
(7)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to Cut-off Date Balance for retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	30	35	$772,697,697	54.8%
Barclays	21	25	339,638,247	24.1
KeyBank	7	10	192,955,605	13.7
SMF II	11	30	104,280,221	7.4
	69	100	$1,409,571,770	100.0%

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Loans

		Mortgage	No.	Cut-off					UW NOI	Cut-off	Maturity
		Loan	of	Date	% of	SF/Units/	Property	UW NCF	Debt	Date	Date
No.	Loan Name	Seller	Prop.	Balance	IPB	Rooms	Type	DSCR(1)	Yield(1)	LTV(1)(2)	LTV(1)(2)
1	The Outlets at Orange	JPMCB	1	$125,000,000	8.9%	787,697	Retail	2.64x	11.9%	51.4%	51.4%
2	NSP Multifamily Portfolio	KeyBank	4	$120,000,000	8.5%	1,382	Multifamily	1.39x	9.0%	70.6%	66.1%
3	470 Vanderbilt Avenue	JPMCB	1	$100,000,000	7.1%	646,834	Office	1.80x	8.2%	69.8%	69.8%
4	Arundel Mills & Marketplace	Barclays	1	$90,000,000	6.4%	1,655,776	Retail	2.84x	12.8%	52.7%	52.7%
5	55 Broadway	JPMCB	1	$70,000,000	5.0%	347,023	Office	1.43x	7.7%	66.9%	66.9%
6	Gumberg Retail Portfolio	JPMCB	3	$64,920,276	4.6%	1,151,792	Retail	1.49x	10.4%	69.2%	56.7%
7-14	IPCC Retail Portfolio Loans(3)	JPMCB	8	$45,364,242	3.2%	274,285	Retail	1.72x	10.0%	58.3%	53.9%
15	Kleban Southeastern Portfolio Pool 1	JPMCB	2	$44,100,000	3.1%	374,606	Retail	2.07x	10.1%	60.0%	60.0%
16	Foothill Crossing	Barclays	1	$40,381,488	2.9%	312,307	Retail	1.35x	9.3%	74.6%	61.8%
17	The Summit	JPMCB	1	$40,000,000	2.8%	370,868	Retail	1.74x	11.5%	74.7%	70.9%

	Top 3 Total / Weighted Average		6	$345,000,000	24.5%			1.96x	9.8%	63.4%	61.8%
	Top 5 Total / Weighted Average		8	$505,000,000	35.8%			2.04x	10.1%	62.0%	60.9%
	Top 10 Total / Weighted Average		23	$739,766,005	52.5%			1.92x	10.1%	63.7%	60.6%
(1)	In the case of Loan Nos. 1, 3, 4, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan Nos. 2.01, 6.02 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)
The IPCC Retail Portfolio Loans consist of Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14, which are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group. The loans have Cut-off Date Balances of approximately $9,440,676, $9,130,000, $8,700,000, $5,378,558, $4,118,884, $3,428,035, $2,608,696 and $2,559,392, respectively. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations are based on the aggregate balance of the cross-collateralized and cross-defaulted mortgage loans.

Pari Passu Note Loan Summary

			Pari Passu	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	The Outlets at Orange	$125,000,000	$90,000,000	$215,000,000	JPMBB 2014-C19	KeyBank	Midland	JPMBB 2014-C19
3	470 Vanderbilt Avenue	$100,000,000	$42,000,000	$142,000,000	JPMBB 2014-C19	KeyBank	Midland	JPMBB 2014-C19
4	Arundel Mills & Marketplace	$90,000,000	$295,000,000	$385,000,000	MSBAM 2014-C15	Wells Fargo	Midland	MSBAM 2014-C15
5	55 Broadway(1)	$70,000,000	$35,000,000	$105,000,000	JPMBB 2014-C19(2)	KeyBank(2)	Midland(2)	JPMBB 2014-C19(2)
6	Gumberg Retail Portfolio(3)	$64,920,276	$56,930,088	$121,850,363	JPMBB 2014-C19	KeyBank	Midland	JPMBB 2014-C19
21	Marriott Anaheim	$30,000,000	$80,000,000	$110,000,000	JPMBB 2014-C18	Midland	LNR	JPMBB 2014-C18
(1)
The Master Servicer and Special Servicer under the Controlling Pooling and Servicing Agreement will initially service the related whole loan. The Companion Loan is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to the securitization of Companion Loan, the controlling holder of the whole loan will be the Directing Certificateholder (prior to a control event) and following the securitization of the Companion Loan, the directing certificateholder with respect to such other securitization (prior to a control event).

(2)	Upon securitization of the pari passu companion loan, the Pooling and Servicing Agreement for such future securtization will be the Controlling Pooling and Servicing Agreement.
(3)	The Gumberg Retail Portfolio Total Mortgage Loan Cut-off Date Balance excludes the Subordinate Companion Loan.

Componentized Mortgage Loan Summary

				Total	Pooled	Total	Pooled	Total	Pooled	Total
		Pooled	Non-Pooled	Mortgage	Component	Mortgage	Component	Mortgage Loan	Component	Mortgage
		Component	Component	Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR	LTV(1)	LTV	Yield(1)	Debt Yield
18	Centreville Square(2)	$38,150,689	$21,703,000	$59,853,689	1.47x	1.47x	57.0%	57.0%	12.4%	12.4%
(1) Calculations include the Non-Pooled Component.
(2) The Class CSQ Certificates, which are backed by the Non-Pooled Component of the Centreville Square mortgage loan, are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

Additional Debt Summary(1)

			Subordinate	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV(2)	LTV(2)	Yield	Debt Yield
2	NSP Multifamily Portfolio	$120,000,000	$19,000,000	$139,000,000	1.39x	1.07x	70.6%	81.7%	9.0%	7.8%
6	Gumberg Retail Portfolio(3)	$64,920,276	$16,493,443	$138,343,806	1.49x	1.21x	69.2%	78.5%	10.4%	9.2%
7-14	IPCC Retail Portfolio Loans(4)	$45,364,242	$8,900,000	$54,264,242	1.72x	1.28x	58.3%	69.7%	10.0%	8.4%
30	FedEx Distribution – Roseville(5)	$18,815,000	$2,325,000	$21,140,000	1.36x	1.08x	70.7%	79.5%	8.7%	7.7%
(1)	In the case of Loan Nos. 2, 7, 8, 9, 10, 11, 12, 13, 14 and 30, subordinate debt represents mezzanine loans and in the case of Loan No. 6, subordinate debt represents a Subordinate Companion Loan.
(2)
In the case of Loan Nos. 2.01 and 6.02, the Trust Cut-off Date LTV and Total Debt Cut-off Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)	In the case of Loan No. 6, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV calculations include the related Pari Passu Companion Loan.
(4)
The IPCC Retail Portfolio Loans consist of Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14, which are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group. The loans have Cut-off Date Balances of approximately $9,440,676, $9,130,000, $8,700,000, $5,378,558, $4,118,884, $3,428,035, $2,608,696 and $2,559,392, respectively. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations are based on the aggregate balance of the cross-collateralized and cross-defaulted mortgage loans and mezzanine loan, as applicable.

(5)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

Mortgaged Properties by Type(1)

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(3)(4)(5)(6)
Retail	Anchored	9	$214,852,418	15.2%	93.5%	1.50x	10.8%	68.7%	50.2%
	Regional Mall	3	134,449,278	9.5	98.4%	2.57x	13.0%	53.0%	50.5%
	Regional Outlet Mall	1	125,000,000	8.9	98.7%	2.64x	11.9%	51.4%	51.4%
	Freestanding	9	80,023,566	5.7	100.0%	1.91x	10.1%	59.2%	57.3%
	Shadow Anchored	3	22,140,405	1.6	86.9%	1.48x	10.6%	68.5%	57.7%
	Unanchored	1	9,500,000	0.7	100.0%	1.36x	9.4%	72.5%	63.0%
	Subtotal	26	$585,965,667	41.6%	96.5%	2.04x	11.4%	60.2%	52.0%

Office	CBD	7	$238,818,938	16.9%	89.9%	1.79x	9.4%	65.8%	65.2%
	Suburban	7	116,608,151	8.3	93.3%	1.58x	11.1%	68.9%	61.0%
	Medical	2	13,100,000	0.9	85.9%	1.46x	10.9%	70.3%	59.6%
	Data Center	1	3,000,000	0.2	100.0%	3.36x	19.4%	51.6%	51.6%
	Subtotal	17	$371,527,089	26.4%	90.9%	1.73x	10.1%	66.8%	63.6%

Multifamily	Garden	31	$177,680,938	12.6%	92.5%	1.44x	9.4%	70.4%	63.6%
	Student	1	24,000,000	1.7	86.3%	1.41x	8.3%	78.2%	78.2%
	Subtotal	32	$201,680,938	14.3%	91.8%	1.43x	9.3%	71.3%	65.3%

Hotel	Full Service	5	$84,088,465	6.0%	71.0%	1.54x	11.2%	61.5%	51.7%
	Limited Service	5	41,969,177	3.0	68.2%	1.56x	11.6%	63.1%	46.5%
	Extended Stay	1	34,000,000	2.4	80.0%	1.61x	10.1%	64.6%	55.6%
	Subtotal	11	$160,057,642	11.4%	72.2%	1.56x	11.1%	62.6%	51.1%

Industrial	Warehouse	3	$30,815,000	2.2%	100.0%	1.38x	9.4%	72.4%	66.2%
	Flex	2	16,900,000	1.2	94.3%	1.57x	11.0%	72.5%	68.9%
	Subtotal	5	$47,715,000	3.4%	98.0%	1.44x	9.9%	72.4%	67.1%

Manufactured Housing	Manufactured Housing	5	$25,967,462	1.8%	64.4%	1.60x	10.2%	72.2%	66.4%

Self Storage	Self Storage	3	$9,789,136	0.7%	87.9%	2.03x	13.4%	51.3%	45.8%

Mixed Use	Industrial/Office	1	$6,868,835	0.5%	86.1%	1.46x	11.2%	68.0%	63.3%

	Total/Weighted Average:	100	$1,409,571,770	100.0%	90.9%	1.79x	10.7%	64.4%	57.6%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(3)
In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable.

(4)	In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2.01, 6.02, 17, 18, 23.05, 26, 27.03, 31 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)	In the case of Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40, which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(3)(4)(5)(6)
California	10	$302,848,118	21.5%	89.9%	1.98x	10.5%	60.4%	55.5%
New York	2	170,000,000	12.1	88.7%	1.65x	8.0%	68.6%	68.6%
Pennsylvania	5	144,650,889	10.3	91.9%	1.43x	9.7%	69.7%	61.3%
Maryland	2	97,591,168	6.9	98.4%	2.72x	12.5%	54.4%	53.4%
Indiana	5	84,820,618	6.0	88.9%	1.73x	11.3%	63.7%	57.6%
Illinois	27	65,138,108	4.6	89.2%	1.60x	10.8%	66.8%	57.3%
Virginia	3	58,710,274	4.2	88.2%	1.55x	12.5%	59.0%	17.2%
Texas	5	58,009,392	4.1	97.8%	1.74x	10.8%	63.8%	61.5%
Michigan	6	56,419,650	4.0	83.0%	1.63x	11.8%	62.4%	53.8%
Nevada	2	43,500,000	3.1	82.3%	1.84x	12.1%	71.6%	67.9%
Kentucky	2	38,455,000	2.7	92.1%	1.39x	9.0%	70.6%	66.1%
Louisiana	1	33,000,000	2.3	100.0%	2.07x	10.1%	60.0%	60.0%
Florida	3	32,784,235	2.3	86.6%	1.63x	11.4%	66.9%	59.0%
New Jersey	3	29,084,421	2.1	84.4%	1.46x	10.6%	68.7%	60.0%
North Carolina	4	26,540,405	1.9	95.6%	2.17x	13.9%	65.7%	60.2%
Georgia	3	25,646,194	1.8	100.0%	1.76x	13.5%	64.3%	59.6%
Utah	1	22,971,274	1.6	92.9%	1.47x	10.2%	73.6%	60.2%
Ohio	2	19,935,458	1.4	97.8%	1.40x	9.6%	72.8%	59.6%
Massachusetts	3	16,624,372	1.2	100.0%	1.63x	10.1%	62.9%	58.4%
Colorado	2	16,368,835	1.2	94.2%	1.40x	10.2%	70.6%	63.1%
Tennessee	3	15,570,000	1.1	98.3%	1.54x	10.2%	72.7%	62.4%
South Carolina	2	12,321,662	0.9	79.3%	1.66x	11.0%	70.7%	58.2%
North Dakota	1	11,481,695	0.8	74.4%	1.32x	18.1%	54.7%	32.2%
Alabama	1	11,100,000	0.8	100.0%	2.07x	10.1%	60.0%	60.0%
Washington, D.C.	1	10,200,000	0.7	100.0%	2.66x	12.8%	56.4%	56.4%
Connecticut	1	5,800,000	0.4	90.1%	1.53x	11.5%	68.2%	56.1%
Total/Weighted Average:	100	$1,409,571,770	100.0%	90.9%	1.79x	10.7%	64.4%	57.6%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(3)
In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable.

(4)	In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2.01, 6.02, 17, 18, 23.05, 26, 27.03, 31 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)	In the case of Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40, which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
$1,495,208	-	$9,999,999	37	$233,070,509	16.5%	4.84182%	105	1.76x	11.8%	62.9%	53.8%
$10,000,000	-	$19,999,999	13	196,190,804	13.9	4.99804%	98	1.60x	11.0%	66.5%	57.7%
$20,000,000	-	$24,999,999	4	91,842,053	6.5	4.99257%	74	1.49x	10.4%	71.4%	65.8%
$25,000,000	-	$49,999,999	9	318,548,128	22.6	4.66339%	110	1.65x	10.7%	65.0%	53.1%
$50,000,000	-	$99,999,999	3	224,920,276	16.0	4.61647%	107	2.01x	10.5%	61.9%	58.3%
$100,000,000	-	$125,000,000	3	345,000,000	24.5	4.43486%	80	1.96x	9.8%	63.4%	61.8%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
4.04000%	-	4.40000%	8	$423,056,525	30.0%	4.27103%	91	2.30x	11.2%	59.4%	58.4%
4.40001%	-	4.60000%	9	119,198,227	8.5	4.51524%	91	2.05x	11.7%	59.4%	57.8%
4.60001%	-	4.80000%	19	400,293,903	28.4	4.74774%	84	1.50x	9.4%	68.3%	63.1%
4.80001%	-	5.00000%	12	225,804,534	16.0	4.92992%	139	1.51x	11.0%	65.5%	46.1%
5.00001%	-	5.20000%	14	159,998,570	11.4	5.09426%	109	1.48x	10.6%	68.6%	57.2%
5.20001%	-	5.40000%	5	45,738,315	3.2	5.29468%	80	1.65x	11.9%	64.1%	56.4%
5.40001%	-	5.60000%	1	24,000,000	1.7	5.41400%	59	1.41x	8.3%	78.2%	78.2%
5.60001%	-	6.57500%	1	11,481,695	0.8	6.57500%	59	1.32x	18.1%	54.7%	32.2%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
59 – 60	19	$493,999,569	35.0%	4.67552%	58	1.62x	10.1%	69.1%	65.8%
84	3	119,029,115	8.4	4.65580%	83	1.66x	10.0%	61.3%	58.3%
115 – 120	46	758,392,397	53.8	4.70415%	118	1.93x	11.0%	62.2%	55.1%
240	1	38,150,689	2.7	4.98000%	239	1.47x	12.4%	57.0%	1.0%
Total / Weighted Average:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
56	-	60	19	$493,999,569	35.0%	4.67552%	58	1.62x	10.1%	69.1%	65.8%
61	-	120	49	877,421,512	62.2	4.69759%	113	1.89x	10.9%	62.1%	55.5%
121	-	239	1	38,150,689	2.7	4.98000%	239	1.47x	12.4%	57.0%	1.0%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%
(1)
In the case of Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable.

(3)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(4)	In the case of Loan No.6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2.01, 6.02, 17, 18, 23.05, 26, 27.03, 31 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Interest Only	13	$513,468,696	36.4%	4.44670%	96	2.21x	10.5%	60.2%	60.1%
120	1	11,481,695	0.8	6.57500%	59	1.32x	18.1%	54.7%	32.2%
240	4	59,099,622	4.2	4.98881%	196	1.51x	12.4%	58.7%	14.5%
300	4	26,282,847	1.9	5.14439%	89	1.85x	14.3%	58.1%	47.6%
336	1	9,486,989	0.7	4.99800%	119	1.31x	11.0%	69.0%	55.0%
360	46	789,751,920	56.0	4.79298%	92	1.54x	10.4%	67.9%	60.0%
Total / Weighted Average:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Interest Only			13	$513,468,696	36.4%	4.44670%	96	2.21x	10.5%	60.2%	60.1%
119	-	239	5	70,581,318	5.0	5.24684%	174	1.48x	13.3%	58.0%	17.3%
240	-	299	4	26,282,847	1.9	5.14439%	89	1.85x	14.3%	58.1%	47.6%
300	-	360	47	799,238,909	56.7	4.79541%	92	1.54x	10.4%	67.9%	60.0%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Interest Only	10	$491,530,000	34.9%	4.44106%	95	2.21x	10.5%	60.3%	60.3%
Balloon	29	424,241,839	30.1	4.95420%	103	1.58x	11.4%	65.8%	54.4%
IO-Balloon	19	370,085,000	26.3	4.72947%	78	1.51x	10.1%	69.9%	64.2%
IO-Balloon-ARD	3	44,078,558	3.1	4.75244%	116	1.43x	8.8%	62.7%	56.0%
Fully Amortizing	1	38,150,689	2.7	4.98000%	239	1.47x	12.4%	57.0%	1.0%
Interest Only-ARD	3	21,938,696	1.6	4.57308%	117	2.16x	11.3%	57.4%	55.1%
Balloon-ARD	4	19,546,988	1.4	4.43341%	77	1.72x	10.0%	58.3%	53.9%
Total / Weighted Average:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)(4)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
1.28x	-	1.35x	7	$118,159,580	8.4%	5.12579%	112	1.33x	10.0%	68.9%	55.7%
1.36x	-	1.45x	12	349,580,098	24.8	4.83461%	76	1.40x	9.1%	70.5%	66.3%
1.46x	-	1.55x	15	203,229,231	14.4	4.92797%	138	1.49x	10.8%	67.2%	46.9%
1.56x	-	1.65x	7	122,670,658	8.7	4.92080%	103	1.60x	10.7%	65.3%	55.9%
1.66x	-	1.80x	13	227,564,088	16.1	4.47089%	68	1.75x	9.9%	67.3%	64.7%
1.81x	-	2.00x	4	47,658,960	3.4	4.77640%	76	1.92x	11.8%	65.8%	59.6%
2.01x	-	2.25x	3	87,040,996	6.2	4.42570%	104	2.09x	12.0%	55.3%	51.9%
2.26x	-	3.36x	8	253,668,159	18.0	4.29814%	115	2.76x	13.0%	51.5%	51.3%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%
(1)
In the case of Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable.

(3)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(4)	In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2.01, 6.02, 17, 18, 23.05, 26, 27.03, 31 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
36.3%	-	54.9%	14	$327,563,762	23.2%	4.42889%	109	2.52x	13.1%	51.4%	48.8%
55.0%	-	59.9%	12	124,969,281	8.9	4.80523%	136	1.69x	11.5%	58.1%	37.3%
60.0%	-	64.9%	7	139,139,915	9.9	4.78279%	113	1.69x	10.1%	62.6%	55.4%
65.0%	-	69.9%	14	375,370,517	26.6	4.75296%	88	1.58x	9.5%	68.7%	63.1%
70.0%	-	74.9%	20	398,128,296	28.2	4.76089%	84	1.48x	9.8%	72.3%	65.0%
75.0%	-	78.2%	2	44,400,000	3.1	5.07124%	59	1.41x	9.3%	76.7%	74.5%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

LTV Ratios as of the Maturity Date(1)(2)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
1.0%	-	44.9%	12	$147,613,384	10.5%	4.88417%	134	1.79x	13.7%	53.7%	30.4%
45.0%	-	49.9%	2	14,050,000	1.0	4.70093%	77	2.31x	13.3%	49.4%	47.1%
50.0%	-	54.9%	14	289,433,721	20.5	4.37129%	114	2.51x	12.1%	53.7%	52.2%
55.0%	-	59.9%	15	267,054,364	18.9	4.90928%	112	1.55x	10.6%	66.7%	56.6%
60.0%	-	64.9%	15	217,872,839	15.5	4.92192%	112	1.58x	10.0%	70.0%	61.5%
65.0%	-	78.2%	11	473,547,462	33.6	4.61590%	62	1.55x	9.1%	70.9%	68.6%
Total / Weighted Average:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Defeasance	47	$1,035,654,791	73.5%	4.69343%	96	1.82x	10.7%	63.7%	58.4%
Yield Maintenance	18	342,048,143	24.3	4.67764%	105	1.64x	10.0%	66.7%	55.1%
None	2	21,868,835	1.6	5.26711%	58	1.80x	12.4%	66.9%	62.8%
Defeasance/Yield Maintenance	2	10,000,000	0.7	4.55200%	119	3.36x	19.4%	51.6%	51.6%
Total / Weighted Average:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Refinance	44	$905,877,432	64.3%	4.72198%	107	1.84x	11.2%	62.2%	53.4%
Acquisition	25	503,694,338	35.7	4.65348%	81	1.69x	9.8%	68.3%	65.2%
Total / Weighted Average:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%
(1)
In the case of Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable.

(3)
In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(4)	In the case of Loan No.6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2.01, 6.02, 17, 18, 23.05, 26, 27.03, 31 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Collateral Characteristics

Previous Securitization History(1)

			Property	Previous
No.	Loan Name	Location	Type	Securitization
1	The Outlets at Orange	Orange, CA	Retail	JPMCC 2008-C2
4	Arundel Mills & Marketplace	Hanover, MD	Retail	MLMT 2008-C1
6	Gumberg Retail Portfolio	Various, Various	Retail	JPMCC 2011-C3
10	IPCC Walgreens Westampton	Westampton, NJ	Retail	BSCMS 2004-PWR6
12	IPCC Walgreens GA	Fayetteville, GA	Retail	MLMT 2004-MKB1
14	IPCC Walgreens TX	Houston, TX	Retail	WBCMT 2005-C22
18	Centreville Square	Centreville, VA	Retail	COMM 2004-LB3A
20	Residence Inn Anaheim	Garden Grove, CA	Hotel	CSMC 2007-C1
21	Marriott Anaheim	Anaheim, CA	Hotel	MSC 2004-IQ8
33	University Office Park I & II	Hamilton, NJ	Office	BACM 2004-3
38	Residence Inn - Norfolk, VA Airport	Norfolk, VA	Hotel	CSFB 2005-C5
40	450 H Street	Washington, DC	Office	JPMCC 2002-CIB4
45	4040 North Central Expressway	Dallas, TX	Office	BACM 2004-2
50	Hampton Inn Roanoke	Roanoke, VA	Hotel	CCMSC 2000-3
51	Columbus Corners	Whiteville, NC	Retail	BACM 2004-3
59	622 Hebron	Glastonbury, CT	Office	CGCMT 2004-C1
60	GSA - Five Points	Atlanta, GA	Office	LBUBS 2000-C3
62	Hampton Creek Apartments	Cookeville, TN	Multifamily	GECMC 2004-C2
63	161 East Evelyn Avenue	Mountain View, CA	Office	BSCMS 2007-PW17
64	Gulf Breeze Shopping Center	Gulf Breeze, FL	Retail	GSMS 2004-GG2
65	Storage Max Self Storage	Rancho Cucamonga, CA	Self Storage	CSFB 2004-C2
66	Harpeth Trace Apartments	Dickson, TN	Multifamily	FNA 2012-M9
67	Silverado Self Storage	Reno, NV	Self Storage	GMACC 2004-C2
69	Lock Up Self Storage	Commerce Township, MI	Self Storage	JPMCC 2004-C2
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Class A-2, Class A-2FL, Class A-2FX(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
2	NSP Multifamily Portfolio	Various, Various	$120,000,000	8.5%	$112,380,302	24.0%	60	59	1.39x	9.0%	70.6%	66.1%
3	470 Vanderbilt Avenue	Brooklyn, NY	100,000,000	7.1	100,000,000	21.3	60	58	1.80x	8.2%	69.8%	69.8%
7	IPCC Shoppes at Page Pointe	Stoughton, MA	9,440,676	0.7	8,663,071	1.8	60	57	1.72x	10.0%	58.3%	53.9%
12	IPCC Walgreens GA	Fayetteville, GA	3,428,035	0.2	3,128,563	0.7	59	57	1.72x	10.0%	58.3%	53.9%
17	The Summit	Reno, NV	40,000,000	2.8	37,992,680	8.1	60	56	1.74x	11.5%	74.7%	70.9%
22	Four Points Centre	Austin, TX	29,000,000	2.1	28,080,861	6.0	60	59	1.41x	9.6%	69.4%	67.2%
23	Four Leaf Properties MHC Portfolio	Various, Various	25,967,462	1.8	23,897,773	5.1	60	59	1.60x	10.2%	72.2%	66.4%
24	1001 Woodward	Detroit, MI	24,470,779	1.7	22,609,151	4.8	60	59	1.67x	12.7%	59.7%	55.1%
25	College Station at West Lafayette	West Lafayette, IN	24,000,000	1.7	24,000,000	5.1	60	59	1.41x	8.3%	78.2%	78.2%
27	EIP 3	Various, Various	20,400,000	1.4	19,087,621	4.1	60	59	1.40x	10.4%	75.0%	70.2%
29	3575 Cahuenga	Los Angeles, CA	19,180,000	1.4	19,180,000	4.1	60	59	1.92x	9.3%	70.0%	70.0%
32	Peachtree Corners	Peachtree Corners, GA	16,500,000	1.2	15,438,709	3.3	60	59	1.37x	10.7%	73.8%	69.1%
34	Bilmar Beach Resort	Treasure Island, FL	15,000,000	1.1	14,128,448	3.0	60	59	1.95x	12.9%	66.4%	62.5%
39	Grand Williston Hotel and Conference Center	Williston, ND	11,481,695	0.8	6,767,256	1.4	60	59	1.32x	18.1%	54.7%	32.2%
45	4040 North Central Expressway	Dallas, TX	9,250,000	0.7	9,250,000	2.0	60	57	2.80x	14.8%	47.4%	47.4%
49	Business Center at Park Ten	Houston, TX	8,500,000	0.6	8,211,936	1.8	60	58	1.73x	11.6%	70.0%	67.6%
55	Chaparral Business Park	Centennial, CO	6,868,835	0.5	6,398,034	1.4	60	56	1.46x	11.2%	68.0%	63.3%
60	GSA - Five Points	Atlanta, GA	5,718,159	0.4	5,075,306	1.1	60	57	2.89x	23.5%	40.3%	35.7%
65	Storage Max Self Storage	Rancho Cucamonga, CA	4,793,928	0.3	4,407,838	0.9	60	59	1.53x	9.9%	61.3%	56.4%
Total / Weighted Average:			$493,999,569	35.0%	$468,697,551	100.0%	60	58	1.62x	10.1%	69.1%	65.8%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-2, Class A-2FL and Class A-2FX Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2, Class A-2FL and Class A-2FX Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the aggregate initial Class A-2, Class A-2FL and Class A-2FX Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

▪	Accrual:
Each Class of Certificates (other than the Class A-2FL, Class CSQ and Class R Certificates) and the Class A-2FL/2FX regular interest will accrue interest on a 30/360 basis. The Class A-2FL and Class CSQ Certificates will accrue interest on an actual/360 basis. The Class R Certificates will not accrue interest.

▪	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class A-2FL, Class A-2FX and Class R Certificates) and the Class A-2FL/2FX regular interest at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates and the Class A-2FL/2FX regular interest, on a pro rata basis, based on the interest entitlement for each such Class or regular interest on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class or regular interest is paid in full.

Payments of interest collected on the Componentized Mortgage Loan will be allocated pro rata between the related Pooled Component and Non-Pooled Component. Interest allocated to the Non-Pooled Component will only be available to make distributions and pay other amounts in respect of the Class CSQ Certificates.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates and the Class A-2FL/2FX regular interest on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate on the Class A-2FL Certificates will equal a per annum rate equal to LIBOR plus a specified spread; provided, however, that under certain circumstances, the Pass-Through Rate applicable to the Class A-2FL Certificates may convert to a fixed rate equal to the applicable Pass-Through Rate on the Class A-2FL/2FX regular interest as described in the Pooling and Servicing Agreement. On each Distribution Date, amounts payable in respect of the Class A-2FL Certificate’s portion of interest distributed in respect of the Class A-2FL/2FX regular interest will be paid to the swap counterparty under the Swap Contract and, in return, the Class A-2FL certificateholders will be entitled to receive from the swap counterparty interest at the Class A-2FL Pass-Through Rate applicable to such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (other than the non‑pooled component of the Centreville Square mortgage loan, and in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates and the Class A-2FL/2FX regular interest, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class CSQ Certificates for any Distribution Date will equal the net mortgage rate of the Componentized Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates. Amounts distributed in respect of the Class A-2FL/2FX regular interest will generally be allocated between the Class A-2FL Certificates and the Class A-2FX Certificates in accordance with their respective percentage interests.

On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

▪	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates (other than the Class A-2FL and Class A-2FX Certificates and the Class A-2FL/2FX regular interest) will be distributed first to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates and Class A-2FL/2FX regular interest, pro rata, based on their respective Certificate Balances, until their respective Certificate Balances are reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates (other than the Class A-2FL and Class A-2FX Certificates and the Class A-2FL/2FX regular interest) will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL/2FX regular interest, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

Principal distributed to the Class A-2FL/2FX regular interest will be distributed in turn to the Class A-2FL and Class A-2FX Certificates, pro rata, according to their respective percentage interests in the Class A-2FL/2FX regular interest.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan and with respect to the Componentized Mortgage Loan, exclusive of the Non-Pooled Component) to such Classes on or prior to such date).

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

Amounts in respect of principal collected on the Componentized Mortgage Loan will be allocated, prior the occurrence and continuance of a Pro Rata Pay Event, first, to pay down the balance of the related Pooled Component until reduced to zero and then to pay down the balance of the Non-Pooled Component until reduced to zero. During the continuance of a Pro Rata Pay Event, principal and all other amounts collected in respect of the Componentized Mortgage Loan will be allocated on a pro rata basis between the related Pooled Component and Non-Pooled Component. Principal allocated to the Non-Pooled Component will only be available to make distributions and pay other amounts in respect of the Class CSQ Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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“Pro Rata Pay Event” means any event of default with respect to an obligation to pay money due under the Componentized Mortgage Loan, any other event of default for which the Componentized Mortgage Loan is actually accelerated or any other event of default which causes the Componentized Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Componentized Mortgage Loan; provided, however, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions on the Componentized Mortgage Loan will be made as if a Pro Rata Pay Event is in existence beginning on the subsequent Distribution Date; provided, further, that the requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Componentized Mortgage Loan. A Pro Rata Pay Event will no longer exist to the extent it has been cured; provided that a Pro Rata Pay Event will be deemed to exist at any time that a Workout Fee is being paid with respect to the Componentized Mortgage Loan.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates) and the Class A-2FL/2FX regular interest), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

▪	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

▪	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans (or with respect to the Componentized Mortgage Loan, the related Pooled Component) will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates) and the Class A-2FL/2FX regular interest, on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

On any Distribution Date, Yield Maintenance Charges allocable in respect of the Class A-2FL/2FX regular interest will be allocated between the Class A-2FL Certificates and Class A-2FX Certificates, pro rata, in accordance with the respective percentage interests; provided, however, that on any Distribution Date, unless a swap conversion event has occurred and is continuing, Yield Maintenance Charges distributable in respect of the Class A-2FL/2FX regular interest and allocable in respect of the Class A-2FL Certificates will be payable to the Swap Counterparty, and on any Distribution Date after the occurrence and during the continuance of a swap conversion event, Yield Maintenance Charges distributable in respect of the Class A-2FL/2FX regular interest and allocable in respect of the Class A-2FL Certificates will be distributable to the holders of the Class A-2FL Certificates.

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates and the Class A-2FL/2FX regular interest have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

Yield Maintenance Charges allocable to the Non-Pooled Component will be distributable to the Class CSQ Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

▪	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan and losses allocated to the Non-Pooled Component of the Componentized Mortgage Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL/2FX regular interest, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Realized losses on each whole loan will be allocated first to the related subordinate companion loan, if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances. Realized Losses on the Componentized Mortgage Loan will be allocated pro rata between the Pooled Component and the Non-Pooled Component.

Any realized losses allocated to the Class A-2FL/2FX regular interest will be allocated between the Class A-2FL and Class A-2FX Certificates, pro rata, in accordance with their respective percentage interests in the Class A-2FL/2FX regular interest.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

▪	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class A-2FL, Class A-2FX and Class R Certificates) and the Class A-2FL/2FX regular interest beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

▪	Exchange of Class A-2FX Certificates:
A holder of Class A-2FL Certificates may request in writing to exchange all or a portion of its Certificate Balance of such certificates for an equal Certificate Balance of the Class A-2FX Certificates, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement.

▪	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL/2FX regular interest) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. With respect to the Componentized Mortgage Loan, the Appraisal Reduction amount will be notionally allocated pro rata to reduce the principal balance of the Class CSQ Certificates and, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan, if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions) and then, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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▪	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

▪	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

▪	Whole Loans:
Six mortgage loans are evidenced by a note and one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, the “Gumberg Retail Portfolio Whole Loan”, the Companion Loans are (i) a related pari passu Companion Loan, and (ii) a related subordinate Companion loan (the “Subordinate Companion Loan”).

In the case of five of these Whole Loans, “The Outlets at Orange Whole Loan”, the “470 Vanderbilt Avenue Whole Loan”, the “Arundel Mills & Marketplace Whole Loan”, the “55 Broadway Whole Loan” and the “Marriott Anaheim Whole Loan”, the related Companion Loan (or Companion Loans) is pari passu with the related mortgage loan (these Companion Loans, collectively with the pari passu Companion Loan related to the Gumberg Retail Portfolio Whole Loan, the “Pari Passu Companion Loans”).

The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan and the Gumberg Retail Portfolio Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2014-C19 transaction. Each of the Arundel Mills & Marketplace Whole Loan and the Marriott Anaheim Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool – The Arundel Mills & Marketplace Whole Loan” and “– The Marriott Anaheim Whole Loan” in the Free Writing Prospectus. The 55 Broadway Whole Loan will be serviced under the pooling and servicing agreement for the JPMBB 2014-C19 transaction until the related Pari Passu Companion Loan is securitized, and at such time, servicing will shift to the pooling and servicing agreement for that transaction.

▪	Componentized Mortgage Loan:
The Componentized Mortgage Loan that is part of the trust will be divided into (1) the Pooled Component and (2) the Non-Pooled Component. With respect to the Componentized Mortgage Loan, amounts allocated to the related Pooled Component will be payable to the Certificates (other than the Class CSQ Certificates) and amounts allocated to the Non-Pooled Component will be payable to the Class CSQ Certificates, in each case, as reduced as a result of the payment of additional trust fund expenses and certain other fees or expenses in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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▪	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds (or, with respect to the Componentized Mortgage Loan, liquidation proceeds allocated to the related Pooled Component) related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class A-2FL, Class A-2FX and Class X Certificates), and the Class A-2FL/2FX regular interest in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class A-2FL, Class A-2FX and Class X Certificates) and the Class A-2FL/2FX regular interest in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

▪	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Companion Loan, as a collective whole taking into account the subordinate or pari passu nature of any Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any (but not any Subordinate Companion Loan), and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or a Subordinate Companion Loan, the mezzanine lenders or Subordinate Companion Loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

With respect to the Arundel Mills & Marketplace mortgage loan, the Marriott Anaheim mortgage loan and, after the securitization of the related Companion Loan, the 55 Broadway mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the mortgage loan in the JPMBB 2014-C19 Trust and the Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then applicable special servicer will be required to follow procedures substantially similar to those set forth above.

▪	Control Eligible Certificates:	Classes E, F and NR.

▪	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative, the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Arundel Mills & Marketplace mortgage loan and the Marriott Anaheim mortgage loan (and the 55 Broadway mortgage loan after securitization of the related Pari Passu Companion Loan as described below), direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the Gumberg Retail Portfolio Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or, after a control event with respect to the related Subordinate Companion Loan as described in the Free Writing Prospectus, subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

With respect to The Outlets at Orange, 470 Vanderbilt Avenue and the Gumberg Retail Portfolio mortgage loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

In addition, prior to the securitization of the 55 Broadway Pari Passu Companion Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the Directing Certificateholder. After the securitization of such Pari Passu Companion Loan, the direction, consent and consultation rights referenced in the prior sentence will be exercised by the directing certificateholder under the securitization of the related Pari Passu Companion Loan, subject to the consultation rights of the Directing Certificateholder pursuant to the related intercreditor agreement. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

▪	Directing Certificateholder:	DoubleLine Capital LP (or an affiliate), is expected to be appointed the initial directing certificateholder.

▪	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

▪	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Gumberg Retail Portfolio Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal period with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of its initial principal balance as of the Closing Date.

▪	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

▪	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

▪	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

▪	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans except with respect to the Gumberg Retail Portfolio Whole Loan unless a control appraisal period with respect to the related Subordinate Companion Loan has occurred and is continuing. The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the Arundel Mills & Marketplace Whole Loan, the Marriott Anaheim Whole Loan and after securitization of the related Pari Passu Companion Loan, the 55 Broadway Whole Loan.

The Senior Trust Advisor will be responsible for:

▪
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

▪
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

▪
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

▪
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action (other than with respect to the Serviced Whole Loans with a Subordinate Companion Loan unless a Control Event has occurred with respect to the Subordinate Companion Loan).

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation) except with respect to the Gumberg Retail Portfolio Whole Loan unless a control appraisal period with respect to the related Subordinate Companion Loan has occurred and is continuing.

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

▪	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

▪	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder; provided, however, that with respect to the Gumberg Retail Portfolio Whole Loan, the holder of the related Subordinate Companion Loan (prior to a control appraisal period with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

▪	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan and the Gumberg Retail Portfolio Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the applicable trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Gumberg Retail Portfolio Whole Loan, prior to a control appraisal period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan will have the right to terminate the Special Servicer with or without cause.

With respect to the Arundel Mills & Marketplace Whole Loan and the Marriott Anaheim Whole Loan, the JPMBB 2014-C19 trust as holder of the related mortgage loan has a similar termination right in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to a Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under the applicable pooling and servicing agreement.

After a securitization of the 55 Broadway Pari Passu Companion Loan (an “Other Securitization”), the directing certificateholder with respect to the related Pari Passu Whole Loan (unless a control event exists under the related Other Securitization) or the applicable certificateholders (after a control event) under the Other Securitization with the requisite percentage of voting rights will have the right, with or without cause, to replace the special servicer then acting with respect to the related Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Certificateholders.

▪	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced mortgage loans and Companion Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced mortgage loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (or serviced Whole Loan) is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or serviced Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Structural Overview

A “Workout Fee” will generally be payable with respect to each corrected Mortgage Loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected Mortgage Loan (including the related Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan (or Whole Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds; provided however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months.

Similar fees to those described above will be payable to the applicable special servicer for the Arundel Mills & Marketplace Whole Loan (and the 55 Broadway Whole Loan after securitization of the related Pari Passu Companion Loan) and the Marriott Anaheim Whole Loan under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

▪	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

amc 30

BUY TICKETS
AT SIMON
GUEST SERVICES
FOREVER 21
THE
OUTLETS
AT ORANGE

S. LEWIS ST
METROPOLITAN DR
Guitar
Center
Dave & Buster's
AMC Theatres
Lucky Strike Lanes
CITY BLVD E
H&M
Sports Authority
Vans Skatepark
Last Call by
Neiman Marcus
Nordstrom Rack
Off Broadway
Shoe Warehouse
JUSTICE CENTER WAY
Saks Fifth Avenue
OFF 5TH
THE OUTLETS AT ORANGE

OLD NAVY

Saks
Fifth
Avenue
OFF
5TH

PLAY ANYTHING INSIDE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

MAP © 2014 CARTIFACT · DATA © BROADMAP
0.5 MILES
ANAHEIM
DISNEYLAND
Anaheim GardenWalk
ANAHEIM CONVENTION CENTER
Marriott Anaheim
Western Medical Center-Anaheim
Honda Center
ARTIC Regional Rail Station (Future)
ANGEL STADIUM OF ANAHEIM
Residence Inn Anaheim
The Outlets at Orange
20 City Boulevard West
Orange, CA 92868
UCI Medical Center
Orange
Chapman University
CHOC Children's Hospital
St Joseph Hospital
Mainplace Mall
Santa Ana
Garden Grove
Garden Grove Hospital
Santa Ana College
Santa Ana Municipal Stadium
The Village at Orange
SANTA ANA FWY
GARDEN GROVE FWY
ORANGE FWY
Los Angeles
Anaheim
Fullerton
Long Beach
Huntington Beach
Newport Beach
Irvine
Laguna Beach
Mission Viejo
Ontario

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

NORDSTROM RACK
OFF BROADWAY SHOES
OFF 5TH
SPORTS AUTHORITY
VANS
LUCKY STRIKE LANES
DAVE AND BUSTER'S D&B
H&M
PUMA
FOREVER 21
OLD NAVY
HOLLISTER
ALDO
LOFT
lastcall BY NEIMAN MARCUS
DKNY
Calvin Klein
Guitar Center
NIKE
PLACE
AMC THEATRES
Anchor
Non Anchor
Vacant
Storage
Not Part of the Collateral
N

FRIDAYS
Carl's Jr.
THE CITY DRIVE SOUTH
County of Orange Manchester Avenue Complex
EL TORRITO
DOUBLETREE
NORDSTROM RACK
OFF BROADWAY SHOES
OFF 5TH
VANS
lastcall BY NEIMAN MARCUS
SPORTS AUTHORITY
LUCKY STRIKE LANES
H&M
AMC THEATRES
City Plaza
City Tower
Parking Structure
LA FITNESS
Bergen Brunswig Building
SOUTH LEWIS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$125,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$125,000,000	Property Type - Subtype:	Retail - Regional Outlet Mall
% of Pool by IPB:	8.9%	Net Rentable Area (SF):	787,697
Loan Purpose:	Refinance	Location:	Orange, CA
Borrowers(2):	Various	Year Built / Renovated:	1998 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy(3):	98.7%
Interest Rate:	4.21700%	Occupancy Date:	3/19/2014
Note Date:	3/26/2014	Number of Tenants:	106
Maturity Date:	4/1/2024	2011 NOI:	$19,152,699
Interest-only Period:	120 months	2012 NOI:	$22,637,318
Original Term:	120 months	2013 NOI:	$24,750,151
Original Amortization:	None	TTM NOI (2/2014)(4):	$24,674,183
Amortization Type:	Interest Only	UW Economic Occupancy:	97.9%
Call Protection(5):	L(25),Def(88),O(7)	UW Revenues:	$34,844,400
Lockbox:	CMA	UW Expenses:	$9,237,940
Additional Debt:	Yes	UW NOI(4):	$25,606,460
Additional Debt Balance:	$90,000,000	UW NCF:	$24,300,185
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$418,000,000 / $531
		Appraisal Date:	3/5/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$273
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	$407,000	Maturity Date LTV:	51.4%
TI/LC:	$0	Springing	$2,205,552	UW NCF DSCR:	2.64x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$215,000,000	100.0%	Payoff Existing Debt	$212,636,284	98.9%
			Closing Costs	1,738,947	0.8
			Return of Equity	624,768	0.3
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%
(1)
The Outlets at Orange is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $215.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $215.0 million The Outlets at Orange Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Occupancy includes two tenants, Asics (2,780 square feet) and Shoe Palace (4,197 square feet), which have executed leases but are not yet in occupancy. The tenants are expected to take occupancy and commence rent payments in May 2014.

(4)
UW NOI is higher than TTM NOI due primarily to contractual rent increases as well as ten new or renewal leases commencing between March 2013 and May 2014 totaling approximately 34,894 square feet and accounting for approximately $1.3 million in annual rent.

(5)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of May 1, 2014. Defeasance of the full $215.0 million The Outlets at Orange Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2018.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

The Loan. The Outlets at Orange loan is secured by a first mortgage lien on a 787,697 square foot regional outlet mall located in Orange, California. The whole loan has an outstanding principal balance of $215.0 million (“The Outlets at Orange Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $90.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 will be the Trustee of the JPMBB 2014-C19 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Outlets at Orange Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Outlets at Orange Whole Loan has a ten-year term and is interest-only for the term of the loan. The previously existing debt was originated by JPMCB and was securitized in the JPMCC 2007-C1 and the JPMCC 2008-C2 transactions. At the time of those previous securitizations, the property was called The Block at Orange. The property was rebranded as The Outlets at Orange in 2011.

The Borrowers. The borrowing entities for The Outlets at Orange Whole Loan are Orange City Mills Limited Partnership, Orange City Mills II Limited Partnership and Orange City Mills III Limited Partnership, each a Delaware limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT, however, The Outlets at Orange was not on the list of assets to be included in the spin-off. The nonrecourse carve-out guaranty to the sponsor is capped at $43.0 million.

The Outlets at Orange is owned by a 50/50 joint venture between affiliates of SPG and KanAm USA. SPG came into ownership of the property through a series of acquisitions. In 2007, a joint venture between SPG and Farallon Capital Management, L.L.C. acquired a 50% ownership stake in The Outlets at Orange through their acquisition of Mills Corp. In 2012, SPG subsequently acquired Farallon’s joint venture stake in 26 properties, one of which was The Outlets at Orange. The remaining 50% is owned by affiliates of KanAm USA, which partnered with Mills Corporation when The Outlets at Orange was developed. KanAm USA is affiliated with The KanAM Group, a Germany based institutional real estate investment group.

The Property. The Outlets at Orange is a 787,697 square foot open-air, regional outlet mall located in Orange, California. The property was constructed in 1998 and is comprised of 16 buildings located on approximately 70.8 acres. When the property was originally constructed it was known as The Block at Orange, but was rebranded as The Outlets at Orange in late 2011. The property features several anchor tenants including a 30-screen AMC Theatres (112,830 square feet), Dave & Buster’s (57,974 square feet), Vans Skate Park (42,355 square feet), LA Fitness (38,000 square feet), Nordstrom Rack (35,002 square feet) and Off 5th Saks Fifth Ave (31,368 square feet). The property also includes several smaller anchors including Last Call Neiman Marcus (29,624 square feet), Sports Authority (29,110 square feet) and Lucky Strike Lanes (25,015 square feet). Additionally, the property also features a range of restaurants and food court tenants including T.G.I. Fridays, Buffalo Wild Wings and Johnny Rockets. The property provides approximately 4,199 parking spaces which are included in the collateral, resulting in a parking ratio of approximately 5.3 spaces per 1,000 square feet of net rentable area.

As of March 19, 2014, the property was approximately 98.7% leased by 106 tenants. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as American Eagle Outfitters, Ann Taylor Factory Store, DKNY, Forever 21, Hollister Co., Old Navy and Victoria’s Secret. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending December 31, 2013 were approximately $251.8 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $405, $433, $497 and $552 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.6%, 15.2%, 13.0% and 12.2%, respectively.

The property is located at the northwest intersection of The City Drive and the Garden Grove Freeway, just south of the Santa Ana Freeway in the City of Orange. The City of Orange is located in central Orange County and is bordered by Anaheim to the northwest, Santa Ana and Tustin to the south and Villa Park to the east. Orange is located approximately 34 miles southeast of Los Angeles. Regional access to the area is provided by Interstate 5, the Garden Grove Freeway, the Costa Mesa Freeway and the Orange Freeway. The property is within five miles of popular area attractions, including Disneyland Resort, Angels Stadium, Honda Center, and the Anaheim Convention Center. According to the appraisal, the trade area within a 10-mile radius contains approximately 2.2 million people, with a median household income of $64,746, as of 2013. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity	Anchor Tenants
Westfield Mainplace	1987 / 2006	1,111,393	$371	92%	2 miles	Nordstrom, Macy’s, JCPenney
The Village at Orange	1971 / 2004	855,911	$320	87%	5 miles	JCPenney, Sears, Walmart, Ross Dress for Less, Trader Joe’s

South Coast Plaza	1967 / 2007	2,700,000	$865	96%	7 miles	Saks Fifth Avenue, Bloomingdale’s, Nordstrom, Barneys, Macy’s Men’s Store, Sears
Bella Terra	2005 / 2008	777,000	NAV	NAV	7 miles	Kohl’s, Burlington Coat Factory, Staples, Costco, REI
The District at Tustin Legacy	2007	1,100,000	NAV	NAV	7 miles	Target, Lowe’s, Costco, DSW, AMC Theatres, Office Depot, Whole Foods
(1)	Per a third party research firm.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
92.2%	98.9%	99.5%	98.7%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)
Current Occupancy is as of March 19, 2014 and includes two tenants, Asics (2,780 square feet) and Shoe Palace (4,197 square feet), which have executed leases but are not yet in occupancy. The tenants are expected to take occupancy and commence paying rent by May 2014.

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$405	$433	$497	$552
Occupancy Costs	15.6%	15.2%	13.0%	12.2%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
AMC Theatres(4)	NA / B / NA	112,830	14.3%	$22.00	$635,233	14.2%	11/30/2018
Dave & Buster’s	B3 / B / NA	57,974	7.4%	$22.63	$244	10.0%	1/31/2018
Vans Skate Park	A3 / A- / A+	42,355	5.4%	$13.31	$97	17.7%	11/18/2018
LA Fitness	NA / NA / NA	38,000	4.8%	$21.37	N/A	N/A	10/21/2019
Nordstrom Rack	Baa1 / A- / BB-	35,002	4.4%	$23.00	N/A	N/A	2/28/2022
Off 5th Saks Fifth Ave	B1 / B+ / NA	31,368	4.0%	$12.00	$459	2.6%	1/31/2019
Last Call Neiman Marcus	NA / NA / NA	29,624	3.8%	$14.00	$313	5.4%	1/31/2020
Sports Authority	NA / NA / NA	29,110	3.7%	$17.00	N/A	N/A	1/31/2023
Lucky Strike Lanes	NA / NA / NA	25,015	3.2%	$21.00	$138	18.3%	10/31/2018
Off Broadway Shoes	NA / NA / NA	22,196	2.8%	$32.90	$192	18.0%	10/31/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for AMC Theatres. Sales per screen is based on a total of 30 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,111	1.3%	NAP	NAP	10,111	1.3%	NAP	NAP
2014 & MTM	4	4,844	0.6	$292,350	1.3%	14,955	1.9%	$292,350	1.3%
2015	12	47,708	6.1	1,688,623	7.7	62,663	8.0%	$1,980,973	9.1%
2016	5	8,861	1.1	401,572	1.8	71,524	9.1%	$2,382,545	10.9%
2017	2	3,078	0.4	139,948	0.6	74,602	9.5%	$2,522,493	11.6%
2018	20	287,792	36.5	7,440,501	34.1	362,394	46.0%	$9,962,995	45.7%
2019	16	135,451	17.2	4,120,393	18.9	497,845	63.2%	$14,083,387	64.6%
2020	5	51,106	6.5	1,123,406	5.2	548,951	69.7%	$15,206,793	69.7%
2021	11	58,198	7.4	1,982,486	9.1	607,149	77.1%	$17,189,279	78.8%
2022	12	85,232	10.8	2,154,037	9.9	692,381	87.9%	$19,343,316	88.7%
2023	11	68,781	8.7	1,666,535	7.6	761,162	96.6%	$21,009,851	96.3%
2024	4	10,762	1.4	412,164	1.9	771,924	98.0%	$21,422,016	98.2%
2025 & Beyond	4	15,773	2.0	386,921	1.8	787,697	100.0%	$21,808,937	100.0%
Total	106	787,697	100.0%	$21,808,937	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$16,969,694	$19,334,624	$20,524,797	$20,585,075	$21,808,937	$27.69	65.2%
Vacant Income	0	0	0	0	718,500	0.91	2.1
Gross Potential Rent	$16,969,694	$19,334,624	$20,524,797	$20,585,075	$22,527,437	$28.60	67.3%
Total Reimbursements	7,071,697	9,298,236	10,541,763	10,472,156	10,932,261	13.88	32.7
Net Rental Income	$24,041,391	$28,632,860	$31,066,560	$31,057,231	$33,459,698	$42.48	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(718,500)	(0.91)	(2.1)
Other Income	2,036,422	1,934,269	2,124,295	2,166,728	2,103,202	2.67	6.3
Effective Gross Income	$26,077,813	$30,567,129	$33,190,855	$33,223,959	$34,844,400	$44.24	104.1%

Total Expenses	$6,925,114	$7,929,811	$8,440,704	$8,549,776	$9,237,940	$11.73	26.5%

Net Operating Income	$19,152,699	$22,637,318	$24,750,151	$24,674,183	$25,606,460	$32.51	73.5%

Total TI/LC, Capex/RR	0	0	0	0	1,306,276	1.66	3.7
Net Cash Flow	$19,152,699	$22,637,318	$24,750,151	$24,674,183	$24,300,185	$30.85	69.7%
(1)	The TTM column represents the trailing twelve months ending February 28, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical primarily due contractual rent increases as well as ten new or renewal leases commencing between March 2013 and May 2014 totaling approximately 34,894 square feet and accounting for approximately $1.3 million in annual rent.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no DSCR Reserve Trigger Period exists and the borrowers do not become delinquent on taxes or fail to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrowers or manager, (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.50x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Period” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.75x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Outlets at Orange

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $16,958 per month ($0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $407,000 ($0.52 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $91,898 per month ($1.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,205,552 ($2.80 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Lockbox Event. During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

Release of Outparcels. The borrowers are permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$120,000,000	Title:	Fee
Cut-off Date Principal Balance:	$120,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	8.5%	Number of Units:	1,382
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsors(2):	Various	Occupancy:	90.9%
Interest Rate:	4.74000%	Occupancy Date:	4/9/2014
Note Date:	4/2/2014	Number of Tenants:	N/A
Maturity Date:	4/7/2019	2011 NOI:	$9,444,998
Interest-only Period:	12 months	2012 NOI:	$10,425,110
Original Term:	60 months	2013 NOI:	$10,957,156
Original Amortization:	360 months	TTM NOI (as of 1/2014):	$10,999,715
Amortization Type:	IO-Balloon	UW Economic Occupancy:	89.9%
Call Protection:	L(25),Def(32),O(3)	UW Revenues:	$16,708,321
Lockbox:	Soft	UW Expenses:	$5,923,346
Additional Debt:	Yes	UW NOI:	$10,784,975
Additional Debt Balance:	$19,000,000	UW NCF:	$10,439,475
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Unit(3):	$170,050,000 / $123,046
		Appraisal Date:	2/21/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$86,831
Taxes:	$509,122	$106,049	N/A	Maturity Date Loan / Unit:	$81,317
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	70.6%
Replacement Reserves:	$2,000,000	$28,812	N/A	Maturity Date LTV(3):	66.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.39x
Other:	$1,634,379	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$120,000,000	86.3%	Payoff Existing Debt	$131,653,156	94.7%
Mezzanine Loan	19,000,000	13.7	Upfront Reserves	4,143,501	3.0
			Closing Costs	2,371,163	1.7
			Return of Equity	832,180	0.6
Total Sources	$139,000,000	100.0%	Total Uses	$139,000,000	100.0%
(1)	For a full description of Borrowers, please refer to “The Borrowers” below.
(2)	For a full description of Sponsors, please refer to “The Sponsors” below.
(3)
The Ventana Hills Apartments Appraised Value reflects the “Hypothetical Market Value As-Is” of $76,350,000, which excludes the cost to restore 20 units at the Ventana Hills Apartments property damaged by fire in March 2013. The “Market Value As-Is,” which includes the cost to restore the 20 units, is $74,700,000 and results in a corresponding Cut-off Date LTV and Maturity Date LTV of 71.3% and 66.7%, respectively. At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 damaged units.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The NSP Multifamily Portfolio loan has an outstanding principal balance of $120.0 million and is secured by a first mortgage lien on a portfolio of four multifamily properties consisting of 1,382 units (the “NSP Multifamily Portfolio Properties”) located in Pennsylvania and Kentucky.  The loan has a five-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are Colts Run Owner LLC, Mt. Zion Owner LLC, Berkley Manor Apartments Operator LLC and Ventana Hills Apartments Operator LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Angelina Djurin, The Angelina Djurin Self Declaration of Trust Dated April 2, 2001, an Illinois Trust, and Ivan Djurin.  Angelina Djurin is owner of North Street Properties, a Chicago, Illinois based real estate investment company founded in 2004 which owns and manages 1,921 multifamily units in Pennsylvania, Kentucky and Illinois.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

The Properties. The NSP Multifamily Portfolio Properties consist of four multifamily properties totaling 1,382 units located in the Pittsburgh, Pennsylvania; Cincinnati, Ohio; and Lexington, Kentucky area markets. The NSP Multifamily Portfolio Properties were built between 1998 and 2002 and two of the properties, Ventana Hills Apartments and Berkley Manor Apartments, were renovated in 2011. As of April 2014, the portfolio was 90.9% leased with an average historical occupancy of approximately 93.1% between 2011 and 2013. The loan sponsor invested approximately $5.8 million ($4,162 per unit) between 2010 and 2013 on capital improvements for the portfolio.

Portfolio Summary
Property	MSA	Year Built	Year Renovated	Units	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Ventana Hills Apartments(1)	Pittsburgh, PA	2002	2011	470	$53,880,000	44.9%	$76,350,000	$4,409,532
Berkley Manor Apartments	Pittsburgh, PA	2002	2011	252	27,665,000	23.1	39,200,000	2,536,608
Woodspring Apartments	Cincinnati, OH-KY-IN	1999	N/A	408	21,875,000	18.2	31,000,000	2,069,237
Colts Run Apartments	Lexington, KY	1998	N/A	252	16,580,000	13.8	23,500,000	1,424,098
Total				1,382	$120,000,000	100.0%	$170,050,000	$10,439,475
(1)
The Ventana Hills Apartments Appraised Value reflects the “Hypothetical Market Value As-Is” of $76,350,000, which excludes the cost to restore 20 units at the Ventana Hills Apartments property damaged by fire. The “Market Value As-Is,” which includes the cost to restore the 20 units, is $74,700,000.  At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 damaged units.

Historical and Current Occupancy(1)
Property	2011	2012	2013	Current(2)
Ventana Hills Apartments(3)	97.7%	95.4%	90.9%	87.7%
Berkley Manor Apartments	97.8%	97.1%	95.4%	94.0%
Woodspring Apartments	81.6%	88.5%	92.9%	90.9%
Colts Run Apartments	95.3%	95.9%	94.5%	93.7%
Weighted Average	92.5%	93.8%	93.0%	90.9%
(1)	Historical occupancies are the average for each respective year.
(2)	Current Occupancy as of April 9, 2014.
(3)	When excluding the 20 fire damaged units not currently online; the current occupancy of the Ventana Hills Apartments property is 91.6%.

Ventana Hills Apartments. Ventana Hills Apartments is a 470-unit, Class A, garden style multifamily property located in Coraopolis, Pennsylvania, approximately 12.5 miles northwest of Pittsburgh, Pennsylvania. Constructed in 2002 and renovated in 2011, the property is located approximately 2.5 miles west of Interstate 79 and approximately 2.1 miles north of US Route 60 which provides access to the Pittsburgh International Airport 7.7 miles west of the property. Ventana Hills Apartments consists of 30 apartment buildings located on approximately 63.6 acres. As of April 9, 2014, the property was 87.7% leased and had an average occupancy of 94.7% between 2011 through 2013. The property features a mix of studio, one, two and three bedroom units with amenities that include garages, storage, pool with a sun deck, fitness center, business center, conference room, clubhouse, playground and grilling area. Individual units include full size washer and dryer, fireplace, patio or balcony, walk in closets and air conditioning.  Since 2010, the loan sponsor has invested approximately $1.9 million ($4,133 per unit) on capital improvements. In March 2013, one of the buildings suffered fire damage resulting in 20 down units. At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of these units.

According to the appraisal, Ventana Hills Apartments is located within the Pittsburgh Apartment market and West submarket which reported vacancy rates of 3.0% and 2.1%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $84,295, compared to $65,337 for the greater Pittsburgh metropolitan statistical area. Within the submarket and between 2009 and 2013, 674 new units were completed while 1,041 new units were absorbed. There are currently 427 units under construction in the submarket. The appraisal identified five competitive properties ranging from 268 to 468 units which were constructed between 1986 and 2001. The competitive set reported a weighted average occupancy of approximately 94.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

Ventana Hills Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit	Average Monthly Rents Per Unit(2)
Studio	4	0.9%	4	100.0%	725	$949	$949
1 Bed / 1 Bath	180	38.3	159	88.3%	776	$1,059	$1,034
2 Bed / 2 Bath	144	30.6	125	86.8%	1,007	$1,310	$1,257
2 Bed / 2 Bath	28	6.0	23	82.1%	1,128	$1,549	$1,505
3 Bed / 2 Bath	50	10.6	46	92.0%	1,194	$1,503	$1,431
3 Bed / 2 Bath	37	7.9	30	81.1%	1,321	$1,554	$1,510
3 Bed / 2 Bath	27	5.7	25	92.6%	1,491	$1,749	$1,715
Total / Wtd. Avg.	470	100.0%	412	87.7%	996	$1,290	$1,247
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Average Monthly Rents Per Unit are based on occupied units only.

Berkley Manor Apartments. Berkley Manor Apartments is a 252-unit, Class A, garden style multifamily property located in Cranberry Township, Pennsylvania, approximately 22 miles northwest of Pittsburgh, Pennsylvania. Constructed in 2002 and renovated in 2011, the property is located approximately 1.3 miles west of Interstate 76 (PA Turnpike). Berkley Manor Apartments consists of 12 apartment buildings located on approximately 23.7 acres. As of April 9, 2014, the property was 94.0% leased and had an average occupancy of 96.7% between 2011 through 2013. The property features a mix of studio, one, two and three bedroom units with amenities that include garages, pool, fitness center, business center, conference room, playground, grilling area, tanning bed, dog park and car wash. Individual units include washer and dryer, fireplace and balcony or patio. Since 2010, the loan sponsor has invested approximately $0.9 million ($3,615 per unit) on capital improvements.

According to the appraisal, Berkley Manor Apartments is located within the Pittsburgh Apartment market and North submarket which reported vacancy rates of 3.0% and 3.3%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $100,420, compared to $65,337 for the greater Pittsburgh metropolitan statistical area. Within the submarket and between 2009 and 2013, 339 new units were completed while 782 new units were absorbed. There are currently 823 units under construction in the submarket. The appraisal identified five competitive properties constructed between 1991 and 2012 that range from 96 to 320 units. The competitive set reported a weighted average occupancy of approximately 94.1%.

Berkley Manor Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit	Average Monthly Rents Per Unit(2)
Studio	2	0.8%	2	100.0%	725	$999	$999
1 Bed / 1 Bath	120	47.6	114	95.0%	776	$1,111	$1,075
2 Bed / 2 Bath	98	38.9	91	92.9%	1,007	$1,370	$1,297
3 Bed / 2 Bath	10	4.0	10	100.0%	1,194	$1,521	$1,500
3 Bed / 2 Bath	22	8.7	20	90.9%	1,321	$1,579	$1,565
Total / Wtd. Avg.	252	100.0%	237	94.0%	930	$1,268	$1,219
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Average Monthly Rents Per Unit are based on occupied units only.

Woodspring Apartments. Woodspring Apartments is a 408-unit, Class A, garden style multifamily property located off Interstate 71/75 in Florence, Kentucky, approximately 15.6 miles southwest of Cincinnati, Ohio. The property was constructed in 1999 and consists of 18 apartment buildings located on approximately 27.6 acres. As of April 9, 2014, the property was 90.9% leased and had an average occupancy of 87.7% between 2011 through 2013. The property features a mix of one and two bedroom units with amenities that include outdoor swimming pool, fitness center, sauna, tennis court, basketball court, car care center, pet park, jogging trail, lake and playground. Individual units include garage, fireplace, balcony and screened patio. Since 2010, the loan sponsor has invested approximately $1.5 million ($3,712 per unit) on capital improvements.

According to the appraisal, Woodspring Apartments is located within the Cincinnati Apartment market and Northern Kentucky submarket which reported vacancy rates of 3.3% and 2.5%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $71,531 compared to $68,427 for the greater Cincinnati metropolitan statistical area. Within the submarket and between 2009 and 2013, 605 new units were completed while 1,078 new units were absorbed. There are currently 65 units under construction in the submarket. The appraisal identified six competitive properties ranging from 108 to 380 units which were constructed between 1987 and 2013. The competitive set reported a weighted average occupancy of approximately 94.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

Woodspring Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit(2)	Average Monthly Rents Per Unit(3)
1 Bed / 1 Bath	168	41.2%	155	92.3%	800	$650-665	$652
2 Bed / 2 Bath	240	58.8	216	90.0%	1,125	$750-770	$748
Total / Wtd. Avg.	408	100.0%	371	90.9%	991	$718	$708
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Weighted average Appraiser’s Market Rent Per Unit is calculated based on the midpoint for unit types with a range of values.
(3)	Average Monthly Rents Per Unit are based on occupied units only.

Colts Run Apartments. Colts Run Apartments is a 252-unit, Class B, garden style multifamily property located in Lexington, Kentucky, approximately six miles southeast of the Lexington central business district. The property is located adjacent to a municipal park and golf course, with convenient access to Hamburg Pavilion, a lifestyle center located one mile northeast of the property at the Interstate 75 and Man O’War Boulevard interchange with approximately one million square feet. The property was constructed in 1998 and consists of 22 apartment buildings located on approximately 13.8 acres. As of April 9, 2014, the property was 93.7% leased and had an average occupancy of 95.2% between 2011 through 2013. The property features a mix of one, two and three bedroom units with amenities that include outdoor swimming pool, fitness center, business center, clubhouse and secured entry gates. Individual units include washer and dryer, fireplace, balcony or patio and attached garage in select units. Since 2010, the loan sponsor has invested approximately $1.4 million ($5,493 per unit) on capital improvements.

According to the appraisal, Colts Run Apartments is located within the Lexington Apartment market and the East Fayette County submarket which reported vacancy rates of 5.7% and 7.4%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $67,766, compared to $59,865 for the greater Lexington metropolitan statistical area. Within the submarket and between 2009 and 2013, no new units were completed while 113 new units were absorbed. No units are currently under construction in the submarket. The appraisal identified six competitive properties ranging from 208 to 552 units, which were constructed between 1998 and 2007. The competitive set reported a weighted average occupancy of approximately 96.2%.

Colts Run Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit(2)	Average Monthly Rents Per Unit(3)
1 Bed / 1 Bath	35	13.9%	35	100.0%	752	$729-789	$733
1 Bed / 1 Bath	32	12.7	31	96.9%	900	$779-829	$791
2 Bed / 2 Bath	96	38.1	83	86.5%	950	$829	$819
2 Bed / 2 Bath	43	17.1	43	100.0%	1,145	$989-1,029	$989
2 Bed / 2 Bath	22	8.7	22	100.0%	1,302	$1,129-1,159	$1,147
3 Bed / 2 Bath	24	9.5	22	91.7%	1,398	$1,229	$1,218
Total / Wtd. Avg.	252	100.0%	236	93.7%	1,023	$912	$901
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Weighted average Appraiser’s Market Rent Per Unit is calculated based on the midpoint for unit types with a range of values.
(3)	Average Monthly Rents Per Unit are based on occupied units only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$15,438,553	$16,101,125	$16,683,888	$16,718,022	$15,336,660	$11,097	90.7%
Vacant Income	0	0	0	0	1,574,381	1,139	9.3
Gross Potential Rent	$15,438,553	$16,101,125	$16,683,888	$16,718,022	$16,911,041	$12,237	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$15,438,553	$16,101,125	$16,683,888	$16,718,022	$16,911,041	$12,237	100.0%
(Vacancy/Credit Loss)	(1,488,046)	(1,386,984)	(1,743,958)	(1,751,232)	(1,944,251)	(1,407)	(11.5)
Other Income(3)	1,745,372	1,848,465	1,714,546	1,741,532	1,741,531	1,260	10.3
Effective Gross Income	$15,695,878	$16,562,606	$16,654,476	$16,708,321	$16,708,321	$12,090	98.8%

Total Expenses	$6,250,882	$6,137,497	$5,697,320	$5,708,607	$5,923,346	$4,286	35.5%

Net Operating Income	$9,444,998	$10,425,110	$10,957,156	$10,999,715	$10,784,975	$7,804	64.5%

Total Capex/RR	0	0	0	0	345,500	250	2.1
Net Cash Flow	$9,444,998	$10,425,110	$10,957,156	$10,999,715	$10,439,475	$7,554	62.5%
(1)	TTM column represents the trailing twelve–month period ending January 31, 2014.
(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes cable, parking, storage, short term lease, utility, lease termination fee and other miscellaneous income.

Property Management. The NSP Multifamily Portfolio Properties are managed by North Street Properties, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,000,000 (approximately $289 per unit annually) for replacement reserves, $1,492,719 for the restoration of 20 damaged units at the Ventana Hills Apartments property, $509,122 for real estate taxes, $104,160 for radon mitigation at the Ventana Hills Apartments property and $37,500 for mold and water remediation at the Woodspring Apartments property.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $106,049.

Insurance Escrows - The requirement of the borrowers to make monthly deposits to the insurance reserve is waived so long as no event of default exists, the borrowers provide satisfactory evidence that the NSP Multifamily Portfolio Properties are insured as part of a blanket policy in accordance with the loan documents, and all insurance premiums have been paid.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $28,812 (approximately $250 per unit annually) for replacement reserves relating to the properties.

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrowers or manager are required to have all collected funds deposited into a lockbox account.  All funds in the lockbox account are swept within one business day of receipt to a cash management account under the control of the lender and disbursed in accordance with the loan documents.  The lender will have a first priority security interest in the cash management account and such account will be under the lender’s sole control and the borrowers will have no rights of withdrawal with respect to such account.  To the extent that (i) the stated maturity date has been reached, (ii) a default or an event of default exists, (iii) any of the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iv) the DSCR of the mortgage loan and the mezzanine loan, if any, as calculated in the loan agreements, and based on the trailing three-month period immediately preceding the date of such determination falls below 1.05x, or if the DSCR falls below 1.15x if the mezzanine loan is not outstanding, all excess cash flow after payment of all amounts as required by the loan documents will be deposited into the cash management account and held as additional collateral for the loan.

Release of Properties. The borrowers may release an individual property from the collateral for the NSP Multifamily Portfolio loan from the date after the lockout period in connection with the sale of the property to a third party provided that, among other things: (i) no event of default has occurred or is continuing; (ii) a release amount equal to the greater of (a) 115% of the applicable allocated loan amount or (b) the lender’s allocation of 80% of the net sale proceeds from the released property is delivered; (iii) after giving effect to the release for the applicable individual property, the DSCR (inclusive of the mezzanine loan, if any) for the remaining NSP Multifamily Portfolio Properties based on the trailing twelve months preceding the release is no less than the greater of (a) 1.07x or (b) the DSCR (inclusive of the mezzanine loan, if any) for all the NSP Multifamily Portfolio Properties immediately preceding the release of the applicable individual property; and (iv) after giving effect to the release for the applicable individual property, the LTV (inclusive of the mezzanine loan, if any) of the remaining NSP Multifamily Portfolio Properties is no greater than the lesser of (a) the LTV (inclusive of the mezzanine loan, if any) immediately preceding the release of the applicable individual property and (b) 81.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

NSP Multifamily Portfolio

Additional Debt. A mezzanine loan of $19.0 million secured by the equity interests in the borrowers is currently held by Carbon Capital V, a fund managed by BlackRock Financial Management, Inc. The mezzanine loan has a coterminous maturity with the NSP Multifamily Portfolio loan, is interest-only and has an interest rate of 11.50000%. Including the mezzanine loan, the loan has a Cut-off Date LTV of 81.7%, a UW NCF DSCR of 1.07x and a UW NOI Debt Yield of 7.8%.

Prior Mortgage Debt. The NSP Multifamily Portfolio Properties were previously encumbered with debt originated by balance sheet lenders. The original balance sheet lender that owned the debt secured by the Ventana Hills Apartments and Berkley Manor Apartments mortgaged properties was Anglo Irish Bank. Anglo Irish Bank sold this debt along with other balance sheet loans to a subsequent investor in a portfolio loan sale. This subsequent investor agreed to a de minimis discounted payment of $50,000 for each of the Ventana Hills Apartments and Berkley Manor Apartments mortgaged properties at discounts of 0.10% and 0.18%, respectively, based on the prior mortgage loans current outstanding principal balances.  The two remaining properties in the portfolio were paid off at par.

The previous owner of the NSP Multifamily Portfolio Properties (entities that were indirectly owned by Ivan Djurin, one of the non-recourse guarantors) filed for bankruptcy protection in connection with defaults under the balance sheet mortgage loans described above, that had been secured by the NSP Multifamily Portfolio Properties. During the bankruptcy settlement proceedings in 2011 and 2012 with the prior balance sheet mortgage lenders, the NSP Multifamily Portfolio Properties were transferred to entities controlled by Angelina Djurin, one of the non-recourse guarantors. See “Description of the Mortgaged Pool - Mortgaged Property Considerations - Litigation, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.1%	Net Rentable Area (SF):	646,834
Loan Purpose:	Acquisition	Location:	Brooklyn, NY
Borrower:	Vanderbilt Associates Owner LP	Year Built / Renovated:	1913 / 2011
Sponsors(2):	Various	Occupancy:	88.4%
Interest Rate:	4.34100%	Occupancy Date:	3/17/2014
Note Date:	2/28/2014	Number of Tenants:	6
Maturity Date:	3/1/2019	2011 NOI(3):	$6,344,175
Interest-only Period:	60 months	2012 NOI(3)(4):	$3,526,123
Original Term:	60 months	2013 NOI(4)(5):	$7,742,597
Original Amortization:	None	UW Economic Occupancy:	87.1%
Amortization Type:	Interest Only	UW Revenues:	$19,232,099
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$7,552,338
Lockbox:	Hard	UW NOI(5):	$11,679,761
Additional Debt:	Yes	UW NCF:	$11,241,183
Additional Debt Balance:	$42,000,000	Appraised Value / Per SF:	$203,400,000 / $314
Additional Debt Type:	Pari Passu	Appraisal Date:	3/7/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$220
Taxes:	$36,619	$12,452	N/A	Maturity Date Loan / SF:	$220
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$8,085	$8,085	$194,050	Maturity Date LTV:	69.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.80x
Other:	$32,730,402	$263,672	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$142,000,000	67.1%	Purchase Price	$194,500,000	91.9%
Preferred Equity	33,750,000	16.0	Upfront Reserves(7)	4,856,005	2.3
Sponsor Equity	35,781,066	16.9	Closing Costs	4,175,061	2.0
			Outstanding Leasing Commissions	4,110,000	1.9
			Ground Lessor Fee	3,890,000	1.8
Total Sources	$211,531,066	100.0%	Total Uses	$211,531,066	100.0%
(1)
470 Vanderbilt Avenue is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $142.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $142.0 million 470 Vanderbilt Avenue Whole Loan.

(2)	For a full description of the sponsors, please refer to “The Sponsors” below.
(3)	The decrease in 2011 NOI to 2012 NOI is a result of the property undergoing a conversion from a telecommunications facility to an office property.
(4)	The increase from 2012 NOI to 2013 NOI is primarily a result of the New York City Human Resources Administration (61.9% of the net rentable area) taking occupancy in November 2012.
(5)
The increase from 2013 NOI to the UW NOI is primarily the result of contractual rental increases for six tenants, the majority of which is attributable to the New York City Human Resources Administration. The New York City Human Resources Administration’s current rent per square foot of $21.48 increases to $30.48 in November 2015, and JPMCB has underwritten the escalated rent. At origination, funds from the 2014 Level 3 lease termination payment were escrowed to cover the difference between contract rent and underwritten rent through December 2014. The reserve is required to be replenished in January 2015 with funds from the next Level 3 lease termination payment as described in the “Level 3 Reserve Fund” below. The remaining five tenants have contractual rent increases occurring on or before April 2015.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	Upfront Reserves do not include the $27.9 million HRA reserve. Please refer to “HRA Tenant Improvement Financing” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

The Loan. The 470 Vanderbilt Avenue loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 10-story, 646,834 square foot office building located in Brooklyn, New York. The whole loan has an outstanding principal balance of $142.0 million (the “470 Vanderbilt Avenue Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $100.0 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $42.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of the Note A-1 will be the Trustee of the JPMBB 2014-C19 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 470 Vanderbilt Avenue Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a five-year term and is interest only for the term of the loan.

The Borrower. The borrowing entity for the 470 Vanderbilt Avenue Whole Loan is Vanderbilt Associates Owner LP, a Delaware limited partnership and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP.  RXR Realty LLC (“RXR”) is a vertically integrated private real estate company with expertise in investment management, property management, development, design, construction, leasing and financing.  RXR’s core growth strategy is focused on New York City and the surrounding tri-state area markets. RXR has interests in approximately $6.5 billion of assets, comprised of 108 operating properties containing approximately 20 million square feet. The sponsors acquired the property from a joint venture between affiliates of Starwood Capital Partners and GFI Development for approximately $194.5 million.

The Property. 470 Vanderbilt Avenue is a 646,834 square foot, Class A office building located in Brooklyn, New York. The 10-story building was constructed in 1913 as an industrial and manufacturing building and in 2001 was converted into a telecommunications facility. In 2011, the property underwent an approximately $74.0 million ($114 per square foot) renovation to convert the property from a telecommunications facility to Class A office and included modernized lobbies, new elevators, new mechanical, electrical, plumbing and life safety systems. The renovation also created separate entrances for the four largest tenants at the property.

As of March 2014, the property was 88.4% leased by six tenants. Of the total net rentable area, approximately 71.5% is leased to investment grade rated tenants rated Aa2 / AA / AA by Moody’s, S&P and Fitch, respectively. In connection with the recent re-development, the property was configured largely around the largest tenant, the New York City Human Resources Administration (“HRA”), which leases 61.9% of the net rentable area through January 2033. The HRA took occupancy in 2012 and consolidated approximately 1,880 employees from three separate office properties in Manhattan and Brooklyn to this location. Approximately $43.5 million has been spent on tenant improvements in connection with the HRA space, which consisted of $26.5 million from the previous owner and $17.0 million by the HRA. The HRA provides temporary help to more than 3.0 million New Yorkers with social service and economic needs to assist them in reaching self-sufficiency. The second largest tenant, the New York City Housing Authority (“NYCHA”), leases 9.6% of the net rentable area through March 2030. The NYCHA provides public housing for low and moderate-income residents throughout the five boroughs of New York City. The third largest tenant, The League School, leases 6.1% of the net rentable area through March 2037. The League School, along with the fourth largest tenant at the property, Carl Fenichel Community Services, Inc., work in tandem to provide critical services to New York City’s neediest families and at-risk children, teens and adults. In addition to the office space, the property also has approximately 21,289 square feet of vacant ground floor retail which has not yet been built out or marketed for lease. The retail space is located directly across from Atlantic Yards and is positioned for either a big box user or several smaller shop tenants.

The property is located at the intersection of Vanderbilt Avenue and Atlantic Avenue directly across from the new Atlantic Yards site at the confluence of the Fort Greene, Clinton Hill and Prospect Heights neighborhoods. The Atlantic Yards project and recently completed Barclays Center are helping to revitalize the area surrounding the property. The Atlantic Yards project has an estimated cost of approximately $4.9 billion and includes the recently completed Barclays Center, an 18,000 seat sports and entertainment arena which opened in September 2012. Additionally, approximately 6,430 residential units, 628,000 square feet of office space, 256,000 square feet of retail space and a 180-key hotel are planned for development. The property is only five blocks from the Barclays Center and Atlantic Terminal, a half-mile from the Brooklyn Academy of Music and the Downtown Brooklyn Cultural District and less than a mile from Grand Army Plaza and Prospect Park. The property is also within walking distance of major subway lines (A, B, C, D, F, G, N, R, 2, 3, 4 and 5) along with the Long Island Railroad.  According to the appraisal, the property is located within the Brooklyn submarket of the New York Outer Boroughs Office market. As of the fourth quarter of 2013, the Class A Brooklyn submarket contains approximately 10.4 million square feet of office space and reported a vacancy rate of 6.3% with asking rents of $31.11 per square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

Historical and Current Occupancy(1)

2011(2)	2012	2013	Current(3)(4)
11.6%	88.4%	88.4%	88.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	In 2011, the property was being converted from a telecommunications facility to office.
(3)	Current Occupancy is as of March 17, 2014.
(4)	Current Occupancy includes 5,444 square feet of data center space that is leased to multiple tenants over various lease terms.

Tenant Summary(1)(2)

Tenant	Ratings Moody’s/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Human Resources Administration(4)(5)	Aa2 / AA / AA	400,300	61.9%	$30.48	1/31/2033
New York City Housing Authority	Aa2 / AA / AA	62,400	9.6%	$30.30	3/31/2030
The League School	NA / NA / NA	39,740	6.1%	$25.26	3/14/2037
Carl Fenichel Community Services, Inc.	NA / NA / NA	37,408	5.8%	$29.50	1/30/2037
Aereo(6)	NA / NA / NA	19,360	3.0%	$35.51	2/15/2017
Switchnet, Corp.	NA / NA / NA	7,100	1.1%	$37.14	12/31/2020
(1)	Based on the underwritten rent roll.
(2)
The Tenant Summary excludes 5,444 square feet of data center space that is leased to multiple tenants over various lease terms. Current data tenants include Clear Wireless, Fibertower Corporation, KeySpan Communications and Verizon.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)
The New York City Human Resources Administration’s current Base Rent PSF is $21.48 and is scheduled to increase to $30.48 per square foot in November 2015. At origination of the loan, funds were escrowed to cover the rental payment difference between the current rate of $21.48 and the underwritten rent per square foot of $30.48. The reserve will be replenished in January 2015 with funds from the next Level 3 lease termination payment as described in “Level 3 Reserve Fund” below.

(5)
The New York City Human Resource Administration has the right to contract its space on the third and fourth floors and a portion of the lobby in January 2023 with nine months notice and payment of a contraction fee. In addition, the New York City Human Resources Administration’s has the right to terminate its lease in January 2028 with 18 months notice and payment of a termination fee.

(6)
Aereo is involved in a lawsuit with Walt Disney Co’s ABC network, CBS Broadcasting Inc, Comcast Corp’s NBCUniversal and Twenty-First Century Fox Inc. (collectively, the “Networks”). The Networks brought suit claiming that Aereo steals copyrighted TV content and have appealed a decision by the 2nd U.S. Circuit Court of Appeals in April that denied their request to shut Aereo down while litigation proceeds.  Aereo’s business is to charge users a fee to watch live or recorded broadcasts of over the air TV though computers or mobile devices. The appeal will be heard by the Supreme Court on or about April 22, 2014.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	75,082	11.6%	NAP	NAP	75,082	11.6%	NAP	NAP
2014 & MTM(2)	0	5,444	0.8	$0	0.0%	80,526	12.4%	$0	0.0%
2015	0	0	0.0	0	0.0	80,526	12.4%	$0	0.0%
2016	0	0	0.0	0	0.0	80,526	12.4%	$0	0.0%
2017	1	19,360	3.0	687,543	4.0	99,886	15.4%	$687,543	4.0%
2018	0	0	0.0	0	0.0	99,886	15.4%	$687,543	4.0%
2019	0	0	0.0	0	0.0	99,886	15.4%	$687,543	4.0%
2020	1	7,100	1.1	263,694	1.5	106,986	16.5%	$951,237	5.5%
2021	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2022	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2023	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2024	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2025 & Beyond	4	539,848	83.5	16,198,379	94.5	646,834	100.0%	$17,149,616	100.0%
Total	6	646,834	100.0%	$17,149,616	100.0%
(1)	Based on the underwritten rent roll.
(2)	The Net Rentable Area Expiring in 2014 includes 5,444 square feet of data center space that is leased to multiple tenants on various lease terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)(4)(5)	$5,880,695	$4,273,641	$12,873,699	$17,149,616	$26.51	77.8%
Vacant Income	0	0	0	2,532,611	3.92	11.5
Gross Potential Rent	$5,880,695	$4,273,641	$12,873,699	$19,682,227	$30.43	89.3%
Total Reimbursements	889,108	687,151	1,018,432	1,364,191	2.11	6.2
Other Rental(5)	1,761,224	896,199	848,269	996,562	1.54	4.5
Net Rental Income(6)	$8,531,027	$5,856,992	$14,740,400	$22,042,980	$34.08	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,836,380)	(4.39)	(12.9)
Other Income	70,591	45,872	40,260	25,500	0.04	0.1
Effective Gross Income	$8,601,618	$5,902,864	$14,780,660	$19,232,099	$29.73	87.2%

Total Expenses	$2,257,443	$2,376,741	$7,038,063	$7,552,338	$11.68	39.3%

Net Operating Income	$6,344,175	$3,526,123	$7,742,597	$11,679,761	$18.06	60.7%

Total TI/LC, Capex/RR	0	0	0	438,578	0.68	2.3
Net Cash Flow	$6,344,175	$3,526,123	$7,742,597	$11,241,183	$17.38	58.5%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The increase in Rents in Place from 2012 to 2013 is a result of the HRA (61.9% of the net rentable area) taking occupancy in November 2012.
(3)	2012 and 2013 Rents in Place exclude Level 3 lease termination payments of approximately $5.1 million and $5.2 million, respectively.
(4)
Underwritten Rents in Place are higher than 2013 due to contractual rental increases for six tenants, the majority of which is attributable to the New York City Human Resources Administration’s. The New York City Human Resources Administration’s current rent per square foot of $21.48 increases to $30.48 in November 2015. Approximately $3.6 million of the increase in Underwritten Rents in Place is attributable to the higher underwritten New York City Human Resources Administration’s rent of $30.48. At origination, funds were escrowed to cover the difference between actual rent and underwritten rent. The reserve will be replenished in January 2015 with funds from the next Level 3 lease termination payment as described under “Level 3 Reserve Fund” below. The remaining five tenants have contractual rent increases occurring on or before April 2015.

(5)
Other Rental income includes income from data center tenants and antenna income. Approximately 5,444 square feet of the building is dedicated as a “meet-me-room” for data center tenants to connect to other tenants as well as receive service from non-tenant telecom providers.

(6)	The decrease in Net Rental Income from 2011 to 2012 is a result of the property undergoing a conversion from a telecommunications facility to an office property.

Property Management. The property is managed by RXR Property Management LLC, an affiliate of the borrowers.

Ground Lease. 470 Vanderbilt Avenue is encumbered by a ground lease. The ground lease commenced in February 2000 and expires in February 2077, which is a term of 77 years. The current ground lease payment is $3,164,063 and increases every five years. The underwritten ground lease payment of $3,505,438 reflects the increased annual ground lease payment that will occur in January 2015.

Tax Abatement. The property currently benefits from two Industrial and Commercial Incentive Program property tax exemptions. Under this program, increases in assessed value resulting from a commercial property renovation are phased in over a period of 25 years. For years 1-16 after completion, 100% of the projected assessed value less the assessed value prior to construction is exempt. The exemption declines by 10% every year thereafter. The first exemption began in 2001 after the property was converted from an industrial and manufacturing building to a telecommunications facility and is set to expire in 2026 and the second exemption began in 2010 after the property was converted from a telecommunications facility to an office building and is set to expire in 2035. The underwritten real estate taxes reflect the average real estate tax expense over the loan term.

HRA Tenant Improvement Financing. As part of the redevelopment of the building from a telecommunications building to office, the previous property owner in conjunction with the HRA obtained an approximately $47.3 million loan from the Manufacturers and Traders Trust Company to provide tenant improvement financing for the HRA space (the “TI Loan”). In addition to base rent, the HRA lease provides for a dedicated rent stream (the “TI Rent”) created to service the TI Loan.  The TI Rent is in an amount equal to the debt service on the TI Loan and will fully amortize the TI Loan by September 2018. An indirect subsidiary of the mortgage borrower is the borrower under the TI Loan. Base rent is paid to the mortgage borrower and the TI Rent is paid to the subsidiary through a rental escrow agreement with a third-party bank. The TI lender has an assignment of the TI Rent but has no security interest in the base rent under the HRA lease. The mortgage lender and TI lender entered into an intercreditor agreement at the closing of the mortgage loan that provides that among other things (i) the TI Loan is not secured by a lien on the property or any other collateral securing the mortgage loan, (ii) the mortgage loan is not secured by a lien on the TI Rent and (iii) the mortgage lender cannot modify the mortgage loan to encumber the TI Rent or modify the section of the HRA lease which provides for the TI Rent payments. A condition of the TI Loan required any unused TI Loan proceeds to be transferred to the mortgage lender to be used as an offset against base rent due under the HRA lease. The mortgage loan documents provide that the mortgage lender will release sums into the cash management account that match the HRA base rent amounts that are due under the HRA lease. At origination, approximately $27.9 million of unused TI Loan proceeds were transferred to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

470 Vanderbilt Avenue

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $27.9 million for the HRA reserve, $4.5 million for the Level 3 reserve, $263,672 for ground lease payments, $66,836 for outstanding tenant improvement and leasing commissions, $36,619 for real estate taxes, $25,875 for immediate repairs and $8,085 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $12,452.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,085 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $194,050 ($0.30 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as the DSCR (as calculated in the loan documents) based on the prior calendar quarter is not less than 1.25x. In the event the DSCR (as calculated in the loan documents) falls below 1.25x, the borrower is required to deposit $26,951 (approximately $0.50 per square foot annually) on a monthly basis into the TI/LC escrow.

Ground Lease Reserve - On a monthly basis through November 1, 2014, the borrower is required to escrow $263,672 for ground lease payments. The monthly escrow will increase to $292,120 beginning on December 1, 2014 through the end of the loan term.

Level 3 Reserve Fund - A portion of the space currently leased to the HRA was previously leased to Williams Communications LLC through December 2018. Williams Communications LLC was acquired by Level 3 Communications, LLC (“Level 3”) in 2005. After the acquisition, Level 3 was not utilizing the space and in 2011, Level 3 executed a lease amendment with the prior owner of 470 Vanderbilt Avenue, in which Level 3 agreed to accelerate the expiration date of its lease and agreed to pay five payments in lieu of rent on January 1 of each year starting in 2012 for an aggregate amount of approximately $22.4 million. As part of the agreement, Level 3 posted a $2.2 million letter of credit that may be drawn upon by the borrower if, among other things, Level 3 fails to make an annual installment payment. In addition to the letter of credit, the previous owner established an escrow account with First American Title Insurance Company for the full balance of the remaining Level 3 payments due on January 1, 2015 and January 1, 2016.

At origination, the borrower deposited into escrow approximately $4.5 million which represents the remaining 2014 Level 3 lease termination fee payments. On January 1, 2015 and January 1, 2016, the borrower is required to deposit an additional amount of approximately $5.4 million and $1.4 million, respectively, of Level 3 lease termination fees that are required to be paid by Level 3 on those respective dates. In the event that Level 3 fails to make the required termination payments, the borrower is required to demand the remaining amounts in accordance with the terms of the escrow agreement put in place by the seller of the property at the closing of the acquisition and to draw down on the Level 3 letter of credit.

On a monthly basis, funds in the Level 3 reserve will be released into the cash management account in an amount equal to $445,492 from April 1, 2014 through January 1, 2015, $450,511 from February 1, 2015 to January 1, 2016 and $459,880 from February 1, 2016 to April 1, 2016.

HRA Reserve - At origination approximately $27.9 million of unused TI Loan proceeds that will be used to cover future HRA rent payments were transferred to the mortgage lender. On each payment date, the lender is required to make disbursements in the amount of the base rent required under the HRA lease for the related property. Such disbursements are required to be made from the HRA reserve into the cash management account and disbursed in accordance with the loan agreement.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) for any calendar quarter falls below 1.20x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Preferred Equity. A preferred equity investment totaling $33.75 million was provided at origination by a third party investor. The preferred equity holder is entitled to a preferred return of 8.0% for the first two years of the loan term and 10.25%, thereafter. Distributions for the preferred return may only be made by the borrower to the extent there is sufficient cash flow after payment of debt service, required reserves and operating expenses. The preferred equity holder has the right to replace the management of the borrower upon certain specified events (including the failure to pay the preferred return to the extent required by the operating agreement). Prior to exercising rights to replace the management of the borrowers, the preferred equity holder is required to deliver to the lender a replacement guaranty and environmental indemnity in accordance with the terms of the mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

XD

COACH
ANDREW MARC

GAP
AMERICAN EAGLE OUTFITTERS

Bass Pro Shops

Live!
CASINO
LITTLE
RIVER BAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

Arundel Mills & Marketplace
7600 Arundel Mills Boulevard and
7000 Arundel Mills Circle
Hanover, MD 21076
Baltimore
Woodlawn
Catonsville
Ellicott City
Elkridge
Halethorpe
Baltimore Highlands
Pumphrey
Linthicum
Ferndale
BALTIMORE-WASHINGTON INT'L THURGOOD MARSHALL AIRPORT
Savage-Guilford
Jessup
Severn
South Gate
Fort Meade
BALTIMORE OUTER BELTWAY
BALTIMORE WASHINGTON PKWY
PATUXENT FWY
Patapsco Valley State Park
Timbers at Troy Golf Course
Fort Meade Golf Course
University of Maryland Baltimore County
The Community College of Baltimore County
Baltimore National Cemetery
Cathedral Cemetery
MARC PENN
MARC CAMDEN
1 MILE
Randallstown
Columbia
Brookeville
Gaithersburg
Rockville
Laurel
Potomac
Silver Spring
Bowie
Washington, D.C.
Alexandria
BALTIMORE WASHINGTON INT'L

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

MARYLAND
Live!
CASINO
Burlington
TJ maxx
PLACE
H&M
MODELL'S
BAM!
CINEMARK
FOREVER 21
OFF BROADWAY
Medieval Times
DINNER & TOURNAMENT
BEST BUY
OLD NAVY
BED BATH & BEYOND
Bass Pro Shops
OFF 5TH
lastcall
D&B
N

JARED
The Galleria Of Jewelry
Wendy's
Chick-fil-A
ARUNDEL MILLS BOULEVARD
BAY VANGUARD
MATTRESS WAREHOUSE
MILLS DRIVE
EXXON
hhgregg
Michaels
PETSMART
STAPLES
FRIDAYS
CLARK ROAD
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	1,655,776
Loan Purpose:	Refinance	Location:	Hanover, MD
Borrowers:	Arundel Mills Limited Partnership	Year Built / Renovated:	2000 / N/A
	and Arundel Mills Marketplace	Occupancy:	98.6%
	Limited Partnership	Occupancy Date:	11/30/2013
Sponsor:	Simon Property Group, L.P.	Number of Tenants:	170
Interest Rate:	4.28800%	2010 NOI:	$35,020,520
Note Date:	1/23/2014	2011 NOI:	$35,485,572
Maturity Date:	2/6/2024	2012 NOI:	$41,854,810
Interest-only Period:	120 months	TTM NOI (as of 11/2013)(2):	$46,557,073
Original Term:	120 months	UW Economic Occupancy:	97.5%
Original Amortization:	None	UW Revenues:	$65,894,657
Amortization Type:	Interest Only	UW Expenses:	$16,428,304
Call Protection(3):	L(27),Def(86),O(7)	UW NOI(2):	$49,466,352
Lockbox:	CMA	UW NCF:	$47,588,507
Additional Debt:	Yes	Appraised Value / Per SF:	$730,000,000 / $441
Additional Debt Balance:	$295,000,000	Appraisal Date:	12/17/2013
Additional Debt Type:	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$233
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$233
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	Springing	$609,600	Maturity Date LTV:	52.7%
TI/LC:	$0	Springing	$4,719,600	UW NCF DSCR:	2.84x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$385,000,000	100.0%	Payoff Existing Debt	$381,880,287	99.2%
			Return of Equity	1,666,537	0.4
			Closing Costs	1,453,176	0.4
Total Sources	$385,000,000	100.0%	Total Uses	$385,000,000	100.0%

(1)
Arundel Mills & Marketplace is part of a loan evidenced by six pari passu notes with an aggregate original principal balance of $385.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $385.0 million Arundel Mills & Marketplace Whole Loan.

(2)	UW NOI is higher than TTM NOI primarily due to 23 leases signed or renewed in 2013 and 2014 along with increases in overage rent as well as contractual rent steps taken through February 2015.
(3)
The lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2014. Defeasance of the full $385.0 million Arundel Mills & Marketplace Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 6, 2017.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

The Loan. The Arundel Mills & Marketplace loan is secured by first mortgage liens on Arundel Mills, a 1,554,241 square foot super regional mall and Arundel Marketplace, a 101,535 square foot adjacent one-story anchored shopping center, both located in Hanover, Maryland. The whole loan was co-originated by Barclays Bank PLC and Bank of America, N.A. and has an outstanding principal balance of $385.0 million (the “Arundel Mills & Marketplace Whole Loan”) comprised of six pari passu notes, Note A-1-1 through Note A-3-2. Note A-3-1 and Note A-3-2 have an outstanding principal balance as of the Cut-off Date of $90.0 million and are being contributed to the JPMBB 2014-C19 Trust. The controlling holder of Note A-1-1 and Note A-1-2 will be the trustee of the MSBAM 2014-C15 Trust (or, prior to the occurrence and continuance of a control event under the MSBAM 2014-C15 pooling and servicing agreement, the directing certificateholder for that securitization) and will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Arundel Mills & Marketplace Whole Loan; however, the holders of the other pari passu notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. Note A-2-1 and Note A-2-2, with an outstanding principal balance as of the Cut-off Date of $145.0 million, are expected to be contributed to future securitized trusts. The Arundel Mills & Marketplace Whole Loan has a 10-year term and is interest-only for the entire term of the whole loan. The previously existing debt was securitized in the BSCMS 2004-PWR3, BACM 2007-4, BACM 2007-5, BACM 2008-1 and MLMT 2008-C1 transactions.

The Borrowers. The borrowing entities for the loan are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership and a special purpose entity. Equity ownership in the Arundel Mills & Marketplace borrowing entities is indirectly held by KanAm, LLC (41%) and Simon Property Group, L.P. (59%), a subsidiary of Simon Property Group, Inc. (“SPG”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of SPG. SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT, however, the Arundel Mills & Marketplace property was not on the list of assets to be included in the spin off. The nonrecourse guaranty to the loan sponsor is capped at $77.0 million on the Arundel Mills & Marketplace Whole Loan.

The Property.  The Arundel Mills & Marketplace property consists of Arundel Mills, a 1,554,241 square foot super regional mall and Arundel Marketplace, an adjacent one-story anchored shopping center containing 101,535 square feet, each located in Hanover, Maryland. The property was built in 2000 on a 249.4-acre parcel within the southeast quadrant of the intersection of State Route 295 and State Route 100, approximately two miles southwest of the Baltimore-Washington Thurgood Marshall International Airport (“BWI Airport”) and two miles north of the Fort George G. Meade Military Reservation (“Fort Meade”). The property is anchored by Bass Pro Shops Outdoor (127,672 square feet), Cinemark Theatres (24 screens), Burlington Coat Factory (81,282 square feet), Medieval Times (66,244 square feet) and Dave & Buster’s (63,631 square feet). The Maryland Live! Casino (260,749 square feet) is adjacent to the property and on a 99-year collateral ground lease, which commenced in 2012 and expires on June 6, 2111. As of year-end 2013, Bass Pro Shops Outdoor, Cinemark Theatres, Burlington Coat Factory, Medieval Times and Dave & Buster’s generated sales of approximately $50.9 million ($399 per square foot), $19.9 million ($830,142 per screen), $20.2 million ($248 per square foot), $10.7 million ($161 per square foot) and $16.1 million ($254 per square foot), respectively. As of year-end 2013, Maryland Live! Casino reported revenue of approximately $616.1 million. According to the appraisal, the anchors at the property are primarily targeted toward the middle-income consumer, which complements the demographic profile of the immediate trade area. Additionally, there are 9,681 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 5.85 spaces per 1,000 square feet of net rentable area.

As of November 30, 2013, the super regional mall was approximately 98.6% occupied by 170 tenants. In-line tenants at the property include Nike Factory Store, Express, Banana Republic Factory Store, Victoria’s Secret, American Eagle Outfitters, Coach, Guess? Factory Store, Tommy Hilfiger, J. Crew, Michael Kors and DKNY. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $338, $394, $417 and $468 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 14.2%, 13.1%, 12.6% and 12.4%, respectively. As of year-end 2013, total sales for all reporting tenants, excluding Maryland! Live Casino, were approximately $439.5 million.

The property is located in Hanover, Anne Arundel County, Maryland, approximately 10 miles southwest of downtown Baltimore City and 20 miles northeast of downtown Washington, D.C., within the Baltimore metropolitan statistical area (“MSA”) and the Baltimore-Washington Corridor, approximately two miles southwest of the BWI Airport and two miles north of Fort Meade. Fort Meade is a 13,000-acre Army post and home to the National Security Agency (“NSA”). Fort Meade has the fourth largest workforce of Army installations in the United States and is one of the largest joint service centers in the U.S. According to the appraisal, the property is the main focal point for retail development in the area and was the catalyst for a variety of ancillary retail developments. The property has a primary trade area consisting of a fifteen-mile radius that contains 1,699,258 people with an average household income of $87,493 as of year-end 2013. The property has a secondary trade area consisting of a thirty-mile radius that contains 5,203,468 people with an average household income of $102,795 as of year-end 2013. The appraisal concluded average market rents of $36.96 per square foot for in-line spaces less than 7,500 square feet, which is in line with the property’s average in place lease rent of $37.59 per square foot and above the property’s recent leasing rents of $34.26 per square foot. For spaces greater than 7,500 square feet, the appraisal concluded average market rents of $32.00 per square foot, which is in line with the property’s average in place lease rent of $31.45 per square foot and below the property’s recent leasing rents of $33.69 per square foot. According to the appraisal, the property’s primary competition consists of five properties that are detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Est. Sales (PSF)	Proximity	Anchor Tenants
Marley Station	1987 / 1996	1,069,497	85%	$340	7.0 miles	JCPenney, Macy’s, Sears
The Mall in Columbia	1971 / 2003	1,402,675	98%	$680	8.0 miles	JCPenney, LL Bean, Lord & Taylor, Macy’s, Nordstrom
Westfield Annapolis	1980 / 2007	1,462,363	98%	$540	15.0 miles	JCPenney, Macy’s, Sears, Lord & Taylor, Nordstrom
Towson Town Center	1958 / 2007	1,063,549	92%	$495	18.0 miles	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack
Westfield Montgomery	1968 / 2001	1,275,111	94%	$600	24.0 miles	Macy’s, Macy’s Home, Nordstrom, Sears
Total / Weighted Average		6,273,195	94%	$542

(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013(2)
Occupancy	99.5%	99.6%	99.9%	98.6%
In-line Sales PSF(3)	$338	$394	$417	$468
Occupancy Costs(3)	14.2%	13.1%	12.6%	12.4%
(1)	Historical Occupancies, In-line Sales and Occupancy Costs are as of December 31 of each respective year
(2)	2013 occupancy is as of November 30, 2013.
(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants occupying less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Maryland Live! Casino (ground lease)(4)(5)(6)	NA / NA / NA	260,749	15.7%	$7.82	N/A	N/A	6/6/2111
Bass Pro Shops Outdoor	NA / NA / NA	127,672	7.7%	$7.86	$399	2.2%	10/31/2016
Cinemark Theatres	B2 / BB- / NA	107,190	6.5%	$32.00	$830,142	18.6%	12/31/2020
Burlington Coat Factory	NA / B / NA	81,282	4.9%	$5.50	$248	3.1%	1/31/2016
Medieval Times	NA / NA / NA	66,244	4.0%	$5.58	$161	5.0%	8/31/2023
Dave & Buster’s	B3 / B / NA	63,631	3.8%	$23.50	$254	11.5%	11/16/2015
Best Buy	Baa2 / BB / BB-	46,143	2.8%	$22.92	N/A	N/A	1/31/2017
T.J. Maxx	A3 / A+ / NA	34,043	2.1%	$9.35	$267	4.2%	1/31/2015
H.H. Gregg	NA / NA / NA	33,165	2.0%	$9.50	N/A	N/A	4/30/2020
Bed Bath & Beyond	NA / BBB+ / NA	32,116	1.9%	$10.62	$304	4.2%	1/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs are provided by the borrowers and are as of December 31, 2013. Cinemark Theatres’ Sales PSF are per screen, based on 24 screens.
(4)	The Maryland Live! Casino ground lease provides for a rental rate of $7.82 per square foot and overage rent equivalent to 1.0% of revenues less $1.5 million.
(5)	Maryland Live! Casino reported revenue of approximately $616.1 million as of December 31, 2013.
(6)
Maryland Live! Casino may terminate its lease by providing notice of at least 365 days (and no more than two years) prior to each of the following respective dates: (i) the last day of the month that is the 15-year anniversary of the rent commencement date (June 30, 2027) and (ii) each successive ten-year anniversary of June 30, 2027.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,473	1.4%	NAP	NAP	23,473	1.4%	NAP	NAP
2014 & MTM	10	28,431	1.7	$1,102,646	3.0%	51,904	3.1%	$1,102,646	3.0%
2015	25	235,158	14.2	5,299,697	14.6	287,062	17.3%	$6,402,343	17.7%
2016	22	324,496	19.6	4,823,707	13.3	611,558	36.9%	$11,226,051	31.0%
2017	16	125,493	7.6	4,065,818	11.2	737,051	44.5%	$15,291,869	42.2%
2018	20	132,946	8.0	3,052,128	8.4	869,997	52.5%	$18,343,997	50.7%
2019	11	39,471	2.4	1,398,406	3.9	909,468	54.9%	$19,742,403	54.5%
2020	14	205,003	12.4	6,099,671	16.8	1,114,471	67.3%	$25,842,074	71.4%
2021	10	28,081	1.7	1,003,132	2.8	1,142,552	69.0%	$26,845,207	74.1%
2022	13	52,069	3.1	1,966,340	5.4	1,194,621	72.1%	$28,811,547	79.6%
2023	16	146,568	8.9	2,985,092	8.2	1,341,189	81.0%	$31,796,639	87.8%
2024	10	53,837	3.3	2,253,784	6.2	1,395,026	84.3%	$34,050,422	94.0%
2025 & Beyond	3	260,750	15.7	2,160,200	6.0	1,655,776	100.0%	$36,210,622	100.0%
Total	170	1,655,776	100.0%	$36,210,622	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,453,947	$30,129,925	$32,362,075	$34,220,932	$36,210,622	$21.87	57.5%
Vacant Income	0	0	0	0	1,535,796	0.93	2.4
Percentage Rent	746,314	687,427	2,543,445	4,927,096	5,572,832	3.37	8.9
Gross Potential Rent	$30,200,261	$30,817,352	$34,905,520	$39,148,028	$43,319,250	$26.16	68.8%
Total Reimbursements	17,145,314	16,789,258	19,013,771	20,083,373	19,640,774	11.86	31.2
Net Rental Income	$47,345,575	$47,606,610	$53,919,291	$59,231,401	$62,960,024	$38.02	100.0%
(Vacancy/Credit Loss)	(16,237)	307,648	108,032	134,880	(1,602,448)	(0.97)	(2.5)
Other Income(3)	4,713,214	4,836,257	4,445,734	4,537,080	4,537,080	2.74	7.2
Effective Gross Income	$52,042,552	$52,750,515	$58,473,057	$63,903,361	$65,894,657	$39.80	104.7%

Total Expenses	$17,022,032	$17,264,943	$16,618,247	$17,346,288	$16,428,304	$9.92	24.9%

Net Operating Income(4)	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$49,466,352	$29.88	75.1%
Total TI/LC, Capex/RR	0	0	0	0	1,877,845	1.13	2.8
Net Cash Flow	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$47,588,507	$28.74	72.2%

(1)	The TTM column represents the trailing twelve months ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is primarily attributable to temporary tenant income.
(4)
Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to 23 leases signed or renewed in 2013 and 2014 along with increases in percentage rent as well as contractual rent steps taken through February 2015.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no Reserve Event exists.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no Reserve Event exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - Following a Reserve Event, the borrowers are required to deposit $25,400 per month (approximately $0.18 per square foot annually) for replacement reserves. The reserve is subject to a cap of $609,600 (approximately $0.37 per square foot).

TI/LC Reserves - Following a Reserve Event, the borrowers are required to deposit $131,100 per month (approximately $0.95 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $4,719,600 (approximately $2.85 per square foot).

A “Reserve Event” means the debt service coverage ratio based on the immediately preceding four calendar quarters is less than 1.60x for two consecutive calendar quarters.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. Within 30 days of origination, the borrowers were required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Period” means, the period (i) commencing on the date on which the debt service ratio coverage ratio for the immediately preceding four calendar quarters is less than 1.40x for two consecutive calendar quarters and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters, or (ii) during the continuance of an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Arundel Mills & Marketplace

Release of Property.  Provided no event of default has occurred and is continuing, the borrowers are permitted to obtain a release of the lien of the mortgage as to the parcel identified as the “Marketplace Property” through partial defeasance or prepayment with a yield maintenance premium, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to the following: (A) a lender determination that the debt yield, as calculated in the loan documents, with respect to the Arundel Mills & Marketplace Whole Loan after giving effect to the release of the Marketplace Property is not less than 11.99%; (B) conveyance of the Marketplace Property to a person other than the borrowers; (C) in the case of a release through partial defeasance, such release (w) may only occur after the date that is the earlier of (i) two years from the securitization closing date with respect to the last pari passu note to be included in a securitization and (ii) August 6, 2017, (x) requires confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of any related securities, (y) requires delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (z) requires providing defeasance collateral in an amount equal to $9,975,000 (the “Marketplace Partial Defeasance Principal Amount”); (D) in the case of a release through a prepayment with a yield maintenance premium, payment of (1) $9,975,000 (the “Marketplace Prepayment Release Amount”), plus (2) a prepayment premium equal to yield maintenance calculated based on the Marketplace Prepayment Release Amount, plus (3) any accrued interest; and (E) if immediately following any release of the Marketplace Property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Whole Loan to the value of the remaining property is greater than 125%, then the borrowers will be required to pay down the Arundel Mills & Marketplace Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded.

In addition, in the event that Anne Arundel Foundation tenant exercises the option to purchase the portion of the property demised under its lease (the “Anne Arundel Foundation Release Parcel”), the Anne Arundel Foundation Release Parcel may be released from the lien of the mortgage upon satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to: (A) delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (B) payment to lender of (I) the net sales proceeds from such sale, plus (2) a prepayment premium equal to yield maintenance calculated based on the amount of such net sales proceeds (together with the amounts payable, if applicable, pursuant to (4) and (5) below), plus (3) if such prepayment is made on a date other than a scheduled payment date, a sum equal to the amount of interest which would have accrued on the portion of the Arundel Mills & Marketplace Whole Loan prepaid if such prepayment occurred on the next scheduled payment date, plus (4) if immediately following the release of such portion of the property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Whole Loan to the value of the remaining property is greater than 125%, the borrowers will be required to pay down the Arundel Mills & Marketplace Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded, plus (5) the positive difference, if any, of $1,238,700 (the “Anne Arundel Foundation Release Price”) minus the net sales proceeds paid pursuant to the foregoing.

Finally, the borrowers may obtain a release of the lien of the mortgage with respect to certain immaterial or non-income producing portions of the property including, without limitation, (i) portions of such property’s “ring road”, for dedication or public use or to owners of outparcels and department store pads, pads for office buildings, hotels or other properties and (ii) to dedicate such portions of the property or to grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, that (A) no event of default has occurred and is continuing, (B) such release does not cause a related securitization trust to fail to qualify as a REMIC and (C) if immediately following the release of the Marketplace Property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Whole Loan to the value of the remaining property is greater than 125%, then the borrowers will be required to pay down the Arundel Mills & Marketplace Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	347,023
Loan Purpose:	Acquisition	Location:	New York, NY
Borrowers:	55 Broadway Associates, LLC and EAR 55	Year Built / Renovated:	1981 / 1987
	Broadway, LLC	Occupancy(2):	89.1%
Sponsors(3):	Various	Occupancy Date:	4/1/2014
Interest Rate:	4.78650%	Number of Tenants:	43
Note Date:	4/1/2014	2011 NOI:	$8,671,396
Maturity Date:	4/1/2021	2012 NOI:	$8,560,405
Interest-only Period:	84 months	2013 NOI(4):	$6,783,835
Original Term:	84 months	UW Economic Occupancy:	88.9%
Original Amortization:	None	UW Revenues:	$15,630,793
Amortization Type:	Interest Only	UW Expenses:	$7,582,421
Call Protection(5):	L(25),Def(56),O(3)	UW NOI(4):	$8,048,372
Lockbox:	Hard	UW NCF:	$7,285,447
Additional Debt:	Yes	Appraised Value / Per SF:	$157,000,000 / $452
Additional Debt Balance:	$35,000,000	Appraisal Date:	4/1/2014
Additional Debt Type:	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$303
Taxes:	$1,077,943	$215,589	N/A	Maturity Date Loan / SF:	$303
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$5,784	$5,784	N/A	Maturity Date LTV:	66.9%
TI/LC:	$57,837	$57,837	$1,388,092	UW NCF DSCR:	1.43x
Other:	$2,964,242	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$105,000,000	63.4%	Purchase Price	$157,339,776	94.9%
Sponsor Equity	60,726,527	36.6	Closing Costs	4,280,945	2.6
			Upfront Reserves	4,105,806	2.5
Total Sources	$165,726,527	100.0%	Total Uses	$165,726,527	100.0%
(1)
55 Broadway is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $105.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $105.0 million 55 Broadway Whole Loan.

(2)
Occupancy includes Knight Capital Group. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease. Excluding the Knight Capital Group dark space, the Occupancy is 84.6%.

(3)	For a full description of the sponsors, please refer to “The Sponsors” below.
(4)	UW NOI is higher than 2013 NOI primarily due to seven recently executed leases with start dates in 2014, totaling 38,860 square feet which account for approximately $1.5 million of underwritten rent.
(5)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 1, 2014. Defeasance of the full $105.0 million 55 Broadway Whole Loan is permitted after the date that is the earlier of the third anniversary of the first payment date or two years after securitization of the last pari passu note to be securitized.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

The Loan. The 55 Broadway loan is secured by a first mortgage lien on a 32-story, 347,023 square foot office building located on the southwest corner of Broadway and Exchange Alley in New York, New York. The loan has an outstanding principal balance of $105.0 million (the “55 Broadway Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $70.0 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $35.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of Note A-1, the trustee of the JPMBB 2014-C19 Trust, as holder of Note A-2, will be the controlling holder of the 55 Broadway Whole Loan and the trustee of the JPMBB 2014-C19 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan. Following the securitization of Note A-1, the trustee with respect to such other securitization, as holder of Note A-1, will be the controlling holder of the 55 Broadway Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related 55 Broadway Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 55 Broadway Whole Loan has a seven-year term and will be interest-only for the entire term of the loan.

The Borrowers. The borrowing entities for the 55 Broadway loan are 55 Broadway Associates, LLC and EAR 55 Broadway, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC, HGGP Capital VIII, LLC, and HGGP Capital IX, LLC. The loan’s sponsors are affiliated with Harbor Group International, LLC (“Harbor Group”), a global real estate investment firm focusing on national and international real estate investment opportunities. Harbor Group currently owns more than 10.5 million square feet of commercial properties and 24,500 apartment units with an estimated value of approximately $3.8 billion. The sponsor acquired the property for approximately $157.3 million from affiliates of Broad Street Development and contributed $60.7 million of fresh equity.

The Property. 55 Broadway is a Class A office building located on the southwest corner of Broadway and Exchange Alley in downtown Manhattan. The property was constructed in 1981, renovated in 1987 and has undergone various renovations between 2007 and 2013. The 32-story property totals 347,023 square feet and consists of primarily office space with a small retail and storage component. 55 Broadway has floor plates ranging from approximately 11,000 square feet to 17,000 square feet which allows the borrowers to market the property to full-floor boutique users such as technology, advertising and publishing firms, which generally have smaller square footage requirements. According to CoStar, there are only 19 Class A office properties in the Downtown market with floor plates less than 20,000 square feet. These properties report a weighted average occupancy of approximately 94.0%.

As of April 1, 2014, the property was 89.1% leased by 43 tenants. The largest tenant at the property, Bank of Communications, leases 6.8% of the net rentable area through December 2019 and has been a tenant at the property since 1994. Bank of Communications was founded in 1908 and is among the largest commercial banks in China. Bank of Communications offers clients commercial banking, securities, trust, financial leasing, fund management, insurance and offshore financial services. The bank has a network of over 2,600 branches covering more than 80 major cities. The bank is currently traded on both the Hong Kong Stock Exchange and the Shanghai Stock Exchange. The second largest tenant, Knight Capital Group, leases 6.0% of the net rentable area through October 2015. In 2013, Knight Capital Group was merged with GETCO Holding Company, LLC (“GETCO”) to create KCG Holdings, Inc. The parent company of Knight Capital Group, KCG Holdings, Inc., trades on the NYSE (KCG) and has a current market capitalization of approximately $1.4 billion. KCG Holdings, Inc. is an independent securities firm which provides a range of services designed to address trading needs across asset classes, product types and time zones. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group continues to remain in compliance with its obligations under the lease. The third largest tenant, Hugh Wood, leases 4.0% of the net rentable area through December 2018. Hugh Wood was founded in 1982 and is a provider of insurance and risk management services.

The property has the potential to add an additional 11,000 square feet of ground floor retail space, a portion of which would have frontage along Broadway. The previous owner obtained approvals from the city to eliminate an exterior pedestrian plaza which will allow the sponsor to enclose the space in order to create new street level retail space. According to the appraisal, the estimated market rent for retail space with frontage along Broadway is $100 per square foot. The borrowers believe the proposed retail space will benefit from the newly emerging Fulton Street retail corridor, which is approximately four blocks north and has recently attracted retailer tenants such as Michael Kors, Hermes, Salvatore Ferragamo, Zara, Gap and Urban Outfitters. The borrowers are currently working to identify the right tenant for the space and do not have a definitive date as to when the retail space will be developed. In the event the borrowers begin construction of the new retail space, they will be required to escrow all expected construction costs. The loan agreement also gives the borrowers the option to convert the entire property to a commercial condominium and to release the retail portion to a third party developer, subject to the conditions described in “Release of Retail Component” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

The property was recently re-measured by the seller based on a 27.0% loss factor, which is consistent with market standards. The re-measured total net rentable area is approximately 358,637 square feet, resulting in an additional 11,699 square feet of rentable area. As leases expire, the new or renewal tenants will be paying rent based on their re-measured area, which is standard in the market. Please note that the Underwritten NOI and NCF do not account for the potential future income associated with the re-measured space or the potential retail space.

The property is located on the southwest corner of Broadway and Exchange Alley in the Financial West office submarket of downtown Manhattan. 55 Broadway is approximately one block west of the New York Stock Exchange and four blocks south of the World Trade Center development site and the Fulton Street retail corridor. The property is also within a few blocks of several subway lines including the 1, 2, 3, 4, 5, J and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops and additional retail development. In addition to the residential development, downtown’s office space continues to be priced lower than the Midtown market where asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

According to the appraisal, the Downtown, Class A office market consists of 48 buildings totaling approximately 49.8 million square feet with an overall vacancy rate of 13.8% and average rents of $51.69 as of the fourth quarter of 2013. The Class A, Financial West submarket consists of two properties, one of which is 55 Broadway, and reported a vacancy rate of 10.9% as of the fourth quarter of 2013. The Financial West office market is the smallest submarket in downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial districts. The appraisal identified eight directly competitive properties built between 1915 and 2000 and ranging in size from approximately 91,000 to 1,916,700 square feet. The comparable properties reported occupancies ranging from 45.6% to 100.0% with a weighted average of 86.4%. Asking rents for the comparable properties range from $33.00 to $57.00 per square foot. The appraisal also identified 10 comparable leases within the competitive set with adjusted rental rates ranging from $38.50 to $49.91 with an average of $42.10 per square foot. According to the appraisal approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55 to $70 per square foot and caters to a different tenant profile than 55 Broadway which has smaller floor plates and asking rents in the low $40 per square foot range.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	Current(2)(3)
92.3%	98.6%	96.4%	91.7%	88.0%	89.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2014.
(3)
Current Occupancy includes Knight Capital Group. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease. Excluding the Knight Capital Group dark space, the Occupancy is 84.6%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Bank of Communications	A3 / A- / A	23,434	6.8%	$62.36	12/31/2019
Knight Capital Group(3)	NA / NA / NA	20,964	6.0%	$27.50	10/31/2015
Hugh Wood	NA / NA / NA	13,779	4.0%	$54.01	12/31/2018
Syscom (USA), Inc	NA / NA / NA	12,704	3.7%	$36.90	5/31/2016
ProPublica	NA / NA / NA	10,790	3.1%	$71.05	3/31/2015
Fog Creek	NA / NA / NA	10,790	3.1%	$70.00	9/30/2018
City of NY DCAS(4)	Aa2 / AA / AA	10,790	3.1%	$60.90	10/31/2018
Roosevelt & Cross, inc	NA / NA / NA	10,591	3.1%	$32.15	2/28/2020
Bank of Nagara Indonesia	NA / NA / NA	10,514	3.0%	$35.00	4/30/2024
Discover Ready	NA / NA / NA	10,370	3.0%	$41.35	6/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease.

(4)	The City of NY DCAS has the right to terminate its lease on or after November 10, 2018, with 90 days notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	37,979	10.9%	NAP	NAP	37,979	10.9%	NAP	NAP
2014 & MTM	2	10,847	3.1	$421,320	3.1%	48,826	14.1%	$421,320	3.1%
2015	6	52,030	15.0	2,134,611	15.7	100,856	29.1%	$2,555,931	18.8%
2016	4	31,395	9.0	1,200,250	8.8	132,251	38.1%	$3,756,182	27.7%
2017	2	13,776	4.0	642,660	4.7	146,027	42.1%	$4,398,841	32.4%
2018	12	82,239	23.7	4,169,915	30.7	228,266	65.8%	$8,568,756	63.1%
2019	7	54,575	15.7	2,691,720	19.8	282,841	81.5%	$11,260,476	83.0%
2020	4	33,662	9.7	1,210,746	8.9	316,503	91.2%	$12,471,222	91.9%
2021	3	13,419	3.9	495,161	3.6	329,922	95.1%	$12,966,383	95.5%
2022	0	0	0.0	0	0.0	329,922	95.1%	$12,966,383	95.5%
2023	0	0	0.0	0	0.0	329,922	95.1%	$12,966,383	95.5%
2024	2	15,898	4.6	604,886	4.5	345,820	99.7%	$13,571,269	100.0%
2025 & Beyond	1	1,203	0.3	0	0.0	347,023	100.0%	$13,571,269	100.0%
Total	43	347,023	100.0%	$13,571,269	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,831,891	$13,817,164	$12,703,291	$13,571,269	$39.11	77.2%
Vacant Income	0	0	0	1,686,807	4.86	9.6
Gross Potential Rent	$13,831,891	$13,817,164	$12,703,291	$15,258,076	$43.97	86.8%
Total Reimbursements	1,936,095	2,117,251	2,094,344	2,315,507	6.67	13.2
Net Rental Income	$15,767,987	$15,934,415	$14,797,635	$17,573,584	$50.64	100.0%
(Vacancy/Credit Loss)	(147,046)	(203,827)	(313,044)	(1,942,790)	(5.60)	(11.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$15,620,940	$15,730,588	$14,484,591	$15,630,793	$45.04	88.9%

Total Expenses	$6,949,544	$7,170,183	$7,700,756	$7,582,421	$21.85	48.5%

Net Operating Income	$8,671,396	$8,560,405	$6,783,835	$8,048,372	$23.19	51.5%

Total TI/LC, Capex/RR	0	0	0	762,925	2.20	4.9
Net Cash Flow	$8,671,396	$8,560,405	$6,783,835	$7,285,447	$20.99	46.6%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are higher than 2013 primarily due to seven recently executed leases with start dates in 2014, totaling 38,860 square feet which account for approximately $1.5 million of underwritten rent.

Property Management. The property is managed by Harbor Group Management Co., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $1.4 million for elevator modernization, $1.1 million for real estate taxes, $928,367 for outstanding free rent associated with nine tenants, $605,876 for outstanding tenant improvements and leasing commissions associated with two tenants, $57,837 for TI/LC reserves, $12,500 for deferred maintenance and $5,784 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $215,589.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing, and the borrowers provide satisfactory evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $5,784 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to deposit $57,837 (approximately $2.00 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of approximately $1.4 million (approximately $4.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

55 Broadway

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers are required to send tenant direction letters to all tenants instructing them to deposit all rents payable into the lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the immediately preceding trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrowers or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payments of debt service, operating expenses and required reserves is required to be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Retail Component. In the event that the borrowers develop the retail space and consummate a condominium conversion as contemplated by the loan documents, the borrowers may release the individual retail units from the collateral for the loan after the expiration of the lockout period provided that, among other conditions (i) no event of default exists; (ii) the borrowers pay the related release price, which will be determined by the lender during the conversion process in accordance with the loan documents and based upon an updated appraisal, together with the yield maintenance premium if applicable and (iii) the DSCR as calculated in the loan documents for the remaining property after giving effect to such release is equal to or greater than the greater of (a) 1.10x and (b) the DSCR as calculated in the loan documents of all of the property (including the unit being released) as of the date immediately prior to the date of the release or the date that borrowers provided notice to lender of the proposed release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Gumberg Retail Portfolio

BATH & BODY WORKS
AVENUE

PETCO

GIANT EAGLE

Eat'n Park

WAL★MART

Elder-Beerman

Famous Footwear
Panera
BREAD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Gumberg Retail Portfolio

PITTSBURGH INT'L AIRPORT
Bellevue
Sharpsburg
Blawnox
Millvale
McKees Rocks
Allegheny Cemetery
The Mall at Robinson
Pittsburgh
Ingram
Thornburg
Crafton
Rosslyn Farms
Wilkinsburg
Churchill
Community Col of Allegheny-Boyce
Murrysville
North Fayette
Swissvale
Rankin
Turtle Creek
Monroeville
Green Tree
Mt Oliver
Homestead
Braddock
Pitcairn
Carnegie
Oakdale
Heidelberg
Dormont
Wall
Trafford
Brentwood
North Versailles
Duquesne
McDonald
Castle Shannon
Whitehall
West Mifflin
Dravosburg
Bridgeville
ALLEGHENY COUNTY AIRPORT
South Hills Village
Baldwin
McKeesport
White Oak
North Irwin
Manor
Irwin
Penn
Port Vue
Bethel Park
Pleasant Hills
Glassport
Versailles
Adamsburg
Clairton
Lincoln

DEFIANCE MEMORIAL AIRPORT
STEVER RD
CHRISTY RD
N CLINTON ST
MILL ST
Defiance Regional Medical Center
Defiance College
DOMERSVILLE RD
Kettering Country Club
E RIVER DR
Mercy Hospital of Defiance
E 2ND ST
Defiance
BALTIMORE ST
Riverside Cemetery
S CLINTON ST
JEFFERSON AVE
OTTAWA AVE
AYERSVILLE AVE

Coldwater
Adrian
Dundee
Newport
Monroe
MICHIGAN
Sturgis
Sylvania
Lake Erie
Angola
Toledo
Perrysburg
Waterville
Bryan
Napoleon
Bowling Green
Auburn
Defiance
Fort Wayne
OHIO
Fostoria
FWA
Ottawa
Findlay
Van Wert
Decatur
Lima
INDIANA
Celina
Wapakoneta
St Marys
Portland
Bellefontaine
CARTIFACT

GUMBERG RETAIL PORTFOLIO

	PROPERTY	ADDRESS	CITY, STATE	ZIP
1	Waterworks	932 Freeport Road	Pittsburgh, PA	15238
2	Northtowne Mall	1500 North Clinton Street	Defiance, OH	43512
3	North Huntingdon Square	8931 Route 30	Irwin, PA	15642

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Gumberg Retail Portfolio

Waterworks

T.J.maxx
PETCO
Walmart
ROSS
Dollar Bank
GIANT EAGLE
PNC

Northtowne Mall

Elder-Beerman
sears
Marshalls
BIG LOTS
PET SUPPLIES PLUS
Walmart
Supercenter

North Huntingdon Square

TARGET
GIANT EAGLE
KOHL'S
Panera

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Gumberg Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$64,920,276	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	1,151,792
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Ira J. Gumberg	Occupancy(3):	97.5%
Interest Rate:	4.88850%	Occupancy Date:	2/3/2014
Note Date:	4/1/2014	Number of Tenants:	96
Maturity Date:	4/1/2024	2011 NOI:	$12,922,483
Interest-only Period:	None	2012 NOI:	$12,799,075
Original Term:	120 months	2013 NOI:	$13,054,106
Original Amortization:	360 months	UW Economic Occupancy:	94.1%
Amortization Type:	Balloon	UW Revenues:	$17,985,277
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$5,323,594
Lockbox:	Hard	UW NOI:	$12,661,683
Additional Debt:	Yes	UW NCF:	$11,583,063
Additional Debt Balance:	$56,930,088 / $16,493,443	Appraised Value / Per SF(4):	$176,200,000 / $153
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	February 2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$527,665	$148,762	N/A	Cut-off Date Loan / SF:	$106	$120
Insurance:	$86,696	$14,120	N/A	Maturity Date Loan / SF:	$87	$100
Replacement Reserves:	$0	$17,971	N/A	Cut-off Date LTV(4):	69.2%	78.5%
TI/LC:	$0	$83,333	$5,000,000	Maturity Date LTV(4):	56.7%	65.6%
Other:	$3,014,665	$41,196	N/A	UW NCF DSCR:	1.49x	1.21x
				UW NOI Debt Yield:	10.4%	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$122,000,000	88.1%	Payoff Existing Debt(6)	$121,743,491	87.9%
B-Note	16,500,000	11.9	Return of Equity	10,696,568	7.7
			Upfront Reserves	3,629,026	2.6
			Closing Costs	2,430,915	1.8
Total Sources	$138,500,000	100.0%	Total Uses	$138,500,000	100.0%
(1)
The Gumberg Retail Portfolio is part of a loan evidenced by two pari passu senior notes (“A-Note”) and a subordinate B-Note, with an aggregate original principal balance of $138.5 million. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $122.0 million senior portion of the Gumberg Retail Portfolio Whole Loan, but not the $16.5 million subordinate B-Note.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Occupancy includes Marshalls (22,427 square feet) and Books-A-Million (3,754 square feet) at the Northtowne Mall property, which have executed leases but are not expected to take occupancy until May 2015 and June 2014, respectively.

(4)
The appraised value for the Northtowne Mall property of $20.0 million is the “Hypothetical As Is Value” as of February 4, 2014, which assumes that all outstanding tenant improvement and leasing commissions have been escrowed. The “as is” value for the property assuming that outstanding tenant improvement and leasing commissions were not reserved is $17.0 million, resulting in an A-Note Cut-off Date LTV of 70.4% and Maturity Date LTV of 57.7%. The borrowers escrowed the outstanding tenant improvement and leasing commissions at origination.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)
The previously existing debt included a fourth property, Clearview Mall. A borrower affiliate financed Clearview Mall in a separate transaction that involved the contribution of approximately $19.9 million of new equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Gumberg Retail Portfolio

The Loan. The Gumberg Retail Portfolio loan is secured by a first mortgage lien on an approximately 1.15 million square foot retail portfolio which includes three assets that are located in Pittsburgh, Pennsylvania, Defiance, Ohio and Irwin, Pennsylvania. The whole loan has an outstanding principal balance of approximately $138.3 million (“Gumberg Retail Portfolio Whole Loan”) as of the Cut-off Date, which is comprised of two pari passu notes, Note A-1 and Note A-2, and an approximately $16.5 million subordinate B-Note. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $64.9 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $56.9 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The subordinate B-Note is held by a third party investor. Prior to a control event with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Gumberg Retail Portfolio Whole Loan and to replace the special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1 (which prior to the occurrence and continuance of a control event, will be the Directing Certificateholder), will be entitled to exercise all of the rights of controlling noteholder with respect to the Gumberg Retail Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult, with respect to certain major decisions. The previously existing debt was originated by JPMCB and was securitized in the JPMCC 2011-C3 transaction. The previously existing financing included a fourth property, which was refinanced in a separate transaction by an affiliate of the borrowers. The Gumberg Retail Portfolio Whole Loan has a 10-year term and amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the Gumberg Retail Portfolio Whole Loan are Gumberg Associates-Chapel Square, Waterworks Phase II, WGW Associates, Northtowne Associates and CANH Associates, each a Pennsylvania limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Ira J. Gumberg. Mr. Gumberg is the President and Chief Executive officer of J.J. Gumberg Co., a global real estate development company that is headquartered in Pittsburgh, Pennsylvania. J.J. Gumberg Co. currently manages 13 properties totaling over 5.4 million square feet across three states. The guarantor’s liabilities under the guaranty are limited to breaches or violations of bankruptcy/insolvency and ground lease carveouts.

The Property. The Gumberg Retail Portfolio is a 1,151,792 square foot retail portfolio which includes three assets located in Pittsburgh, Pennsylvania, Defiance, Ohio and Irwin, Pennsylvania. The portfolio consists of two grocery anchored retail centers and one regional mall.

Portfolio Summary
Property	Location	Net Rentable Area(SF)	Year Built	Allocated A-Note Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Waterworks	Pittsburgh, PA	634,211	1984	$96,070,000	78.7%	$139,400,000	$8,615,029	74.4%
Northtowne Mall(1)	Defiance, OH	386,032	1975	14,090,000	11.6	20,000,000	1,854,590	16.0
North Huntingdon Square	Irwin, PA	131,549	1973	11,840,000	9.7	16,800,000	1,113,444	9.6
Total		1,151,792		$122,000,000	100.0%	$176,200,000	$11,583,063	100.0%
(1)
The appraised value for the Northtowne Mall property of $20.0 million is the “Hypothetical As Is Value” as of February 4, 2014, which assumes that outstanding tenant improvement and leasing commissions have been escrowed. The “as is” value for the property assuming that tenant improvement and leasing commissions were not reserved is $17.0 million. The borrowers escrowed the outstanding tenant improvement and leasing commissions at origination.

Historical and Current Occupancy(1)
Property	2011	2012	2013	Current(2)
Waterworks	99.0%	99.9%	100.0%	98.5%
Northtowne Mall(3)	89.6%	85.9%	92.1%	95.8%
North Huntingdon Square	100.0%	100.0%	98.6%	97.2%
Weighted Average	96.0%	95.2%	97.2%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy as of February 3, 2014.
(3)
Current Occupancy at Northtowne Mall includes Marshalls (22,427 square feet) and Books-A-Million (3,754 square feet), which have executed leases but are not expected to take occupancy or commence paying rent until May 2015 and June 2014, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Gumberg Retail Portfolio

Waterworks (Pittsburgh, Pennsylvania). Waterworks is a 634,211 square foot grocery anchored retail center located in Pittsburgh, Pennsylvania on a 53.9 acre site. The property was originally constructed by affiliates of the borrowers in 1984 and later expanded. As of February 2014, the property was 98.5% leased by 54 tenants. The property is anchored by Giant Eagle (107,928 square feet), the largest grocery store chain in the Pittsburgh area, and Walmart (80,618 square feet). Giant Eagle and Walmart have lease expiration dates of August 2023 and January 2023, respectively. In conjunction with an early lease renewal through 2023, Giant Eagle is currently expanding its space by 2,660 square feet and is expected to invest approximately $17.0 million in its space. In 2013, Giant Eagle had sales of $660 per square foot and an occupancy cost of 2.5%. Other tenants at the property include a 10-screen Waterworks Cinemas (33,168 square feet), Ross Dress for Less (31,123 square feet), Bed Bath & Beyond (30,025 square feet), Marshalls (27,000 square feet), Dunham’s Sports (25,200 square feet) and TJ Maxx (25,155 square feet).

The property is situated approximately eight miles northeast of the Pittsburgh central business district in the Northeast Pittsburgh retail submarket of Pittsburgh, Pennsylvania. Regional access to the area is provided by Interstate 76 (the Pennsylvania Turnpike), Interstate 376 (Parkway West) and Route 28. According to the appraisal, the trade area consisting of a five-mile radius contains 269,364  people, with an average household income of $66,494 as of 2013. According to the appraisal, as of the fourth quarter of 2013, the Northeast Pittsburgh submarket had a retail inventory of approximately 8.6 million square feet and a vacancy of 5.9%. The appraisal identified five comparable centers that serve as the competitive set for the property. The centers in the competitive set range from approximately 118,324 to 1.1 million square feet and were constructed between 1917 and 2009. The competitive set has an average occupancy rate of approximately 92.8%.

Approximately 5.8 acres of the property is subject to a ground lease. The fee interest is owned by Kroger which previously had a store at the location. The store was shut down when Kroger began exiting the Pittsburgh market in the mid 1980s. The ground lease has a fully extended expiration date of November 2027. The appraisal only attributed $642,000 of the appraised value to this parcel. Tenants on the ground leased parcel represent 52,804 square feet and approximately 2.9% of the net cash flow.

Northtowne Mall (Defiance, Ohio). Northtowne Mall is a 386,032 square foot enclosed regional mall located in Defiance, Ohio on a 49.7 acre site. The property was originally constructed in 1975 and later expanded. The property was acquired by affiliates of the borrowers in 2005 for approximately $19.1 million. As of February 2014, the property was 95.8% leased by 37 tenants. The property is anchored by Sears (87,235 square feet), JCPenney (47,538 square feet which recently renewed its lease through March 2020), Elder-Beerman (45,000 square feet), Dunham’s Sports (26,000 square feet), Big Lots (25,299 square feet) and the nine-screen Northtowne Cinema (23,549 square feet). The borrowers are in the process of relocating some smaller inline tenants to create an additional anchor space for an executed 22,427 square foot lease with Marshalls which commences in May 2015. The estimated costs related to the build-out and relocations is approximately $2.2 million (which was reserved at origination in the tenant improvements and leasing commissions reserve).

The property is located in Defiance County, Ohio, approximately 50 miles southwest of Toledo, Ohio. Regional access to the area is provided by Highway 24, Highway 127, State Route 18 and State Route 66. The property is located in an area with a large retail presence including retailers such as Lowe’s, Kohl’s, Walmart and Office Max. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 21,595 people, with an average household income of $54,037 as of 2013. The appraisal identified four comparable centers that serve as the competitive set for the property. The centers in the competitive set range from approximately 8,000 to 125,000 square feet and were constructed between 1972 and 2013. Three of the properties in the competitive set have an average occupancy rate of approximately 90.3% and the fourth property is currently in lease-up.

North Huntingdon Square (Irwin, Pennsylvania). North Huntingdon Square is a 131,549 square foot grocery anchored retail center located in Irwin, Pennsylvania on a 17.9 acre site. The property was originally constructed in 1973 and renovated in 2012. Affiliates of the borrowers acquired the property through separate transactions in 1994 and 1997. As of February 2014, the property was 97.2% leased by five tenants. The property is anchored by Giant Eagle (105,436 square feet), the largest grocery store chain in the Pittsburgh area, and shadow anchored by Target (not included in the collateral). Giant Eagle has a lease expiration date of November 2020 with six, five-year extension options. Giant Eagle renovated its space in 2011 investing approximately $11 million of capital. In 2013, Giant Eagle had sales of $607 per square foot and an occupancy cost of 1.9%. Other tenants at the property include Famous Footwear (6,030 square feet), Eat’n Park (5,895 square feet), Bob Evans (5,300 square feet) and Panera Bread (5,250 square feet).

The property is located in the city of Irwin approximately 20 miles southwest of the Pittsburgh central business district in the Westmoreland County retail submarket of Pittsburgh, Pennsylvania. Regional access to the area is provided by Interstate 76 (the Pennsylvania Turnpike), Interstate 70 and Route 30. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 74,501 people, with an average household income of $66,889 as of 2013.  According to the appraisal, as of the fourth quarter of 2013, the Westmoreland County submarket had a retail inventory of approximately 8.3 million square feet and a vacancy of 4.3%. The appraisal identified five comparable centers that serve as the competitive set for the property. The centers in the competitive set range from 75,726 to 283,252 square feet and were constructed between 1950 and 1993. The competitive set has an average occupancy rate of approximately 96.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Gumberg Retail Portfolio

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Giant Eagle(4)	Various	NA / NA / NA	213,364	18.5%	$11.20	$634	2.2%	Various
Sears	Northtowne	Caa1 / CCC+ / CCC	87,235	7.6%	$3.25	$62	7.2%	4/19/2018
Walmart	Waterworks	Aa2 / AA / AA	80,618	7.0%	$13.64	NAV	NAV	1/31/2023
Dunham’s Sports(5)	Various	NA / NA / NA	51,200	4.4%	$8.14	$130	9.0%	Various
Marshalls(6)	Various	A3 / A+ / NA	49,427	4.3%	$10.39	$284	5.8%	Various
JCPenney	Northtowne	Caa1 / CCC+ / CCC	47,538	4.1%	$3.74	$89	5.0%	3/31/2020
Elder-Beerman	Northtowne	Caa2 / B- / NA	45,000	3.9%	$3.93	$95	5.0%	1/31/2017
Waterworks Cinemas(7)	Waterworks	NA / NA / NA	33,168	2.9%	$16.58	$264,876	25.9%	10/31/2027
Ross Dress for Less	Waterworks	NA / A- / NA	31,123	2.7%	$14.00	NAV	NAV	1/31/2018
Bed Bath & Beyond	Waterworks	NA / BBB+ / NA	30,025	2.6%	$15.00	NAV	NAV	1/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)
Giant Eagle leases 107,928 square feet at Waterworks which expires in August 2023 and 103,541 square feet at North Huntingdon which expires in November 2020. The leases have an annual base rent of $13.10 and $9.43 per square foot, respectively. The Giant Eagle at the Waterworks property reported 2013 Sales PSF of $660 with an occupancy cost of 2.5%. The Giant Eagle at North Huntingdon reported 2013 Sales PSF of $607 with an occupancy cost of 1.9%.

(5)
Dunham’s Sports leases 26,000 square feet at Northtowne Mall which expires in January 2023 and 25,200 square feet at Waterworks which expires in October 2017. The leases have an annual base rent of $6.34 and $10.00 per square foot, respectively.

(6)
Marshalls leases 27,000 square feet at Waterworks which expires in January 2023 and 22,427 square feet at Northtowne which expires in April 2025. The leases have an annual base rent of $13.00 and $7.25 per square foot, respectively. The Northtowne Mall lease is recently executed and does not commence until May 2015. Sales PSF and occupancy cost are only based on the Waterworks location and represent sales as of December 31, 2012.

(7)	Sales PSF reflects sales per screen for Waterworks Cinemas. Sales per screen is based on a total of 10 screens.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	29,208	2.5%	NAP	NAP	29,208	2.5%	NAP	NAP
2014	7	26,301	2.3	$535,385	3.6%	55,509	4.8%	$535,385	3.6%
2015	16	55,059	4.8	1,029,368	7.0	110,568	9.6%	$1,564,753	10.6%
2016	14	58,443	5.1	1,276,358	8.7	169,011	14.7%	$2,841,111	19.3%
2017	12	164,092	14.2	2,211,782	15.0	333,103	28.9%	$5,052,893	34.3%
2018	14	186,552	16.2	2,068,633	14.0	519,655	45.1%	$7,121,526	48.3%
2019	5	33,446	2.9	587,444	4.0	553,101	48.0%	$7,708,970	52.3%
2020	6	172,575	15.0	1,600,559	10.9	725,676	63.0%	$9,309,529	63.2%
2021	5	18,602	1.6	342,152	2.3	744,278	64.6%	$9,651,681	65.5%
2022	3	12,532	1.1	256,110	1.7	756,810	65.7%	$9,907,791	67.3%
2023	5	266,701	23.2	3,319,183	22.5	1,023,511	88.9%	$13,226,974	89.8%
2024	2	30,599	2.7	172,495	1.2	1,054,110	91.5%	$13,399,469	91.0%
2025 & Beyond	7	97,682	8.5	1,330,396	9.0	1,151,792	100.0%	$14,729,864	100.0%
Total	96	1,151,792	100.0%	$14,729,864	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Gumberg Retail Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,968,258	$14,095,174	$14,155,412	$14,574,866	$14,729,864	$12.79	77.5%
Vacant Income	0	0	0	0	536,145	0.47	2.8
Gross Potential Rent	$13,968,258	$14,095,174	$14,155,412	$14,574,866	$15,266,009	$13.25	80.3%
Total Reimbursements	3,716,196	3,760,648	3,611,043	3,473,685	3,743,240	3.25	19.7
Net Rental Income	$17,684,454	$17,855,822	$17,766,454	$18,048,551	$19,009,249	$16.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,122,121)	(0.97)	(5.9)
Other Income	106,533	102,388	136,265	112,736	98,150	0.09	0.5
Effective Gross Income	$17,790,987	$17,958,210	$17,902,719	$18,161,287	$17,985,277	$15.62	94.6%

Total Expenses	$5,134,486	$5,035,728	$5,103,644	$5,107,180	$5,323,594	$4.62	29.6%

Net Operating Income	$12,656,501	$12,922,483	$12,799,075	$13,054,106	$12,661,683	$10.99	70.4%

Total TI/LC, Capex/RR	0	0	0	0	1,078,620	0.94	6.0
Net Cash Flow	$12,656,501	$12,922,483	$12,799,075	$13,054,106	$11,583,063	$10.06	64.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place is higher than 2013 primarily due to a new 22,427 square foot lease to Marshalls at the Northtowne Mall property which accounts for $162,596 in annual rent and commences in May 2015.

Property Management. The Gumberg Retail Portfolio is managed by J.J. Gumberg Co., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $2.2 million for outstanding tenant improvements and leasing commissions related to the Marshall’s space at Northtowne Mall, $745,749 for free rent associated with five tenants, $527,665 for real estate taxes, $86,696 for insurance premiums and $41,196 for ground lease rent.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $148,762.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance payments, which currently equates to $14,120.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $17,971 (approximately $0.19 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $83,333 (approximately $0.87 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $5,000,000 (approximately $4.34 per square foot).

Anchor Tenant Reserve - In the event that any of the following tenants: JCPenney, Elder-Beerman, Sears (collectively the “Northtowne Mall Tenants”), Giant Eagle (North Huntingdon Square), Giant Eagle (Waterworks), or Walmart either (a) fails to renew its lease in accordance with the lease on or before the notice period required for renewal or (b) goes dark, vacates or abandons the premises and the borrowers have not found replacement tenants in accordance with the terms of the loan documents, then excess cash flow will be swept into a reserve account to be used for tenant improvement and leasing commission obligations. With respect to the Northtowne Mall Tenants, the swept amount of the reserve is capped at $500,000 in the event one of the three Northtowne Mall Tenants fails to renew or goes darks. In the event that more than one of the Northtowne Mall Tenants or any of the other tenants listed above fails to renew or goes dark, the swept amount of the reserve is uncapped.

Ground Rent Reserve - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated ground lease payments at the Waterworks property, which currently equates to $41,196.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR for the Gumberg Retail Portfolio Whole Loan as calculated in the loan documents, based on the trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) if two or more of the tenants listed in the “Anchor Tenant Reserve” above fails to renew their lease or goes dark, then all excess cash flow after payments of debt service, operating expenses and required reserves will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Gumberg Retail Portfolio

Release of Properties. The borrowers may release the Northtowne Mall property from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists; (ii) the borrowers pay a release price of 115% of the allocated loan amount and the individual property yield maintenance premium; (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing twelve month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.15x and (b) the DSCR for all of the properties (including the Northtowne Mall property being released) as calculated in the loan documents based on the immediately preceding trailing twelve month period immediately preceding the release of the Northtowne Mall property and (iv) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than 75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

IPCC Retail Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

IPCC Retail Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

IPCC Retail Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,461,946	Title:	Fee
Cut-off Date Principal Balance(1):	$45,364,242	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	274,285
Loan Purpose:	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Inland Private Capital Corporation	Occupancy:	100.0%
Interest Rate(3):	4.51851%	Occupancy Date:	12/31/2013
Note Date:	See Chart on Following Page	Number of Tenants:	9
Anticipated Repayment Date(4):	See Chart on Following Page	2011 NOI(5):	N/A
Interest-only Period:	See Chart on Following Page	2012 NOI(5):	N/A
Original Term:	See Chart on Following Page	2013 NOI(5):	N/A
Original Amortization:	See Chart on Following Page	UW Economic Occupancy:	95.0%
Amortization Type:	See Chart on Following Page	UW Revenues:	$5,980,123
Call Protection:	See Chart on Following Page	UW Expenses:	$1,442,669
Lockbox:	Springing	UW NOI:	$4,537,455
Additional Debt:	Yes	UW NCF:	$4,447,030
Additional Debt Balance:	$8,900,000	Appraised Value / Per SF(6):	$77,870,000 / $284
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.3%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	53.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.72x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,461,946	58.7%	Purchase Price	$76,865,029	99.2%
Mezzanine Loan	8,900,000	11.5	Closing Costs	647,056	0.8
Sponsor Equity	23,150,139	29.9
Total Sources	$77,512,085	100.0%	Total Uses	$77,512,085	100.0%
(1)	Represents the aggregate amounts of the eight cross-collateralized and cross-defaulted loans.
(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	Represents the weighted average of each of the individual loans. Each loan has a different interest rate which is shown in the “Individual Loan Details” chart on the next page.
(4)
The loans are each structured with an anticipated repayment date (“ARD”) that is shown in the chart on the next page. In the event that each loan is not paid off on or before the related ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the then-current 10-year swap rate. The maximum adjusted interest rate may not exceed 5.0% plus the initial interest rate.

(5)	Due to the timing of when properties were built and the lack of information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available.
(6)	The appraisals also concluded an aggregate “Hypothetical Market Value as Dark or Vacant” of $50.9 million ($186 per square foot).
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The IPCC Shoppes at Page Pointe, IPCC Whole Foods, IPCC Academy Sports Frisco, IPCC Walgreens Westampton, IPCC Schnucks, IPCC Walgreens GA, IPCC CVS Chelmsford and IPCC Walgreens TX loans (together, the “IPCC Retail Portfolio Loans”) are eight cross-collateralized and cross-defaulted loans with an aggregate outstanding principal balance of approximately $45.4 million. The respective outstanding individual principal balances are approximately $9.4 million, $9.1 million, $8.7 million, $5.4 million, $4.1 million, $3.4 million, $2.6 million and $2.6 million, respectively. The IPCC Retail Portfolio Loans are secured by first mortgage liens on 274,285 square feet of single and multi-tenant retail properties located in Illinois, Massachusetts, Texas, New Jersey and Georgia. The IPCC Retail Portfolio Loans have terms ranging from 59 months to 119 months and varying amortization schedules which are detailed in the chart on the next page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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IPCC Retail Portfolio Loans

The Borrowers. The borrowing entities for the loans are Stoughton Pointe Retail DST, Chicagoland Whole Market DST, Frisco Sports Retail DST, Westampton Pharmacy DST, St Louis Grocery DST, Fayetteville Pharmacy DST, Chelmsford Pharmacy DST and Houston W Pharmacy DST, each a Delaware statutory trust and special purpose entity.

The Sponsor. The loans’ sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”), which is a subsidiary of Inland Real Estate Investment Corporation (“IREIC”) focused on IRS Section 1031 real estate exchanges. IREIC has managed assets with a value exceeding $25.1 billion in its more than 40 year history and has a portfolio of 105 retail properties consisting of single tenant, neighborhood retail centers, community centers and power centers located in seven states totaling approximately 10.8 million square feet as of December 31, 2013.

Individual Loan Details
Loan Name	Interest Rate(1)	Note Date	ARD Date	Final Maturity Date	Interest Only Period	Original Term(2)	Amortization Period	Amortization Type	Call Protection
Shoppes at Page Pointe	4.41900%	1/28/14	2/1/19	2/1/20	0	60	360	Balloon-ARD	L(25),Grtr1%orYM(32),O(3)
Whole Foods	4.42000%	4/3/14	12/1/23	12/1/26	115	115	0	Interest Only-ARD	L(25),Grtr1%orYM(87),O(3)
Academy Sports Frisco	4.67900%	1/17/14	12/1/23	12/1/26	61	118	360	IO-Balloon-ARD	L(25),Grtr1%orYM(90),O(3)
Walgreens Westampton(3)	4.67850%	1/28/14	12/1/23	12/1/26	57	118	360	IO-Balloon-ARD	L(25),Grtr1%orYM(90),O(3)
Schnucks	4.70900%	12/19/13	12/1/23	12/1/26	0	119	360	Balloon-ARD	L(25),Grtr1%orYM(91),O(3)
Walgreens GA	4.04000%	2/18/14	2/1/19	2/1/20	0	59	360	Balloon-ARD	L(25),Grtr1%orYM(31),O(3)
CVS Chelmsford	4.63600%	1/31/14	12/1/23	12/1/26	118	118	0	Interest Only-ARD	L(25),Grtr1%orYM(90),O(3)
Walgreens TX	4.57000%	2/27/14	12/1/23	12/1/26	0	117	360	Balloon-ARD	L(25),Grtr1%orYM(89),O(3)
Weighted Average	4.51851%
(1)
Represents the initial interest rate. In the event that each loan is not paid off on or before the related ARD, the related borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the applicable initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the then current 10-year swap rate. The maximum adjusted interest rate may not exceed 5.0% plus the initial interest rate.

(2)	Represents the Original Term to the ARD.
(3)	The Walgreens Westampton interest only period begins on April 1, 2019.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
IPCC Shoppes at Page Pointe	Stoughton, MA	50,900	2008	$9,480,000	20.9%	$16,200,000	$1,125,046	25.3%
IPCC Whole Foods	Park Ridge, IL	38,274	2013	9,130,000	20.1	16,700,000	752,866	16.9
IPCC Academy Sports Frisco	Frisco, TX	71,687	2012	8,700,000	19.1	13,800,000	824,233	18.5
IPCC Walgreens Westampton	Westampton, NJ	14,820	2013	5,400,000	11.9	8,520,000	483,124	10.9
IPCC Schnucks	O’Fallon, IL	56,121	1996	4,140,000	9.1	7,100,000	423,449	9.5
IPCC Walgreens GA	Fayetteville, GA	14,650	2002	3,437,500	7.6	6,400,000	361,943	8.1
IPCC CVS Chelmsford	Chelmsford, MA	13,013	2012	2,608,696	5.7	4,350,000	225,059	5.1
IPCC Walgreens TX	Houston, TX	14,820	2004	2,565,750	5.6	4,800,000	251,309	5.7
Total		274,285		$45,461,946	100.0%	$77,870,000	$4,447,030	100.0%

The Properties. The IPCC Retail Portfolio Loans are eight cross-collateralized loans each secured by an anchored or freestanding retail property. In the aggregate, the properties total approximately 274,285 square feet and are located across Illinois, Massachusetts, Texas, New Jersey and Georgia. The properties are currently 100.0% occupied by a total of nine tenants.

IPCC Shoppes at Page Pointe. The largest property by outstanding principal balance is IPCC Shoppes at Page Pointe. The collateral for the IPCC Shoppes at Page Pointe loan consists of a 45,000 square foot LA Fitness with a lease expiration in May 2027 and a 5,900 square foot outparcel that TGI Friday’s ground leases through October 2018. Both buildings are part of a larger anchored neighborhood retail center located in Stoughton, Massachusetts and the remainder of the center is not included in the collateral for the loan. The property is shadow anchored by a 143,000 square foot Target which is not included in the collateral for the loan. The LA Fitness, which was constructed in 2012, currently has approximately 4,000 members and offers amenities such as indoor racquetball courts, indoor swimming pool, free weights area, fitness equipment, spin room, office area, childcare room and basketball court. The property is located in Stoughton, Massachusetts approximately 20 miles south of Boston. According to the appraisal, the property is located in the Southwest/Bristol submarket of Boston which was comprised of approximately 6.2 million square feet of retail space and reported a vacancy rate of 5.3% as of the third quarter of 2013. According to the appraisal, the estimated population and household income within a five mile radius was 145,690 people and $66,470, respectively in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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IPCC Retail Portfolio Loans

IPCC Whole Foods. The second largest property by outstanding principal balance is IPCC Whole Foods. The collateral for the IPCC Whole Foods loan consists of a single-story, 38,274 square foot stand-alone retail building that is 100.0% occupied by Whole Foods Market which opened in November 2013 and has a lease through November 2033. The property is situated on a 4.5 acres with 268 parking spaces, resulting in a parking ratio of 7.0 spaces per 1,000 square feet of net rentable area. The property is located in Park Ridge, Illinois approximately 14 miles northwest of Chicago. According to the appraisal, the property is located in the Far North submarket of Chicago which was comprised of approximately 8.2 million square feet of retail space and reported a vacancy rate of 8.0% as of the third quarter of 2013. The property has direct access from West Touhy Avenue which has a daily traffic count of approximately 23,000 cars per day. According to the appraisal, the estimated population and household income within a five mile radius was 437,411 people and $77,906, respectively, in 2013.

The remaining properties are all leased to a single tenant and range in size from 13,013 square feet to 71,687 square feet. Four of the six properties are leased to Walgreens or CVS which have an average remaining lease term of approximately 18.5 years. The other two properties are both 100.0% leased to Academy Sports with a lease expiration of January 2033 and Schnucks Markets with a lease expiration of June 2028.

Historical and Current Occupancy(1)
Property	Single Tenant (Yes / No)	2011	2012	2013
IPCC Shoppes at Page Pointe	No	100.0%	100.0%	100.0%
IPCC Whole Foods	Yes	N/A	100.0%	100.0%
IPCC Academy Sports Frisco	Yes	N/A	100.0%	100.0%
IPCC Walgreens Westampton	Yes	100.0%	100.0%	100.0%
IPCC Schnucks	Yes	100.0%	100.0%	100.0%
IPCC Walgreens GA	Yes	100.0%	100.0%	100.0%
IPCC CVS Chelmsford	Yes	100.0%	100.0%	100.0%
IPCC Walgreens TX	Yes	100.0%	100.0%	100.0%
(1)	Historical occupancies as of December 31 of each respective year.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Academy Sports	IPCC Academy Sports Frisco	NA / NA / NA	71,687	26.1%	$12.90	1/31/2033
Schnucks Markets	IPCC Schnucks	NA / NA / NA	56,121	20.5%	$8.82	6/1/2028
LA Fitness	IPCC Shoppes at Page Pointe	NA / NA / NA	45,000	16.4%	$21.50	5/31/2027
Walgreens(4)	Various	Baa1 / BBB / NA	44,290	16.1%	$27.73	Various
Whole Foods	IPCC Whole Foods	NA / BBB- / NA	38,274	14.0%	$22.25	11/30/2033
CVS	IPCC CVS Chelmsford	Baa1 / BBB+ / NA	13,013	4.7%	$19.21	1/31/2038
TGI Fridays	IPCC Shoppes at Page Pointe	NA / NA / NA	5,900	2.2%	$42.37	10/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF reflects the average underwritten rent for all of the tenants in cases where a tenant has leases at multiple properties.
(4)
Walgreens is a tenant at three of the properties within the portfolio (IPCC Walgreens Westampton, IPCC Walgreens GA and IPCC Walgreens TX) with lease expiration dates of September 2034, December 2027 and February 2030, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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IPCC Retail Portfolio Loans

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring

Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	1	5,900	2.2	250,000	5.0	5,900	2.2%	$250,000	5.0%
2019	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2020	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2021	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2022	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2023	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2024	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2025 & Beyond	8	268,385	97.8	4,717,079	95.0	274,285	100.0%	$4,967,079	100.0%
Total	9	274,285	100.0%	$4,967,079	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,967,079	$18.11	78.9%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$4,967,079	$18.11	78.9%
Total Reimbursements	1,327,788	4.84	21.1
Net Rental Income	$6,294,867	$22.95	100.0%
(Vacancy/Credit Loss)	(314,743)	(1.15)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$5,980,123	$21.80	95.0%

Total Expenses	$1,442,669	$5.26	24.1%

Net Operating Income	$4,537,455	$16.54	75.9%

Total TI/LC, Capex/RR	90,425	0.33	1.5
Net Cash Flow	$4,447,030	$16.21	74.4%
(1)	Due to the timing of when properties were built and the lack of information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by affiliates of the borrowers.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of any of the borrowers, manager or Master DST, (iii) the aggregate DSCR for the loans (including the mezzanine loan) as calculated in the loan documents based on the trailing three month period falls below (a) 1.10x, if the mezzanine loan has not been paid in full, or (b) 1.35x, if the mezzanine loan has been paid in full, (iv) if three or more anchor tenants go dark or become subject to bankruptcy actions, (v) any loan has not been repaid in full one month prior to the applicable anticipated repayment date or (vi) the mezzanine loan is not repaid in full on or prior to January 1, 2015.

“Master DST” means National Net Lease Portfolio V DST, a Delaware statutory trust. For each property, Master DST owns 99% of the outstanding beneficial interests in the borrower and certain affiliates of the borrower. The sponsor intends to have individual investors purchase beneficial interests in Master DST, rather than any individual underlying borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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IPCC Retail Portfolio Loans

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured under a blanket policy.

Lockbox / Cash Management. The loans are each structured with a springing lockbox. After the occurrence of a Cash Management Event, the borrowers or the managers are required to send tenant direction letters to the tenants at the properties instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower except during the existence of a Cash Sweep Event. During a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and budgeted operating expenses (which may be for one or more properties as described below) will be swept to a segregated cash management account set up upon the occurrence of the Cash Sweep Event and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account.

A “Cash Management Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of any of the borrowers, managers or Master DST, (iii) the aggregate DSCR for the loans (including the mezzanine loan) as calculated in the loan documents based on the trailing three month period falls below (a) 1.20x, if the mezzanine loan has not been paid in full, or (b) 1.60x, if the mezzanine loan has been paid in full, (iv) if three or more anchor tenants go dark or become subject to bankruptcy actions, (v) any loan has not been repaid in full one month prior to the applicable anticipated repayment date or (vi) the mezzanine loan is not repaid in full on or prior to January 1, 2015.

Release of Properties. The borrower may release one or more individual properties after the expiration of the lockout period from the cross-collateralization provisions with a repayment of the applicable loan provided that, among other things; (i) no event of default exists; (ii) the borrower pays a release price of (a) 105% of the original principal balance for the IPCC Shoppes at Page Pointe property, (b) 110% of the original principal balance for the IPCC Academy Sports Frisco property or (c) 120% of the applicable original principal balance for each of the remaining properties and the applicable yield maintenance premium; (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing twelve month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than (i) the product of 1.61 multiplied by a fraction of which (a) the numerator is the sum of the initial principal balance of the properties (including the property to be released), and (b) the denominator is the sum of the then-current outstanding principal balances of each such property, or (ii) the DSCR based on the immediately preceding trailing twelve month period immediately preceding the release of the properties than remaining subject to the mortgage loans, inclusive of the property requested to be released.

Additional Debt. A mezzanine loan of $8.9 million secured by the equity interests in Master DST, which owns, directly or indirectly, 99% of the outstanding interests in the borrowers, was provided by JPMCB. The mezzanine loan has an anticipated repayment date of January 1, 2015 and a final maturity date of April 1, 2019. The mezzanine loan is interest-only for the term of the loan and has an initial interest rate of 9.75000%. If the mezzanine loan has not been paid off in full by January 1, 2015, the interest rate will step up to 12.00000%. Including the mezzanine loan, the Cut-off Date LTV is 69.7%, the UW NCF DSCR is 1.28x and the UW NOI Debt Yield is 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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IPCC Retail Portfolio Loans

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Kleban Southeastern Portfolio Pool 1

Walmart

Walmart
Women's

Fresh Produce
Grocery
Low Price
$3.48

THE HOME DEPOT

Cleaning

Walmart

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Kleban Southeastern Portfolio Pool 1

Lake Pontchartrain
Pontchartrain Center
Chateau Golf and Country Club
Esplanade
W ESPLANADE AVE
W ESPLANADE AVE N
VETERANS BLVD
Clearview Mall
Lowe's
Lakeside Shopping Center
BUCKTOWN
Lafreniere Park
University of New Orleans
Kiefer Uno Lakefront Arena
ST ANTHONY
North Course at City Park
City Park
Dillard University
Tad Gormley Stadium
Fair Grounds Race Course
NEW ORLEANS INT'L AIRPORT
Kenner
Metairie
Zephyr Field
AIRLINE HWY
EARHART EXPY
New Orleans Country Club
Mississippi River
NEW ORLEANS
FRENCH QUARTER
ELMWOOD
Harahan
BROADMOOR
Louisiana Superdome
Riverwalk Marketplace
NAVAL SUPPORT ACTIVITY NEW ORLEANS
Tulane University
Loyola University-New Orleans
Audubon Park
RTJ Golf Trail at Magnolia Grove
HOWELLS FERRY RD
MOFFETT RD
Langan Park
Azalea City Golf Club
University of South Alabama
OLD SHELL RD
MOBILE REGIONAL AIRPORT
AIRPORT BLVD
SuperTarget
Home Depot
Providence Hospital
USA Medical Center
USA Children's & Womens Hospital
DOWNTOWN
Spring Hill College Golf Course
Springhill Medical Ctr
Country Club of Mobile
Springdale Mall
Mobile
Colonial Mall Bel Air
Ladd-Peebles Stadium
DAUPHIN ST
GOVERNMENT ST
VIRGINIA ST
Matthews Park
Cottage Hill Park
GRELOT RD
SCHILLINGER RD S
UNIVERSITY BLVD S
Heron Lakes Country Club
CARTIFACT

KLEBAN SOUTHEASTERN PORTFOLIO POOL 1

	PROPERTY	ADDRESS	CITY, STATE	ZIP
1	Home Depot - Kenner, LA	2625 Veterans Boulevard	Kenner, LA	70062
2	Walmart Supercenter - Mobile, AL	685 Schillinger Road South	Mobile, AL	36695

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Kleban Southeastern Portfolio Pool 1

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$44,100,000	Title:	Fee
Cut-off Date Principal Balance:	$44,100,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	374,606
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsors:	Kenneth M. Kleban and Albert J. Kleban	Occupancy:	100.0%
		Occupancy Date:	4/1/2014
Interest Rate:	4.57200%	Number of Tenants:	2
Note Date:	3/21/2014	2011 NOI(2):	N/A
Maturity Date:	4/1/2024	2012 NOI(2):	N/A
Interest-only Period:	120 months	2013 NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy:	98.0%
Original Amortization:	None	UW Revenues:	$5,014,365
Amortization Type:	Interest Only	UW Expenses:	$553,753
Call Protection:	L(25),Def(92),O(3)	UW NOI:	$4,460,612
Lockbox:	Hard	UW NCF:	$4,239,583
Additional Debt:	N/A	Appraised Value / Per SF:	$73,500,000 / $196
Additional Debt Balance:	N/A	Appraisal Date:	February 2014
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$118
Taxes:	$72,150	$10,307	N/A	Maturity Date Loan / SF:	$118
Insurance:	$10,244	$10,185	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	60.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.07x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,100,000	59.2%	Purchase Price	$73,400,500	98.5%
Sponsor Equity	30,449,297	40.8	Closing Costs	1,066,403	1.4
			Upfront Reserves	82,394	0.1
Total Sources	$74,549,297	100.0%	Total Uses	$74,549,297	100.0%
(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	Historical financials were not provided by the previous owner as part of the acquisition. The portfolio consists of two single tenant, triple net leased properties.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Kleban Southeastern Portfolio Pool 1 loan has an outstanding principal balance of $44.1 million and is secured by a first mortgage lien on the fee interest in a 200,084 square foot Walmart Supercenter and a 174,522 square foot Home Depot located in Mobile, Alabama and Kenner, Louisiana, respectively. The Kleban Southeastern Portfolio Pool 1 loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrowers. The borrowing entities for the Kleban Southeastern Portfolio Pool 1 loan are Brick Walk Associates WOS, LLC, Pine Tree Ventures WOS, LLC, Bright Star WOS, LLC, 1261 Post Road Associates WOS, LLC, Kleban Development Company WOS, LLC, Kleban Holding Company WOS, LLC, Kleban Holding Company II WOS, LLC, Sun Realty Associates WOS, LLC, FBW WOS, LLC, Kleban Fairfield WOS, LLC and Alida Kleban Holding Company WOS, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the properties as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Kenneth M. Kleban and Albert J. Kleban. Albert and Kenneth Kleban are principals of Kleban Properties. Kleban Properties is a real estate developer that owns and operates office, retail and mixed-use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Kleban Southeastern Portfolio Pool 1

The Property. The Kleban Southeastern Portfolio Pool 1 is a 374,606 square foot, two-property retail portfolio with assets located in Kenner, Louisiana and Mobile, Alabama. The portfolio consists of two single-tenant, triple-net leased properties leased to two credit tenants Walmart Supercenter and Home Depot.

Home Depot (Kenner, Louisiana): The property is a 174,522 square foot, single-tenant freestanding building located on approximately 12.9 acres which was constructed for Home Depot in 1991 and renovated in 2001. The property is located in a retail area with a Walmart Supercenter just to the east of the property and a Burger King, Whitney Bank and a small strip center to the immediate north of the property. The property is 100% triple net leased to Home Depot through May 31, 2032, with ten, five-year extension options, each subject to an increase in base rent of 5.0%. The lease does not provide for any early termination options.

The property is located at the intersection of Veterans Boulevard and Roosevelt Boulevard in the city of Kenner, which is part of the New Orleans metropolitan statistical area. The property is located northeast of the New Orleans International Airport.  Regional access to the area is provided by Interstate 10. According to the appraisal, the mortgaged property has a primary trade area consisting of a three-mile radius that contains 88,453 people with an average household income of $62,697 as of 2013. The mortgaged property has a secondary trade area consisting of a five-mile radius that contains 182,738 people with an average household income of $68,665 as of 2013.

Walmart Supercenter (Mobile, Alabama): The property is a 200,084 square foot, single-tenant building located on approximately 20.0 acres which was constructed for the Walmart Supercenter in 1997.  The building is adjacent to a 43,940 square foot neighborhood center (which is not part of the collateral) with tenants that include Goody’s, Game Stop, The Shoe Depot and other small space retail tenants. The property is 100% triple net leased to Walmart Supercenter through July 31, 2028, with eight five-year extension options at the current rent. The lease does not provide for any early termination options.

The property is located at the intersection of Schillinger Road and Thomas Road. Regional access to the area is provided by Interstate 10 and Interstate 65. Mobile is located in southwest Alabama at the junction of the Mobile River and Mobile Bay on the Gulf of Mexico.  Mobile is home to the University of South Alabama, one of the region’s largest employers.  According to the appraisal, the mortgaged property has a primary trade area consisting of a three-mile radius that contains 46,231 people with an average household income of $70,289 as of 2013. The mortgaged property has a secondary trade area consisting of a five-mile radius that contains 115,098 people with an average household income of $72,232 as of 2013.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Home Depot	Kenner, LA	174,522	1991	$33,000,000	74.8%	$55,000,000	$3,286,952	77.5%
Walmart Supercenter	Mobile, AL	200,084	1997	11,100,000	25.2	18,500,000	952,631	22.5
Total		374,606		$44,100,000	100.0%	$73,500,000	$4,239,583	100.0%

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Home Depot	A2 / A / A-	174,522	46.6%	$3,500,000	$20.05	76.7%	5/31/2032
Walmart Supercenter	Aa2 / AA / AA	200,084	53.4%	$1,062,946	$5.31	23.3%	7/31/2028
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

Historical and Current Occupancy(1)
Tenant	2010	2011	2012	2013	Current(2)
Home Depot	100.0%	100.0%	100.0%	100.0%	100.0%
Walmart Supercenter	100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy as of April 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Kleban Southeastern Portfolio Pool 1

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	2	374,606	100.0	4,562,946	100.0	374,606	100.0%	$4,562,946	100.0%
Total	2	374,606	100.0%	$4,562,946	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Budget	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,562,946	$4,562,946	$12.18	89.2%
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$4,562,946	$4,562,946	$12.18	89.2%
Total Reimbursements	0	553,753	1.48	10.8
Net Rental Income	$4,562,946	$5,116,699	$13.66	100.0%
(Vacancy/Credit Loss)	0	(102,334)	(0.27)	(2.0)
Other Income	0	0	0.00	0.0
Effective Gross Income	$4,562,946	$5,014,365	$13.39	98.0%

Total Expenses	$0	$553,753	$1.48	11.0%

Net Operating Income	$4,562,946	$4,460,612	$11.91	89.0%

Total TI/LC, Capex/RR	0	221,029	0.59	4.4
Net Cash Flow	$4,562,946	$4,239,583	$11.32	84.5%
(1)	Historical financials were not provided by the seller as part of the acquisition. The portfolio consists of two single tenant, triple net leased properties.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Kleban Properties, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $72,150 for real estate taxes and $10,244 for insurance.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $10,307. The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the DSCR as calculated in the loan documents is not less than 1.80x and (iii) the borrowers provide to lender, at least 10 days prior to the date on which such taxes would be delinquent, evidence satisfactory (as determined by lender) that such taxes have been paid by investment grade tenants.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $10,185. The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Kleban Southeastern Portfolio Pool 1

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR as calculated in the loan documents, based on the trailing three-month period falls below 1.80x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payments of debt service, operating expenses and required reserves is required to be deposited into the cash management account and will be held as additional collateral for the loan.

Future Additional Debt. A mezzanine loan may be obtained by the borrowers’ affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the aggregate LTV ratio of the mortgage and mezzanine loans does not exceed 65.0% based on a recent appraisal, (iii) the DSCR as calculated in the loan documents (taking into account the mezzanine loan) is not less than 1.93x, (iv) the maturity date of the mezzanine loan will be on or after the maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan, (v) such mezzanine loan pays interest on a fixed basis with no payment-in-kind feature and (vi) after securitization, the borrowers are required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates as a result of the mezzanine loan.

Property Releases. The borrowers may release either property from the collateral for the loan through a partial defeasance, provided that, among other things, (i) no event of default exists; (ii) the borrowers defease 115% of the applicable release amount; (iii) the DSCR as calculated in the loan documents for the individual property then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than 2.08x and (iv) after giving effect to the release for the applicable individual property, the LTV as calculated in the loan documents, for the property then remaining is equal to or less than 60.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,575,000	Title:	Fee
Cut-off Date Principal Balance:	$40,381,488	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	312,307
Loan Purpose:	Acquisition	Location:	Rancho Cucamonga, CA
Borrower:	FC Rancho, LLC	Year Built / Renovated:	2004 / N/A
Sponsor:	Claus Dieckell	Occupancy:	92.8%
Interest Rate:	5.07600%	Occupancy Date:	2/21/2014
Note Date:	1/10/2014	Number of Tenants:	16
Maturity Date:	1/6/2024	2010 NOI:	$3,743,928
Interest-only Period:	None	2011 NOI:	$4,198,208
Original Term:	120 months	2012 NOI:	$3,859,752
Original Amortization:	360 months	TTM NOI (as of 11/2013):	$3,630,497
Amortization Type:	Balloon	UW Economic Occupancy:	90.6%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$4,946,775
Lockbox:	CMA	UW Expenses:	$1,192,136
Additional Debt:	N/A	UW NOI:	$3,754,639
Additional Debt Balance:	N/A	UW NCF:	$3,570,876
Additional Debt Type:	N/A	Appraised Value / Per SF:	$54,100,000 / $173
		Appraisal Date:	12/9/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$0	$17,432	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.6%
Replacement Reserves:	$0	$2,082	$74,955	Maturity Date LTV:	61.8%
TI/LC:	$0	$8,512	$306,444	UW NCF DSCR:	1.35x
Other:	$158,125	Springing	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,575,000	74.3%	Purchase Price	$54,100,000	99.0%
Sponsor Equity	14,046,367	25.7	Closing Costs	363,242	0.7
			Upfront Reserves	158,125	0.3
Total Sources	$54,621,367	100.0%	Total Uses	$54,621,367	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Foothill Crossing loan has an outstanding principal balance of approximately $40.4 million and is secured by a first mortgage lien on a 312,307 square foot, anchored retail center located in Rancho Cucamonga, California. The loan has a 10-year term and amortizes on a 30-year schedule. The borrower acquired the Foothill Crossing property in October 2013 for a purchase price of $54.1 million.

The Borrower. The borrowing entity for the loan is FC Rancho, LLC, a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Claus Dieckell. Claus Dieckell is the Founder and Chairman of Milan Capital Management and directs the firm’s overall investment strategy. Milan Capital Management is an investment real estate company that specializes in the acquisition, development and management of commercial and multifamily assets. Headquartered in Anaheim, California, Milan Capital Management focuses primarily on the Southern California market where it owns five retail properties, six office properties and two multifamily properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

The Property.  Foothill Crossing was built between 2004 and 2006 and is a 312,307 square foot anchored retail center located within the Inland Empire in Rancho Cucamonga, California. The property consists of 12 buildings across approximately 31.1 acres, consisting of four multi-tenant outparcel buildings and eight single tenant outparcel buildings. The property is anchored by Sears Grand (180,330 square feet), Total Wine & More (25,000 square feet) and Office Depot (20,000 square feet). Three of the eight single outparcel tenants (Sears Grand, Joe’s Crab Shack and Red Robin) own their respective improvements and lease the ground from the borrower. There are 1,775 collateral parking spaces at the property resulting in a parking ratio of 5.68 spaces per 1,000 square feet of net rentable area.

As of February 2014, the property was approximately 92.8% occupied by 16 tenants. The three anchor tenants combined account for approximately 47.7% of underwritten rent with no other tenant contributing more than 7.6% of underwritten rent. Average occupancy at the property since 2009 is equal to approximately 97.5% and has never fallen below 92.8% during that time. Of the 16 tenants, 14 tenants have at least one renewal option remaining. Six tenants, comprising 50,400 square feet, had reported full year sales for 2012 totaling approximately $21.1 million, resulting in sales per square foot of $419 and occupancy costs of 7.9%. Five of the six tenants reporting sales have increased their respective annual sales figure year over year since 2010. Additionally, a third party provider has estimated gross sales figures of approximately $31.2 million ($173 per square foot) and approximately $4.2 million ($208 per square foot) for Sears Grand and Office Depot for the trailing twelve month period ending November 2013, respectively, both of which were greater than their most recently reported national average sales per store and per square foot figures.

Foothill Crossing is located in an infill location adjacent to Interstate 15 (traffic count of 206,528 cars per day), along Foothill Boulevard (traffic count of 49,709 cars per day), approximately 45 miles east of downtown Los Angeles within the Inland Empire. The property is located just south of Victoria Gardens, a 1.5 million square foot open-air retail center with tenants that include Apple, Banana Republic, Bass Pro Shops Outdoor World, The Cheesecake Factory, Coach, Forever 21, H&M and Victoria’s Secret.

According to the appraisal, the population and average household income in 2013 within a one, three and five mile radius was 11,106, 115,268 and 267,989 and $90,136, $87,745 and $85,926, respectively. The appraisal concluded ground lease market rent for the Sears Grand parcel of $7.21 per square foot compared to $4.39 per square foot in ground rent currently paid by Sears Grand. Additionally, the appraisal concluded other ground lease market rents (excluding Sears Grand) ranging from $20.27 to $21.23 per square foot, junior anchor space market rent of $18.00 per square foot and shop space market rents ranging from $33.00 to $39.00 per square foot. According to the appraisal, the average in place rents are below the average market rents. According to the appraisal and as of third quarter 2013, the property’s trade area (three mile radius) consists of approximately ten million square feet of retail rentable building area and has an overall retail occupancy level of 94.9%. The appraisal has noted that there are no retail properties under construction in the local area that would be considered competitive with Foothill Crossing.

Historical and Current Occupancy(1)
2009	2010	2011	2012	Current(2)
99.2%	99.2%	99.2%	97.3%	92.8%
(1)	Historical Occupancies are as of December 31 of each respective year. Current Occupancy is as of February 21, 2014.
(2)
Current Occupancy includes the tenant US Bank, whose space was dark as of December 31, 2013. US Bank leases 2,500 square feet (0.8% of NRA) and its lease expires January 2015. US Bank is rated “A1,” “A+” and “AA-” by Moody’s, S&P and Fitch, respectively. US Bank continues paying rent for its space.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Sears Grand(4)(5)	Caa1 / CCC+ / NA	180,330	57.7%	$4.83	23.0%	$173	2.8%	10/31/2024
Total Wine & More	NA / NA / NA	25,000	8.0%	$24.20	15.9%	$398	6.1%	10/31/2019
Office Depot(5)	Caa1 / B- / NA	20,000	6.4%	$16.75	8.8%	$208	8.1%	12/31/2020
Century 21	NA / NA / NA	15,000	4.8%	$16.80	6.6%	N/A	N/A	12/31/2020
Joe’s Crab Shack(4)	NA / NA / NA	7,400	2.4%	$18.24	3.6%	$496	4.4%	12/31/2024
Red Robin(4)	NA / NA / NA	7,067	2.3%	$20.24	3.8%	N/A	N/A	4/30/2020
Ortho Mattress	NA / NA / NA	6,000	1.9%	$47.97	7.6%	$130	42.0%	1/31/2020
Buffalo Wild Wings(6)	NA / NA / NA	5,500	1.8%	$41.40	6.0%	$1,108	4.4%	3/31/2015
The Vitamin Shoppe	NA / NA / NA	4,500	1.4%	$40.50	4.8%	N/A	N/A	12/31/2014
National Vision(7)	NA / B / NA	4,500	1.4%	$46.97	5.6%	$107	48.0%	6/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for year-end 2012 unless otherwise noted.
(4)	Tenant owns respective improvements and leases the ground from the borrower.
(5)
Sales PSF and Occupancy Costs reflect estimated sales information provided by a third party provider dated November 2013. Estimated gross sales for Sears Grand and Office Depot were approximately $31.2 million and $4.2 million, respectively.

(6)
In addition to the minimum annual rent of $227,700 per year ($41.40 per square foot), Buffalo Wild Wings also pays percentage rent in an amount equal to 5.0% of annual sales above $3.3 million. For 2012, gross sales achieved by tenant equaled approximately $6.1 million.

(7)	National Vision is not in occupancy of approximately 45.0% of its leased space however the tenant continues to remain in compliance with its obligations under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,510	7.2%	NAP	NAP	22,510	7.2%	NAP	NAP
2014	1	4,500	1.4	$182,256	4.8%	27,010	8.6%	$182,256	4.8%
2015	6	18,500	5.9	834,912	22.0	45,510	14.6%	$1,017,168	26.8%
2016	0	0	0.0	0	0.0	45,510	14.6%	$1,017,168	26.8%
2017	0	0	0.0	0	0.0	45,510	14.6%	$1,017,168	26.8%
2018	0	0	0.0	0	0.0	45,510	14.6%	$1,017,168	26.8%
2019	1	25,000	8.0	605,000	15.9	70,510	22.6%	$1,622,168	42.7%
2020	5	51,467	16.5	1,076,214	28.4	121,977	39.1%	$2,698,382	71.1%
2021	0	0	0.0	0	0.0	121,977	39.1%	$2,698,382	71.1%
2022	0	0	0.0	0	0.0	121,977	39.1%	$2,698,382	71.1%
2023	1	2,600	0.8	90,480	2.4	124,577	39.9%	$2,788,862	73.5%
2024	2	187,730	60.1	1,006,200	26.5	312,307	100.0%	$3,795,062	100.0%
2025 & Beyond	0	0	0.0	0	0.0	312,307	100.0%	$3,795,062	100.0%
Total	16	312,307	100.0%	$3,795,062	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,289,119	$4,312,739	$4,002,388	$3,928,515	$3,795,062	$12.15	69.5%
Vacant Income	0	0	0	0	457,890	1.47	8.4
Percentage Rent	62,149	71,999	97,323	139,651	139,651	0.45	2.6
Gross Potential Rent	$4,351,268	$4,384,738	$4,099,710	$4,068,165	$4,392,603	$14.07	80.5%
Total Reimbursements	518,092	934,795	903,445	871,233	1,067,414	3.42	19.5
Net Rental Income	$4,869,359	$5,319,533	$5,003,155	$4,939,398	$5,460,017	$17.48	100.0%
(Vacancy/Credit Loss)	(19,886)	(21,812)	(23,076)	(23,196)	(513,242)	(1.64)	(9.4)
Other Income	1,088	0	2,500	5,663	0	0.00	0.0
Effective Gross Income	$4,850,561	$5,297,721	$4,982,579	$4,921,865	$4,946,775	$15.84	90.6%

Total Expenses	$1,106,633	$1,099,513	$1,122,827	$1,291,367	$1,192,136	$3.82	24.1%

Net Operating Income	$3,743,928	$4,198,208	$3,859,752	$3,630,497	$3,754,639	$12.02	75.9%

Total TI/LC, Capex/RR	0	0	0	0	183,764	0.59	3.7
Net Cash Flow	$3,743,928	$4,198,208	$3,859,752	$3,630,497	$3,570,876	$11.43	72.2%
(1)	The TTM column represents the trailing-twelve months ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

Property Management. The property is managed by Milan Capital Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $158,125 for immediate repairs.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $17,432.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $2,082 (approximately $0.21 per square foot annually after excluding ground leased space) for replacement reserves. The reserve is subject to a cap of $74,955 (approximately $0.64 per square foot after excluding ground leased space).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $8,512 (approximately $0.87 per square foot annually after excluding ground leased space) for TI/LC reserves. The reserve is subject to a cap of $306,444 (approximately $2.61 per square foot after excluding ground leased space).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event. During the continuance of a Triggering Event, all rents will be swept to a segregated cash management account and all excess cash flow after the payment of debt service and required reserves will be disbursed either (i) during the continuance of an Excess Cash Sweep Period, to an excess cash reserve account to be held as additional collateral for the loan or (ii) to the borrower.

A “Triggering Event” means a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.15x for the trailing twelve month period and (iii) if twelve months prior to the expiration of the Sears Grand lease the Sears Grand space has not been released or the related lease has not been terminated.

An “Excess Cash Sweep Period” means a period commencing upon the earlier of (i) the debt service coverage ratio being less than 1.15x for the trailing twelve month period for two consecutive calendar quarters and (ii) if twelve months prior to the expiration of the Sears Grand lease the Sears Grand space has not been released or the related lease has not been terminated.

Release of Sears Grand Parcel. The borrower may release the Sears Grand parcel after July 6, 2014 upon satisfaction of, among other things, the following conditions: (i) payment of a release price equal to $10,500,000, (ii) the borrower delivers to lender 90 days notice to release the Sears Grand parcel, (iii) after giving effect to such release, the ratio of the outstanding loan balance on the mortgage loan and any mezzanine loan to value of the property will not be more than 75.0%, (iv) after giving effect to such release, the debt service coverage ratio will be equal to or greater than 1.30x, (v) after giving effect to such release, the net cash flow debt yield is not less than 8.45%, (vi) the transferee (which may be an affiliate of borrower) has leased or has a binding letter of intent for a lease with a Sears Grand Replacement Tenant and (vii) the borrower will (a) pay lender cash, a completion bond, or a letter of credit, in an amount equal to the Sears Grand re-tenanting costs (tenant improvements and leasing commissions), or (b) provide evidence that a lender has agreed to provide the transferee financing to pay for the Sears Grand re-tenanting costs.

Sears Grand Lease Termination. The borrower may terminate the Sears Grand lease and release Sears Grand from any liability under the Sears Grand lease or any related guaranty upon satisfaction of, among other things, the following conditions: (i) borrower has leased or has a binding letter of intent for a lease with a Sears Grand Replacement Tenant and (ii) the borrower pays lender cash, a completion bond, or a letter of credit, in an amount equal to the Sears Grand re-tenanting costs (tenant improvements and leasing commissions) that will be deposited in the TI/LC Reserves fund, plus any projected shortfalls as it relates to the proposed release of the Sears Grand parcel as calculated by lender to be deposited into a separate reserve as additional collateral for the loan.

Sears Grand Lease Buyout. The borrower may allow Sears Grand to transfer its interest under its lease (including a transfer to an affiliate of the borrower) upon satisfaction of, among other things, the following conditions: (i) the proposed transferee has leased or has a binding letter of intent for a lease with a Sears Grand Replacement Tenant and (ii) the borrower will (a) pay lender cash, a completion bond, or a letter of credit, in an amount equal to the Sears Grand re-tenanting costs (tenant improvements and leasing commissions) that will be deposited in the TI/LC Reserves fund, plus any projected shortfalls as it relates to the proposed release of the Sears Grand parcel as calculated by lender to be deposited into a separate reserve as additional collateral for the loan or (b) pay lender cash equal to any projected shortfalls as it relates to the proposed release of the Sears Grand parcel as calculated by lender and provide evidence to lender that a leasehold lender has agreed to provide the transferee financing to pay for the Sears Grand re-tenanting costs, which financing may be secured by the transferee’s interest in the Sears Grand lease.

If the above conditions have been satisfied, (i) the borrower may amend the terms of the Sears Grand lease provided that such amendment does not adversely affect rent or term, except that borrower may release Sears from any liability under the Sears Grand

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Foothill Crossing

lease or any related guaranty and (ii) the transferee may enter into leasehold financing with a leasehold lender to provide financing to pay for the Sears Grand re-tenanting costs, which financing may be secured by the transferee’s interest in the Sears Grand lease.

A “Sears Grand Replacement Tenant” means one or more Sears Grand replacement tenants acceptable to the lender with a minimum five year lease term beyond the loan’s maturity date which cumulatively equals 66.0% or more of the net rentable area of the Sears Grand parcel with total rent equal to or greater than the then current rent under the Sears Grand lease. The lender is required to approve Sears Grand replacement tenants that have (a) a credit rating equal to or greater than “BBB-“ by S&P and (b) operate 12 or more retail locations. In no event will lender be required to approve JCPenney as a Sears Grand replacement tenant.

Future Additional Debt. The members of the borrower may, in connection with, or after the termination of the Sears Grand lease (see “Sears Grand Lease Termination” section above) pledge up to 100.0% of its equity interest in the borrower as collateral for a mezzanine loan upon the satisfaction of, among other things, the following conditions: (i) no event of default has occurred and is continuing, (ii) the ratio of the outstanding loan balance of the mortgage loan and the mezzanine loan to the fair market value, will not exceed 75.0%, (iii) the ratio of the mezzanine loan to Sears Grand re-tenanting costs will not exceed 75.0%, (iv) the debt service coverage ratio (including the mortgage loan and mezzanine loan, and any replacement tenant lease(s) entered into in connection with such termination) will be no less than 1.30x, (v) the mezzanine lender will enter into a standard intercreditor agreement acceptable to lender and (vi) the borrower will provide written confirmation from the applicable rating agencies that such mezzanine loan will not cause a downgrade of the then-current rating of the securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	370,868
Loan Purpose:	Acquisition	Location:	Reno, NV
Borrower:	G&I VII Reno Operating LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	DRA G&I Fund VII Real Estate Investment Trust	Occupancy(1):	81.6%
		Occupancy Date:	12/31/2013
Interest Rate:	4.32200%	Number of Tenants:	67
Note Date:	12/19/2013	2011 NOI:	$4,835,872
Maturity Date:	1/1/2019	2012 NOI:	$4,650,275
Interest-only Period:	24 months	2013 NOI:	$4,430,425
Original Term:	60 months	UW Economic Occupancy(1):	82.3%
Original Amortization:	360 months	UW Revenues:	$8,274,012
Amortization Type:	IO-Balloon	UW Expenses:	$3,666,969
Call Protection:	L(28),Def(29),O(3)	UW NOI:	$4,607,042
Lockbox:	CMA	UW NCF:	$4,139,749
Additional Debt:	N/A	Appraised Value / Per SF(2):	$53,550,000 / $144
Additional Debt Balance:	N/A	Appraisal Date:	11/10/2013
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$108
Taxes:	$122,300	$61,150	N/A	Maturity Date Loan / SF:	$102
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	74.7%
Replacement Reserves:	$6,181	$6,181	$148,344	Maturity Date LTV(2):	70.9%
TI/LC:	$2,000,000	$32,760	N/A	UW NCF DSCR(1):	1.74x
Other:	$155,967	$0	N/A	UW NOI Debt Yield(1):	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	72.0%	Purchase Price	$53,000,000	95.4%
Sponsor Equity	15,557,364	28.0	Upfront Reserves	2,284,448	4.1
			Closing Costs	272,916	0.5
Total Sources	$55,557,364	100.0%	Total Uses	$55,557,364	100.0%
(1)
Occupancy, UW Economic Occupancy and UW Revenues are based on the December 31, 2013 rent roll. On April 11, 2014, Coldwater Creek, which leases 4,562 square feet, filed for Chapter 11 bankruptcy protection with plans to close all of its stores.  The Occupancy, UW Economic Occupancy, UW NCF DSCR and UW NOI Debt Yield without this tenant would be 80.4%, 80.9%, 1.67x and 11.1%, respectively.

(2)
Based on the “hypothetical market as-is” value, which assumes a $2.0 million upfront future leasing reserve was escrowed at origination. At origination, $2.0 million was escrowed to cover such future costs and expenses. The “as-is” value assuming the upfront leasing reserve is not in place is $51.75 million, which results in a Cut-off Date LTV of 77.3% and Maturity Date LTV of 73.4%.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Summit loan has an outstanding principal balance of $40.0 million and is secured by a first mortgage lien on a 370,868 square foot portion of a retail center located in Reno, Nevada. The loan has a five-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is G&I VII Reno Operating LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is DRA G&I Fund VII Real Estate Investment Trust, an affiliate of DRA Advisors LLC (“DRA”). Founded in 1986, DRA is a real estate investment organization that specializes in value-added investing and management services for institutional and private investors. DRA’s portfolio currently includes approximately 42.0 million square feet of office, retail and industrial properties along with approximately 40,100 multifamily units. DRA currently has approximately $11.0 billion of assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

The Property.  The Summit is a 600,063 square foot lifestyle center, of which 370,868 serves as collateral for the loan. The property is situated on approximately 53.9 acres and is anchored by a Dillard’s (199,519 square feet) and a 16 screen Century Theatres (49,605 square feet). Dillard’s, along with five developed outparcels, each of which own their own land and improvements, are excluded from the collateral for the loan.

The property was constructed in 2005 by affiliates of Bayer Properties, L.L.C. at an estimated cost of approximately $120.0 million and was financed by an approximately $94.0 million construction loan that was provided by a banking syndicate. Due to the recessionary effect on the property and the total debt encumbering the asset, the construction loan went into maturity default in 2009 and was restructured in 2010 with a 2-year extension. The restructured loan went into maturity default again in December of 2012 and the property was subsequently listed for sale in 2013. The property was purchased by DRA Advisors in December for approximately $53.0 million and the construction loan was paid off at a discount of approximately 46%.

As of December 2013, the collateral was approximately 81.6% occupied by 67 tenants. The property’s tenancy caters to mid to upscale customers, with tenants such as Apple, William-Sonoma, Coach, J. Jill, Pottery Barn, Banana Republic, Sephora, Talbots and White House / Black Market. The property also contains several restaurant tenants such as Buffalo Wild Wings and Fatburger. Sales per square foot and occupancy costs for tenants occupying less than 10,000 square feet were $451 and 6.7%, respectively, as of December 2013.

The Summit is located approximately 15 miles south of the Reno, Nevada central business district adjacent to Highway 395 and South Virginia Street.  Highway 395 is a six to eight-lane freeway, traversing the neighborhood in a north-south direction. This arterial connects the neighborhood with the City of Reno to the north, and Carson City to the south. Additionally, traffic between Reno and Lake Tahoe passes by the property when traveling on Highway 395. It is reported that approximately 120,000 vehicles travel along Highway 395 and South Virginia Street a day. According to the appraisal, the property has a primary trade area consisting of a 15 mile radius that contains approximately 374,000 people, with an estimated average household income of $59,071 as of 2013. The secondary trade area, defined as being within a 25 mile radius of the property, contains approximately 530,500 people with an estimated average household income of $61,353 as of 2013. The appraisal concluded per square foot market rents of $12.00 for junior anchor spaces, $15.00 for the theater space, $25.00 for restaurant tenants and $25.00 for in-line space. According to the appraisal, the property’s only direct competition is Meadowood Mall which is controlled by Simon Property Group.

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Meadowood Mall	1978	883,569	$425	90.0%	5 Miles	Macy’s, Sears, JCPenney
(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs
	2011	2012	2013
Occupancy(1)	89.2%	80.3%	81.6%
In-line Sales PSF(2)(3)	$460	$477	$451
Occupancy Costs(2)(4)	7.7%	6.8%	6.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(3)	In-line Sales PSF excluding Apple were $301, $306 and $296 for 2011, 2012 and 2013, respectively.
(4)	Occupancy Costs excluding Apple were 11.6%, 10.5% and 10.1% for 2011, 2012 and 2013, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	199,519	N/A	N/A	N/A	N/A	N/A

Top 10 Collateral Tenants
Century Theatres(5)	NA / BB- / NA	49,605	13.4%	$14.60	$377,802	12.0%	5/31/2022
Old Navy(6)	Baa3 / BBB- / BBB-	17,046	4.6%	$15.23	$203	7.5%	4/30/2016
Orvis(6)	NA / NA / NA	14,873	4.0%	$5.24	$65	8.0%	12/31/2014
Pottery Barn(6)	NA / NA / NA	11,597	3.1%	$27.65	$307	9.0%	1/31/2019
Gap and Gap Body(6)	Baa3 / BBB- / BBB-	11,232	3.0%	$15.79	$174	9.0%	3/31/2019
Charming Charlie	B2 / B- / NA	9,753	2.6%	$19.43	$181	10.8%	3/31/2021
Banana Republic(6)	Baa3 / BBB- / BBB-	7,266	2.0%	$16.06	$178	9.0%	3/31/2015
Lane Bryant	NA / NA / NA	7,204	1.9%	$18.00	$208	16.1%	3/31/2016
Tilly’s	NA / NA / NA	6,533	1.8%	$36.00	$238	21.7%	11/30/2016
Victoria’s Secret	Ba2 / BB+ / BB+	6,034	1.6%	$22.00	$573	6.3%	3/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for 2013 for all tenants.
(4)	Dillard’s owns its own land and improvements and is excluded from the collateral for the loan.
(5)	Sales PSF reflects sales per screen for Century Theatres. Sales per screen is based on a total of 16 screens.
(6)	Old Navy, Orvis, Pottery Barn, Gap and Gap Body and Banana Republic pay a percentage of sales in lieu of base rent. Base Rent PSF represents percentage rent based on 2013 sales.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	68,056	18.4%	NAP	NAP	68,056	18.4%	NAP	NAP
2014 & MTM	4	20,089	5.4	$110,000	2.2%	88,145	23.8%	$110,000	2.2%
2015	4	17,024	4.6	57,195	1.2	105,169	28.4%	$167,195	3.4%
2016	29	110,587	29.8	2,184,588	44.3	215,756	58.2%	$2,351,783	47.7%
2017	10	28,694	7.7	576,716	11.7	244,450	65.9%	$2,928,499	59.4%
2018	5	13,262	3.6	299,340	6.1	257,712	69.5%	$3,227,838	65.4%
2019	7	39,848	10.7	490,406	9.9	297,560	80.2%	$3,718,245	75.4%
2020	1	4,083	1.1	114,324	2.3	301,643	81.3%	$3,832,569	77.7%
2021	3	13,825	3.7	313,391	6.4	315,468	85.1%	$4,145,960	84.0%
2022	1	49,605	13.4	724,446	14.7	365,073	98.4%	$4,870,406	98.7%
2023	2	4,245	1.1	63,400	1.3	369,318	99.6%	$4,933,806	100.0%
2024	0	0	0.0	0	0.0	369,318	99.6%	$4,933,806	100.0%
2025 & Beyond	1	1,550	0.4	0	0.0	370,868	100.0%	$4,933,806	100.0%
Total	67	370,868	100.0%	$4,933,806	100.0%
(1)	Based on the underwritten rent roll.
(2)	Base Rent Expiring does not include rent from 12 tenants totaling 87,777 square feet that pay a percentage of sales in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

The Summit

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,790,568	$5,056,536	$4,986,698	$5,239,537	$4,933,806	$13.30	51.4%
Vacant Income	0	0	0	0	1,701,400	4.59	17.7
Gross Potential Rent	$5,790,568	$5,056,536	$4,986,698	$5,239,537	$6,635,206	$17.89	69.1%
Total Reimbursements	1,651,541	1,434,715	1,367,747	1,462,992	1,443,312	3.89	15.0
Percentage Rent(3)	1,695,775	1,711,307	1,797,642	1,401,998	1,527,611	4.12	15.9
Net Rental Income	$9,137,884	$8,202,558	$8,152,087	$8,104,527	$9,606,129	$25.90	100.0%
(Vacancy/Credit Loss)	(52,522)	(401)	(167,405)	(31,438)	(1,701,400)	(4.59)	(17.7)
Other Income	722,144	631,734	592,318	396,288	369,283	1.00	3.8
Effective Gross Income	$9,807,506	$8,833,891	$8,577,000	$8,469,377	$8,274,012	$22.31	86.1%

Total Expenses	$4,419,703	$3,998,019	$3,926,725	$4,038,952	$3,666,969	$9.89	44.3%

Net Operating Income	$5,387,803	$4,835,872	$4,650,275	$4,430,425	$4,607,042	$12.42	55.7%

Total TI/LC, Capex/RR	0	0	0	0	467,294	1.26	5.6
Net Cash Flow	$5,387,803	$4,835,872	$4,650,275	$4,430,425	$4,139,749	$11.16	50.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are based on the December 31, 2014 rent roll. One tenant, Coldwater Creek, filed for Chapter 11 bankruptcy protection on April 11, 2014 and plans to close all of its stores. Coldwater Creek’s underwritten annual base rent of $123,174 is included in Underwritten Rents in Place.

(3)	Underwritten Percentage Rent includes 12 tenants totaling 87,777 square feet that pay a percentage of sales in lieu of base rent and two tenants that are paying overage rent.

Property Management. The property is managed by Bayer Properties, L.L.C.

Escrows and Reserves. At origination, the borrower deposited into escrow $2.0 million to prefund the tenant improvement and leasing commission reserve, $155,967 for free rent associated with five tenants, $122,300 for real estate taxes and $6,181 for upfront replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $61,150.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,181 (approximately $0.20 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $148,344 (approximately $0.40 per square foot).

TI/LC Reserves - At origination, the borrower deposited $2.0 million to prefund the TI/LC reserve account. In addition, the borrower is required to deposit into the TI/LC reserve account $32,760 per month (approximately $1.06 per square foot annually).

A “Cash Sweep Event” means any of the following: (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower or an affiliated property manager or (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.40x.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination the borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, the borrower and cash management bank are required to set up a segregated cash management account to be held in trust and for the benefit of lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and continuation of a Cash Sweep Event, all funds deposited into the lockbox will be swept to the cash management account for payment of debt service, required reserves and operating expenses, with the remaining balance to be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Centreville Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,297,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,150,689	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	311,989
Loan Purpose:	Refinance	Location:	Centreville, VA
Borrower:	Centreville Square Project Limited	Year Built / Renovated:	1989 / N/A
	Partnership	Occupancy(2):	95.5%
Sponsor:	Albert J. Dwoskin	Occupancy Date:	2/28/2014
Interest Rate:	4.98000%	Number of Tenants:	109
Note Date:	3/4/2014	2011 NOI:	$6,571,757
Maturity Date:	4/1/2034	2012 NOI:	$6,204,250
Interest-only Period:	None	2013 NOI(3):	$5,831,425
Original Term:	240 months	UW Economic Occupancy:	94.6%
Original Amortization:	240 months	UW Revenues:	$10,305,000
Amortization Type:	Fully Amortizing	UW Expenses:	$2,867,164
Call Protection:	L(24),Grtr1%orYM(192),O(24)	UW NOI(3):	$7,437,836
Lockbox:	Springing	UW NCF:	$6,967,140
Additional Debt:	Yes	Appraised Value / Per SF(4):	$105,000,000 / $337
Additional Debt Balance:	$21,703,000	Appraisal Date:	4/5/2014
Additional Debt Type:	Non-Pooled Component

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	57.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(4):	1.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.47x
Other(5):	$2,937,963	$0	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$60,000,000	100.0%	Payoff Existing Debt	$54,251,647	90.4%
			Upfront Reserves	2,937,963	4.9
			Return of Equity	2,282,545	3.8
			Closing Costs	527,845	0.9
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)
Centreville Square is part of a loan divided into a Pooled Component and a Non-Pooled Component with an aggregate principal balance of approximately $59.9 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $59.9 million Centreville Square Whole Loan.

(2)	Occupancy includes one tenant, Lotte Plaza Supermarket, occupying 49,631 square feet, which has executed a lease and has begun paying rent but is not expected to take occupancy until May 2014.
(3)	UW NOI is higher than 2013 NOI primarily due to 17 new leases beginning in 2013 totaling 86,069 square feet that account for approximately $1.7 million in annual rent.
(4)
Based on the “as-stabilized” value as of April 5, 2014, which assumes that Lotte Plaza Supermarket has completed its $2.0 million of tenant improvements. The “as-is” value assuming Lotte Plaza Supermarket has not completed its tenant improvements is $102.0 million, which results in a Cut-off Date LTV of 58.7% and Maturity Date LTV of 1.0%.

(5)
The initial other Escrows and Reserves consists of approximately $2.86 million for outstanding tenant improvement and leasing commissions associated with 17 tenants and $74,463 for outstanding rent abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Centreville Square

The Loan. The Centreville Square loan is secured by a first mortgage lien on a 311,989 square foot grocery anchored retail center in Centreville, Virginia. The loan has an outstanding principal balance of approximately $59.9 million (the “Centreville Square Whole Loan”) and will be split into a $38.2 million Pooled Component and a $21.7 million Non-Pooled Component for purposes of determining distributions to the Certificates. The Pooled Component will be pooled together with the other mortgage loans, and interest and principal allocated in respect of the Pooled Component will be available to make distributions in respect of each class of Certificates other than Class CSQ Certificates. Interest and principal allocated in respect of the Non-Pooled Component will be payable only to the Class CSQ Certificates. Interest will be paid to the Pooled Component and Non-Pooled Component pro rata. Principal will be paid to the Pooled Component until paid to zero and then to the Non-Pooled Component unless a pro rata payment event occurs as described in the Free Writing Prospectus. The Centreville Square Whole Loan has a 20-year term and amortizes on a 20-year schedule. The previously existing debt was securitized in the COMM 2004-LB3A transaction.

The loan’s sponsor and nonrecourse carve-out guarantor is Albert J. Dwoskin. Mr. Dwoskin is the founder and CEO of A.J. Dwoskin & Associates, Inc., (“A.J. Dwoskin”) a real estate company that was founded in 1967. A.J. Dwoskin is a fully integrated real estate company with acquisition, construction, property management, leasing and asset management capabilities. Mr. Dwoskin’s current portfolio includes over 1.4 million square feet of retail and office space as well as 1,800 apartment units.

The Property. Centreville Square is a 311,989 square foot, grocery anchored retail center located in Centreville, Virginia. The property was constructed by the loan sponsor in two phases; phase 1, which totals 109,003 square feet, was built in 1989 and phase II, which totals 202,986 square feet, was built in 1991. Centreville Square consists of 14 single-story buildings on a 29.5 acre site. Additionally, there are 1,633 surface parking spaces at the property that constitute collateral, resulting in a parking ratio of 5.24 spaces per 1,000 square feet of net rentable area. The borrower has a current basis of approximately $53.1 million and plans on spending $2.1 million on capital improvements in 2014, including $1.9 million on roof replacements which will be phased in over the next three years.

As of February 2014, the collateral was approximately 95.5% leased by 109 tenants. The grocery anchored retail center consists of a mix of various national and local tenants, many of which cater to the Asian-American community. According to the appraisal and CoStar, within a three- and five- mile radius of the property are approximately 96,473 and 207,679 people respectively, of which approximately 25.6% and 21.2% of the population are Asian-American. Since the start of 2013, the borrower has signed 17 new leases and five renewal/expansion leases for a total of 103,738 square feet (33.3% of the net rentable area). The property is anchored by a Lotte Plaza Supermarket (“Lotte”) (15.9% of the net rentable area). Lotte executed a 15-year lease in July 2013 and is currently completing a $2.0 million build out with an expected store opening in May 2014. The second largest tenant, Columbia College (3.7% of the net rentable area), has multiple leases at the property. In total, Columbia College has 3,393 square feet expiring in December 2020 and 8,140 square feet expiring in May 2021. A portion of the Columbia College space is used for an English as a second language training program and the other space is used as a cosmetology training school. The third largest tenant, Party Depot (3.5% of the net rentable area), has a lease through January 2020 with one five-year renewal option remaining. Additional tenants at the property include Advance Auto Parts, Sleepy’s, Suntrust Bank, Wells Fargo, Panda Express and Five Guys.

The Lotte space was previously leased to another grocer, Grand Mart International, which departed in April 2013 after the borrower chose not to renew its lease. Lotte is an international supermarket chain owned by Sungwon Inc., which caters to the Asian-American community with 17 domestic locations in seven states as well as stores in Japan, Korea and China. Lotte is headquartered in Columbia, Maryland and operates six stores in Maryland and three stores in Virginia. The Lotte lease provides for $1.00 per square foot rent increases at the start of lease years three, five, nine and 13 as well as three five-year renewal options. In addition to base rent, the lease also allows for percentage rent of 1.0% for sales exceeding $30.0 million ($604 per square foot). The borrower was provided sales for two other Lotte stores located in Chantilly, Virginia (opened in 2008) and Ellicott City, Maryland (opened in 1999) that reported average sales of $673 per square foot with gross sales of approximately $35.8 million and occupancy costs of 3.1%.

The Market. The property is located on the south side of Lee Highway near the Interstate 66 interchange in downtown Centreville, Virginia, a suburb of Fairfax County approximately 20 miles west of Washington, D.C. The property’s location provides access to the Northern Fairfax County employment centers of Arlington, Alexandria, Tysons Corner and the Dulles Corridor, as well as Washington D.C. Land use surrounding the property primarily consists of retail, office and multifamily. According to the appraisal, the propertys’ estimated 2013 population and median household income within one-, three- and five- mile radius was 25,715, 96,473 and 207,679 and $76,995, $109,159 and $100,603, respectively. According to the appraisal, the property is located in the Suburban Fairfax County retail submarket. The submarket contains approximately 12.9 million square feet and accounts for 32.3% of the total Northern Virginia inventory. The submarket reports a vacancy rate of 5.4% which is below the regional average of 6.4% as of the end of 2013. The average effective rental rate within the submarket of $28.41 is above the regional average of $24.55 per square foot. The appraisal identified five competitive properties built between 1983 and 1999 that range in size from 46,955 to 312,277 square feet. The competitive set reported an average occupancy of approximately 89.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Centreville Square

Tenant Summary(1)(2)
Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Lotte Plaza Supermarket(4)	NA / NA / NA	49,631	15.9%	$14.00	3/31/2029
Columbia College(5)	NA / NA / NA	11,533	3.7%	$23.25	5/31/2021
Party Depot	NA / NA / NA	11,000	3.5%	$15.25	1/31/2020
Advance Auto Parts(6)	Baa3 / BBB- / NA	9,137	2.9%	$12.00	8/31/2018
Minnieland Private Day School	NA / NA / NA	9,111	2.9%	$25.60	9/30/2015
Clock Tower Thrift Shop	NA / NA / NA	8,000	2.6%	$26.00	4/30/2019
Hutchison & Gorman	NA / NA / NA	7,019	2.2%	$30.18	5/31/2024
Sleepy’s	NA / NA / NA	6,735	2.2%	$24.19	11/30/2023
Iron Age Restaurant	NA / NA / NA	5,749	1.8%	$25.00	9/30/2023
New Kang Chon Restaurant	NA / NA / NA	5,278	1.7%	$25.29	2/28/2023

(1)	Based on the underwritten rent roll.
(2)	Sales information is not available for any tenants.
(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	Lotte Plaza Supermarket has an executed lease and has begun paying rent but is not expected to take occupancy until May 2014.
(5)
Columbia College has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that Columbia College occupies. In total, Columbia College has 3,393 square feet expiring in December 2020 and 8,140 square feet expiring in May 2021.

(6)
Advance Auto Parts is currently in a co-tenancy period under its lease due to the temporary vacancy of the Lotte Plaza Supermarket space. Under its lease, Advance Auto Parts has the right to pay reduced rent or terminate its lease, but the tenant has not sent notice to the borrower that it intends to exercise any remedies. The co-tenancy period will end when Lotte Plaza Supermarket is in occupancy.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$8,403,685	$8,394,378	$8,778,977	$8,421,824	$26.99	77.9%
Vacant Income	0	0	0	405,807	1.30	3.8
Gross Potential Rent	$8,403,685	$8,394,378	$8,778,977	$8,827,631	$28.29	81.7%
Total Reimbursements	1,789,515	1,354,542	1,446,661	1,976,876	6.34	18.3
Net Rental Income	$10,193,200	$9,748,920	$10,225,638	$10,804,507	$34.63	100.0%
(Vacancy/Credit Loss)	(1,247,960)	(1,161,225)	(1,710,809)	(583,443)	(1.87)	(5.4)
Other Income	25,996	99,436	175,041	83,936	0.27	0.8
Effective Gross Income	$8,971,236	$8,687,131	$8,689,870	$10,305,000	$33.03	95.4%

Total Expenses	$2,399,479	$2,482,881	$2,858,445	$2,867,164	$9.19	27.8%

Net Operating Income	$6,571,757	$6,204,250	$5,831,425	$7,437,836	$23.84	72.2%

Total TI/LC, Capex/RR	246,847	1,330	405,277	470,696	1.51	4.6
Net Cash Flow	$6,324,910	$6,202,920	$5,426,148	$6,967,140	$22.33	67.6%

Occupancy(3)(4)	88.8%	85.1%	95.7%	94.6%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place are higher than 2013 primarily due to 17 new leases beginning in 2013 totaling 86,069 square feet that account for approximately $1.7 million in annual rent.
(3)
The property was 94.0% occupied in 2009 and 95.4% occupied in 2010. According to the borrower, the decrease in occupancy in 2011 and 2012 was due to two reasons: (i) the borrower elected to begin replacing tenants run by local operators with national chains and (ii) some tenants chose to vacate knowing the previous grocer, Grand Mart International, had a lease expiration in April 2013.

(4)	2013 and Underwritten Occupancy includes one tenant, Lotte Plaza Supermarket, which has an executed lease and has begun paying rent but is not expected to take occupancy until May 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Muncie Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$36,948,490	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	515,970
Loan Purpose:	Refinance	Location:	Muncie, IN
Borrower:	Muncie Mall, LLC	Year Built / Renovated:	1971 / 1997
Sponsor:	Simon Property Group, L.P.	Occupancy:	98.6%
Interest Rate:	4.19200%	Occupancy Date:	2/2/2014
Note Date:	3/14/2014	Number of Tenants:	56
Maturity Date:	4/1/2021	2011 NOI:	$5,430,800
Interest-only Period:	None	2012 NOI:	$5,739,693
Original Term:	84 months	2013 NOI:	$5,292,263
Original Amortization:	360 months	UW Economic Occupancy:	91.5%
Amortization Type:	Balloon	UW Revenues:	$7,328,420
Call Protection:	L(25),Def(52),O(7)	UW Expenses:	$2,179,539
Lockbox:	CMA	UW NOI:	$5,148,881
Additional Debt:	N/A	UW NCF:	$4,607,112
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$73,000,000 / $141
Additional Debt Type:	N/A	Appraisal Date:	2/26/2014

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$72
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$62
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.6%
Replacement Reserves:	$0	Springing	$386,892	Maturity Date LTV:	44.0%
TI/LC:	$0	Springing	$1,238,328	UW NCF DSCR:	2.12x
Other(1):	$375,000	$0	N/A	UW NOI Debt Yield:	13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	100.0%	Return of Equity	$36,112,605	97.6%
Closing Costs	512,395	1.4
Upfront Reserves	375,000	1.0
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	Initial Other Escrows and Reserves represents an upfront environmental reserve. See “Environmental Assessment” below.

The Loan. The Muncie Mall loan has an outstanding principal balance of approximately $36.9 million and is secured by a first mortgage lien on a 515,970 square foot single-story regional mall in Muncie, Indiana. The loan has a seven-year term and amortizes on a 30-year schedule. The property was previously unencumbered.

The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3 / A by Moody’s / S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Muncie Mall was on the list of assets to be included in the spin-off. Simon has the right to transfer sponsorship to its proposed spin-off REIT, to be known as Washington Prime Group Inc. (“WPG”). WPG is expected to own or have an interest in 54 strip centers and 44 malls totaling 53.0 million square feet in 23 states. As of September 30, 2013, occupancy at these prospective strip centers and malls is 94.2% and 90.4%, respectively. WPG will be led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. For additional detail see “Spin-off” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Muncie Mall

The Property.  Muncie Mall is a 635,970 square foot enclosed regional mall, of which 515,970 square feet serves as collateral for the loan. The property is situated on approximately 53.4 acres in Muncie, Indiana, approximately 60 miles northeast of Indianapolis. The property is anchored by Sears (129,800 square feet), Macy’s (120,000 square feet), JCPenney (105,956 square feet) and Carson’s (80,000 square feet). Each of the anchors is included in the collateral for the loan except Macy’s, which owns its own land and improvements. Additionally, there are 3,428 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 6.65 spaces per 1,000 square feet of net rentable area. Constructed in 1971, the property was most recently renovated and expanded in 1997.

As of February 2, 2014, the portion of the property serving as collateral for the loan was approximately 98.6% occupied by 56 tenants. Gross mall sales for all tenants that reported in 2013 were approximately $60.4 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $283, $277, $304 and $301 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 13.9%, 14.5%, 13.5% and 12.7%, respectively.

The Market.  Muncie Mall is located in Muncie, Indiana, approximately 60 miles northeast of downtown Indianapolis, and is one of only two regional malls within an approximately 35-mile radius. The other mall, Mounds Mall, is approximately 24 miles from the property and has a vacant anchor box that was occupied by Sears until 2012 and is approximately 65.0% occupied. Muncie Mall is located just off of McGalliard Road which connects to Interstate 69, approximately 10 miles to the west. According to the appraisal, the property is located in the Muncie MSA, with its largest employers coming from a variety of industries including education, healthcare, transportation/utilities and government. The property is located approximately three miles from Ball State University, a 21,000 student university offering 180 undergraduate and 100 graduate and masters degrees. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 83,223 people, with a median household income of $31,247 as of 2013. The secondary trade area, defined as being within a 20-mile radius of the property, contains approximately 247,997 people with a median household income of $36,038 as of 2013. According to the appraisal, the property’s primary competition consists of the five properties detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Castleton Square	1972 / 2012	1,371,000	98.0%	51 miles	Macy’s, Von Maur, JCPenney, Sears, Dick’s Sporting Goods, AMC Theatres
Five Points Mall	1978 / 2009	464,827	N/A	40 miles	Carson’s
Hamilton Town Center	2008 / N/A	655,490	95.0%	41 miles	JCPenney, Dick’s Sporting Goods
Mounds Mall	1965 / 2003	300,000	65.0%	24 miles	Carson’s
Washington Square	1974 / 1999	965,000	N/A	55 miles	Sears, Target, Burlington, Dick’s Sporting Goods, AMC Theatres
Total / Weighted Average		3,756,317	92.9%
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2009	2010	2011	2012	Current(2)
93.0%	95.3%	96.1%	97.1%	98.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 2, 2014.

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$283	$277	$304	$301
Occupancy Costs	13.9%	14.5%	13.5%	12.7%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Muncie Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Anchor Tenants
Sears	Caa1 / CCC+ / B-	129,800	25.2%	$1.51	$60	2.5%	8/31/2019
Macy’s(4)	Baa2 / BBB+ / BBB	120,000	N/A	N/A	N/A	N/A	N/A
JCPenney(5)	Caa1 / CCC+ / CCC	105,956	20.5%	$2.50	$71	4.3%	1/31/2017
Carson’s	NA / NA / NA	80,000	15.5%	$4.00	$58	7.5%	1/31/2018
Total:		435,756

Top 5 Non-Anchor Tenants
Shoe Dept. Encore	NA / NA / NA	24,550	4.8%	$6.59	$60	11.0%	4/30/2021
Books-A-Million	NA / NA / NA	16,462	3.2%	$11.50	$104	12.5%	1/31/2017
The Finish Line	NA / NA / NA	9,855	1.9%	$23.93	$328	12.4%	2/29/2020
MCL Cafeteria	NA / NA / NA	9,568	1.9%	$13.50	$205	8.8%	12/31/2016
Dress Barn(6)	NA / NA / NA	8,742	1.7%	$12.87	N/A	N/A	12/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Macy’s owns its own land and improvements and is excluded from the collateral for the loan.
(5)	JCPenney Sales PSF are based on the trailing twelve month period ending January 2014.
(6)	Dress Barn opened for business in October 2013, therefore full year Sales PSF and Occupancy Costs are not available.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,249,301	$4,364,462	$4,577,061	$4,563,712	$4,895,182	$9.49	66.6%
Vacant Income	0	0	0	0	327,015	0.63	4.4
Gross Potential Rent	$4,249,301	$4,364,462	$4,577,061	$4,563,712	$5,222,197	$10.12	71.0%
Total Reimbursements	2,182,847	2,373,243	2,398,494	2,124,114	2,127,949	4.12	29.0
Net Rental Income	$6,432,148	$6,737,705	$6,975,555	$6,687,826	$7,350,146	$14.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(626,245)	(1.21)	(8.5)
Other Income	716,843	689,599	725,131	584,759	604,518	1.17	8.2
Effective Gross Income	$7,148,991	$7,427,304	$7,700,686	$7,272,585	$7,328,420	$14.20	99.7%

Total Expenses	$1,696,863	$1,996,504	$1,960,993	$1,980,322	$2,179,539	$4.22	29.7%

Net Operating Income	$5,452,128	$5,430,800	$5,739,693	$5,292,263	$5,148,881	$9.98	70.3%

Total TI/LC, Capex/RR	0	0	0	0	541,769	1.05	7.4
Net Cash Flow	$5,452,128	$5,430,800	$5,739,693	$5,292,263	$4,607,112	$8.93	62.9%

Occupancy	95.3%	96.1%	97.1%	99.5%	91.5%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place are higher than 2013 primarily due to 11 recently executed leases with start dates in 2013, totaling 32,282 square feet, which account for $648,533 in underwritten rent.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be established upon the occurrence of a Lockbox Event and, in the case of clauses (i) and (ii) as described below in the definition of Lockbox Event, all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or property manager, (iii) a DSCR Trigger Event or (iv) an Anchor Trigger Event.

A “DSCR Trigger Event” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.60x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Muncie Mall

An “Anchor Trigger Event” means: (i) Macy’s goes dark, vacates or abandons its parcel (ii) Sears fails to renew its lease one year prior to the lease expiration or goes dark, vacates or abandons its parcel (iii) Carson’s fails to renew its lease one year prior to the lease expiration or goes dark, vacates or abandons its parcel or (iv) JCPenney fails to renew its lease six months prior to the lease expiration or goes dark, vacates or abandons its parcel.

Spin-off. SPG intends to spin off its strip center properties and smaller enclosed malls that is expected to be completed in the second quarter of 2014 (the “Spin-off”). Muncie Mall will be one of the properties included in the Spin-off. In connection with the Spin-off, SPG intends to transfer all of their indirect interests in the Borrower to Washington Prime Group Inc. (“Washington Inc.”) and/or Washington Prime Group, L.P. (“Washington LP”) through certain distributions of common shares and limited partnership units.  Any transfers of interest in connection with the Spin-off are permitted without the consent of the lender under the loan documents if certain conditions set forth in the loan documents are satisfied, including, without limitation that within 15 days of the Spin-off, the Borrower delivers a replacement guaranty agreement from a Washington Key Principal in the same form as was delivered at origination (such replacement guaranty agreement is required to cover any liability arising from and after the origination date and upon delivery of such replacement guaranty, the lender is required to release the guaranty agreement delivered by the non-recourse carve-out guarantor at origination).

A “Washington Key Principal” means one or more of (i) Washington Inc. (ii) Washington LP, (iii) such other entity that is the resulting real estate investment trust entity upon completion of the Spin-off, so long as, in the case of any entity under clauses (i) – (iii) above, such entity is substantially similar with respect to the number of assets owned and total asset value, all as contemplated in Form 10 (each entity described in clauses (i), (ii) and (iii) of this definition, as the context may require, “Washington”), and (iv) any subsidiary of Washington; provided that Washington directly or indirectly owns at least 51% of such subsidiary and controls the day-to-day decision making of such subsidiary, notwithstanding that one or more third parties may have rights to participate in major decisions of such subsidiary.

Environmental Assessment. The environmental assessment obtained at origination of the loan reported that three motor oil underground storage tanks (“USTs”) were previously removed from the Sears Auto Center tenant space and each of those three USTs received “No Further Action” classification from the Indiana Department of Environmental Management.  However, no information was available regarding any subsurface evaluation for any potential contamination.  Additionally, the Sears Auto Center uses a trench drain, and an oil/water separator, and has approximately thirteen out-of-service below-ground hydraulic lifts.  Based on the lack of documentation regarding the condition of the former gasoline UST and on the long term use of the lifts and other items in association with motor vehicle maintenance, the assessment recommended further investigation as to any potential impacts.  The assessment estimated that in the event that soil and groundwater impacts require remediation, the estimated costs would be $300,000. At origination, the lender required the borrower to escrow $375,000 for such potential costs. In addition to the environmental reserve, the mortgage loan documents require the borrower to obtain a Phase II environmental assessment for the property and, to the extent that there is any contamination, remediate any issues in accordance with applicable laws.  To date, the recommended Phase II has not been completed. We cannot assure you that the borrower will obtain the required Phase II assessment or that the reserve will be sufficient for any remediation that might be required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Residence Inn Anaheim

200
200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	200
Loan Purpose:	Refinance	Location:	Garden Grove, CA
Borrower:	Chatham Rigg LLC	Year Built / Renovated:	2003 / 2013
Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	80.0% / $157.70 / $126.17
Interest Rate:	4.79000%	Occupancy / ADR / RevPAR Date:	1/31/2014
Note Date:	3/21/2014	Number of Tenants:	N/A
Maturity Date:	4/6/2024	2011 NOI(1):	$2,911,582
Interest-only Period:	24 months	2012 NOI(1):	$3,256,747
Original Term:	120 months	2013 NOI(1):	$3,518,795
Original Amortization:	360 months	TTM NOI (as of 1/2014)(1):	$3,553,808
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	80.0% / $157.70 / $126.17
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$9,855,832
Lockbox:	CMA	UW Expenses:	$6,413,502
Additional Debt:	N/A	UW NOI:	$3,442,330
Additional Debt Balance:	N/A	UW NCF:	$3,442,330
Additional Debt Type:	N/A	Appraised Value / Per Room:	$52,600,000 / $263,000
		Appraisal Date:	2/21/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$170,000
Taxes:	$47,137	$47,137	N/A	Maturity Date Loan / Room:	$146,306
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	55.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.61x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$34,000,000	100.0%	Payoff Existing Debt	$32,357,785	95.2%
				Return of Equity	1,130,760	3.3
				Closing Costs	464,318	1.4
				Upfront Reserves	47,137	0.1
Total Sources		$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)
TTM NOI increase from 2011 NOI is primarily due to increase in the average daily rate. The average daily rate was approximately $140.33, $146.87, $156.93 and $157.70 for 2011, 2012, 2013 and 1/2014 TTM, respectively.

The Loan. The Residence Inn Anaheim loan has an outstanding principal balance of $34.0 million and is secured by a first mortgage lien on a 200-room extended stay hotel in Garden Grove, California. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsor and nonrecourse carve-out guarantor is Chatham Lodging Trust (“Chatham”), a self-advised REIT that was organized to invest in extended stay hotels and premium-branded, select service hotels. As of year-end 2013, Chatham owned interests in 77 hotels totaling 10,686 rooms/suites, comprised of 25 wholly-owned hotels with an aggregate of 3,591 rooms/suites in 15 states and the District of Columbia and minority investments in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms. Chatham indirectly acquired the Residence Inn Anaheim property in July 2011 for approximately $51.6 million and invested approximately $4.3 million into capital improvements. Based on the purchase price, capital improvements, initial reserves and closing costs, the borrower has approximately $22.3 million of equity in the transaction. The previously existing debt was securitized in the CSMC 2007-C1 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Residence Inn Anaheim

The Property. The Residence Inn Anaheim is a 200-room, eight-story, extended stay hotel located at the border of Garden Grove and Anaheim, approximately one mile south of the Disneyland Resort. The property was built in 2003 and renovated in 2013 and includes 1,300 square feet of meeting space, an outdoor pool, an outdoor wading pool, an outdoor whirlpool, an exercise room, an outdoor sport court, an outdoor grill patio area, a business center, a gift shop, a game room, a guest laundry room, complimentary breakfast and suites fully equipped with standard extended stay features.

The property is in a core location within the Anaheim Resort district, approximately one mile south of Disneyland. Covering 50 square miles in Orange County, the city of Anaheim is home to more than 336,000 residents (one of California’s most populous cities). Orange County hosted over 44.4 million visitors in 2013 with an economic impact of over $9.6 billion, marking a 10.1% increase in visitor spending over 2012. The property is also approximately one mile south of the LEED-certified Anaheim Convention Center, the largest on the west coast, attracting over one million attendees and contributing over $1.0 billion in delegate spending annually. Nearby attractions include Angel Stadium, Honda Center, Grove of Anaheim, Anaheim Gardenwalk and The Outlets at Orange.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Residence Inn Anaheim(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.9%	$108.40	$76.87	78.4%	$140.33	$109.96	110.6%	129.5%	143.0%
2012	77.1%	$109.56	$84.44	79.3%	$146.87	$116.47	102.9%	134.1%	137.9%
2013	77.8%	$117.13	$91.07	79.3%	$156.93	$124.46	101.9%	134.0%	136.7%
TTM(4)	78.4%	$117.30	$91.95	80.0%	$157.70	$126.17	102.0%	134.4%	137.2%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Hampton Inn Suites Los Angeles Disneyland Area, Homewood Suites by Hilton Anaheim Maingate, Marriott Anaheim Suites, Crowne Plaza Resort Anaheim Garden Grove, Staybridge Suites Anaheim Garden Grove, Embassy Suites Anaheim South and Sheraton Hotel Garden Grove Anaheim South.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending January 31, 2014.

Competitive Hotels Profile(1)
			2013 Estimated Market Mix				2013 Estimated Operating Statistics

Property	Rooms	Year Built	Extended Stay	Leisure	Group	Commercial	Occupancy	ADR	RevPAR
Residence Inn Anaheim	200	2003	40%	35%	20%	5%	79%	$156.93	$124.46
Homewood Suites by Hilton Anaheim Maingate	166	2000	45%	35%	15%	5%	80%	$122.00	$97.60
Residence Inn by Marriott Anaheim Maingate	200	1988	50%	40%	5%	5%	83%	$177.00	$146.91
Hampton Inn & Suites Anaheim Garden Grove	172	1999	5%	75%	15%	5%	77%	$112.00	$86.24
Staybridge Suites Anaheim Garden Grove	143	2001	60%	30%	5%	5%	83%	$160.00	$132.80
Total(2)	681
(1)	Based on the appraisal.
(2)	Excludes the Residence Inn Anaheim property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

Residence Inn Anaheim

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	78.4%	79.3%	79.3%	80.0%	80.0%
ADR	$140.33	$146.87	$156.93	$157.70	$157.70
RevPAR	$109.96	$116.47	$124.46	$126.17	$126.17

Room Revenue	$8,026,913	$8,525,266	$9,085,390	$9,210,433	$9,210,433	$46,052	93.5%
Telephone Revenue	30,150	28,276	25,148	25,030	25,030	125	0.3
Other Departmental Revenues	604,952	662,371	604,185	620,369	620,369	3,102	6.3
Total Revenue	$8,662,015	$9,215,913	$9,714,723	$9,855,832	$9,855,832	$49,279	100.0%

Room Expense	$2,012,867	$1,955,954	$2,031,690	$2,096,912	$2,096,912	$10,485	22.8%
Telephone Expense	33,386	39,467	33,058	32,038	32,038	160	128.0
Other Departmental Expenses	326,661	397,068	342,377	348,466	348,466	1,742	56.2
Departmental Expenses	$2,372,914	$2,392,489	$2,407,125	$2,477,416	$2,477,416	$12,387	25.1%

Departmental Profit	$6,289,101	$6,823,424	$7,307,598	$7,378,416	$7,378,416	$36,892	74.9%

Operating Expenses	$1,716,755	$1,779,624	$1,850,007	$1,865,986	$1,865,986	$9,330	18.9%
Gross Operating Profit	$4,572,346	$5,043,800	$5,457,591	$5,512,430	$5,512,430	$27,562	55.9%

Fixed Expenses	$452,581	$548,423	$624,104	$625,274	$641,004	$3,205	6.5%
Management Fee	199,374	230,197	242,789	246,323	295,675	1,478	3.0
Franchise Fee	662,321	639,797	683,314	692,792	739,187	3,696	7.5
FF&E	346,488	368,636	388,589	394,233	394,233	1,971	4.0
Total Other Expenses	$1,660,764	$1,787,053	$1,938,796	$1,958,622	$2,070,100	$10,351	21.0%

Net Operating Income	$2,911,582	$3,256,747	$3,518,795	$3,553,808	$3,442,330	$17,212	34.9%
Net Cash Flow	$2,911,582	$3,256,747	$3,518,795	$3,553,808	$3,442,330	$17,212	34.9%
(1)	TTM column represents the trailing twelve-month period ending January 31, 2014.
(2)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreement. The Residence Inn Anaheim property has a franchise agreement with Marriott International, Inc. for use of the Residence Inn flag through July 2031 with no extension options. The franchise agreement provides for an aggregate franchise fee and marketing fund charge of 8.0% of the hotel’s gross room revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C19

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118 of 126

200
Structural and Collateral Term Sheet	JPMBB 2014-C19

Marriott Anaheim

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype(2):	Hotel - Full Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	1,030
Loan Purpose:	Refinance	Location:	Anaheim, CA
Borrower:	AMH, LLC	Year Built / Renovated:	1981 / 2007
Sponsors:	Tushar Patel and SDRP, LLC	Occupancy / ADR / RevPAR(3):	72.9% / $141.74 / $103.33
Interest Rate:	4.78700%	Occupancy / ADR / RevPAR Date:	12/31/2013
Note Date:	1/31/2014	Number of Tenants:	N/A
Anticipated Repayment Date(4):	2/1/2024	2010 NOI(5):	$8,977,550
Interest-only Period:	36 months	2011 NOI(5):	$8,977,550
Original Term(6):	120 months	2012 NOI(5):	$8,977,550
Original Amortization:	360 months	2013 NOI(5):	$8,977,550
Amortization Type:	ARD-IO-Balloon	UW Occupancy / ADR / RevPAR(3):	72.9% / $141.74 / $103.33
Call Protection:	L(27),Def(87),O(6)	UW Revenues:	$8,977,550
Lockbox:	Soft	UW Expenses(2):	$0
Additional Debt:	Yes	UW NOI:	$8,977,550
Additional Debt Balance:	$80,000,000	UW NCF:	$8,977,550
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(7):	$170,000,000 / $165,049
		Appraisal Date:	10/31/2013

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$106,796
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$94,075
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	64.7%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	57.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Other(8):	$175,000	Springing	$10,000,000	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$110,000,000	100.0%	Payoff Existing Debt	$61,057,838	55.5%
			Return of Equity	47,945,046	43.6
			Closing Costs	822,117	0.7
			Upfront Reserves	175,000	0.2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%
(1)
Marriott Anaheim is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $110.0 million. The Financial Information presented in the chart above reflects the Cut-Off Date balance of the $110.0 million Marriott Anaheim Whole Loan.

(2)
The fee property is operated under a long term lease with Marriott Hotel Services, Inc. (“Marriott”), a wholly owned subsidiary of Marriott International, Inc., with a fully extended maturity of December 29, 2056, which commenced on February 10, 1981. The lease is a net lease requiring Marriott to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs.

(3)	Occupancy, UW Economic Occupancy, ADR and RevPAR represent the occupancy and metrics of the underlying hotel operations which do not serve as collateral for the loan.
(4)
The loan is structured with an anticipated repayment date (“ARD”) of February 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 5.0% plus the then current 10-year swap rate. The final maturity date of the loan is February 1, 2029.

(5)	Historic NOI represents the lease payments received by the borrower.
(6)	Represents the Original Term to the ARD.
(7)	Appraised Value is based on the leased-fee interest. The appraised value for the fee interest is approximately $214.6 million resulting in a Cut-off Date LTV of 51.3% and Maturity Date LTV of 45.2%.
(8)	Initial Other reserves includes $175,000 for immediate repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119 of 126

200
Structural and Collateral Term Sheet	JPMBB 2014-C19

Marriott Anaheim

The Loan. The Marriott Anaheim loan is secured by a first mortgage lien on the fee interest in a 1,030-room full service Marriott hotel located in Anaheim, California. The whole loan has an outstanding principal balance of $110.0 million (the “Marriott Anaheim Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $30.0 million and is being contributed to the JPMBB 2014-C19 Trust. The holder of Note A-1, which has an outstanding principal balance as of the Cut-off Date of $80.0 million, is the trustee of the JPMBB 2013-C18 Trust. The Trustee of the JPMBB 2013-C18 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C18 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Marriott Anaheim Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan is structured with an anticipated repayment date of February 1, 2024, and a final maturity date of February 1, 2029. Subsequent to a 36-month interest-only period, the loan amortizes on a 30-year schedule. The previously existing debt was securitized in the MSC 2004-IQ8 transaction.

The loan’s sponsors and nonrecourse carve-out guarantors are Tushar Patel and SDRP, LLC. Mr. Patel is the founder and chairman of Tarsadia Hotels and Tarsadia Investments. Established in 1976, Tarsadia Investments is a Newport Beach, California based real estate and investment company. Tarsadia Investments currently manages approximately $2.0 billion in capital focused in real estate, health care, financial services, clean technology and alternative investments. Tushar Patel’s liability under the carve-out guaranty is capped at $50,000,000 plus any related collection costs and expenses.

Operating Lease. The Marriott Anaheim property is operated under a lease between the borrower, as lessor, and Marriott (the “Operating Lease”), a wholly-owned subsidiary of Marriott International, Inc. (NYSE: MAR) (rated Baa2/BBB/BBB by Moody’s, S&P and Fitch, respectively), as lessee. Marriott International, Inc. is an operator and franchisor of hotels and related lodging facilities worldwide. Marriott International, Inc. operates or franchises over 3,800 lodging properties worldwide.

The Operating Lease commenced in February 1981 and had an initial maturity in 2006, at which time Marriott chose to exercise the first of two 25-year extensions, resulting in an expiration of December 2031. Marriott has one additional 25-year renewal option remaining, resulting in a fully extended maturity date of December 29, 2056. The Operating Lease is a net lease requiring Marriott to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs. Under the Operating Lease, Marriott makes rent payments to the borrower in an amount equal to 10.0% of the sponsor’s investment in the property, currently equating to $8,977,550 per year. The fixed payment has the potential to increase if the sponsor invests additional capital to upgrade the property. The loan documents permit the borrower to terminate the Operating Lease for monetary defaults without triggering an event of default or any recourse liability.

Since acquiring the property in 1999, the borrower has invested approximately $39.2 million for renovations including a $26.9 million renovation between 2000-2003, which included renovating the property’s guestrooms and improvements to the property’s lobby and public areas. Additionally, in 2007, Marriott invested approximately $25.4 million for capital improvements which included the addition of a 25,410 square foot ballroom and other upgrades to the conference and meeting spaces.

The Property. The Marriott Anaheim loan is secured by the fee interest in a 1,030-guest room, full-service hotel situated on approximately 14.5 acres located immediately adjacent to the Anaheim Convention Center and approximately two blocks from the Disneyland Resort in Orange County, California. The property originally opened in 1981, and is comprised of six buildings, including a 19-story tower and a 17-story tower that house the majority of the guestrooms, a five-level, above-grade parking structure and a surface parking area which, combined, total 1,335 parking spaces. The property includes five restaurants, approximately 80,000 square feet of meeting space, a fitness center and an outdoor swimming pool.

The property is located in downtown Anaheim, California, adjacent to multiple local demand generators and area attractions including Disneyland, Disney’s California Adventure, the 945,000 square foot Anaheim Convention Center, Knott’s Berry Farm and Angel Stadium of Anaheim, home of Major League Baseball’s Los Angeles Angels of Anaheim. In 2012, Disneyland attracted approximately 16.0 million visitors, while the Anaheim Convention Center, which completed a 100,000 square foot expansion in 2013, attracted another 1.2 million visitors. According to the appraisal, the property generated approximately 63% of its room nights from meeting and group business. There are several new hotels under construction, but according to the appraisal none of the new supply is expected to be directly competitive with the property.

Casualty and Condemnation. In connection with a casualty where the property is destroyed or substantially damaged during the term of the Operating Lease, Marriott is obligated to restore the property to the extent of available insurance proceeds. To the extent that restoration is prevented due to applicable laws or if the hotel is substantially damaged during the last two years of the lease term, Marriott is not required to restore the property.  In those circumstances, Marriott is entitled to a portion of the insurance proceeds in an amount sufficient to reimburse it for the value of its leasehold interest, provided that the borrower receives the value of its initial investment in the property plus any contributions made by the borrower to the property improvement escrow or capital improvements paid for by the borrower, as depreciated in accordance with GAAP.  Pursuant to the loan documents, the borrower is required to insure the property in an amount not less than the replacement cost of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Marriott Anaheim

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott Anaheim(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	64.2%	$120.89	$77.60	66.1%	$136.20	$90.04	103.0%	112.7%	116.0%
2011	66.7%	$124.10	$82.82	66.2%	$137.61	$91.07	99.2%	110.9%	110.0%
2012	70.5%	$126.70	$89.36	71.7%	$137.11	$98.37	101.8%	108.2%	110.1%
2013	73.5%	$132.78	$97.56	72.9%	$141.74	$103.33	99.2%	106.7%	105.9%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Sheraton Hotel Anaheim, Hilton Anaheim, Sheraton Park Hotel at the Anaheim Resort, Hyatt Regency Orange County and Crowne Plaza Resort Anaheim Garden Grove.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.

Competitive Hotels Profile(1)
				2012 Estimated Market Mix		2013 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Anaheim	1,030	1981	78,193	37%	63%	0%	76%	$137.11	$104.48
Hilton Anaheim	1,572	1984	100,000	45%	55%	0%	78%	$143.00	$111.54
Sheraton Park Hotel @ The Anaheim Resort	490	1966	28,500	60%	40%	0%	76%	$133.00	$101.08
Sheraton Hotel Anaheim	489	1969	19,392	80%	20%	0%	55%	$130.00	$71.50
Crowne Plaza Resort Anaheim Garden Grove	376	2000	36,000	70%	30%	0%	77%	$98.00	$75.46
Hyatt Regency Orange County	653	1986	51,201	55%	45%	0%	77%	$140.00	$107.80
Total(2)	3,580
(1)	Based on the appraisal.
(2)	Excludes the Marriott Anaheim property.

Operating History (1)
	2010	2011	2012	2013	Per Room(2)	% of Total Revenue(3)
Occupancy	66.1%	66.2%	71.7%	72.9%
ADR	$136.20	$137.61	$137.11	$141.74
RevPAR	$90.04	$91.07	$98.37	$103.33

Room Revenue	$33,756,658	$34,143,067	$36,880,518	$39,151,975	$38,012	55.6%
Food and Beverage	22,588,076	22,542,835	24,794,217	25,401,972	24,662	36.1
Other Department Revenues	5,262,393	5,183,107	5,608,982	5,852,728	5,682	8.3
Total Revenue	$61,607,127	$61,869,009	$67,283,717	$70,406,675	$68,356	100.0%

Room Expense	$11,201,069	$10,635,278	$11,947,005	$12,781,957	$12,410	32.6%
Food and Beverage Expense	16,689,018	16,458,919	17,671,800	18,656,382	18,113	73.4
Other Departmental Expenses	2,364,219	2,463,990	2,659,731	2,738,295	2,659	46.8
Departmental Expenses	$30,254,306	$29,558,187	$32,278,536	$34,176,634	$33,181	48.5%

Departmental Profit	$31,352,821	$32,310,822	$35,005,181	$36,230,041	$35,175	51.5%

Operating Expenses	$15,434,431	$15,228,823	$16,735,358	$17,899,519	$17,378	25.4%
Gross Operating Profit	$15,918,390	$17,081,999	$18,269,823	$18,330,522	$17,797	26.0%

Fixed Expenses	$3,003,570	$2,991,692	$3,271,027	$3,272,976	$3,178	4.6%
FF&E(4)	3,080,449	3,093,471	3,364,252	3,520,334	3,418	5.0
Total Other Expenses	$6,084,019	$6,085,163	$6,635,279	$6,793,310	$6,595	9.6%

Net Operating Income	$9,834,371	$10,996,836	$11,634,544	$11,537,212	$11,201	16.4%
Operating Lease Payment	8,977,550	8,977,550	8,977,550	8,977,550	8,716	12.8
Net Cash Flow	$856,821	$2,019,286	$2,656,994	$2,559,662	$2,485	3.6%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	Per Room values based on 1,030 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
Marriott is required to reserve 5.0% of Total Revenue per year, subject to a cap of $7.6 million. In 2013, the balance in the FF&E reserve reached the cap, however the 2013 FF&E includes 5.0% of Total Revenue for illustrative purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Marriott Anaheim

Purchase Option. Marriott may request that the borrower make additional contributions for FF&E and/or repairs to the extent Marriott’s annual budget for such items exceeds available funds held in reserve.  In connection with the request, Marriott is required to deliver documents and data describing the scope and estimated costs of the proposed FF&E and/or repairs.  If the borrower agrees to make the additional contribution, its percentage share of the costs is 62.5% (with Marriott being responsible for the remaining 37.5%).  If the borrower does not agree to make the additional contribution, Marriott can either make the proposed FF&E and/or repairs from its own funds, or purchase the property for a price determined pursuant to the Operating Lease (currently estimated to be approximately $101.3 million).  The loan is fully recourse to the borrower and the nonrecourse carveout guarantor (subject to a $50 million aggregate cap) if Marriott exercises the purchase option, unless the loan is defeased in full or Marriott assumes the loan, in each case in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C19

Four Points Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,000,000	Title:	Fee
Cut-off Date Principal Balance:	$29,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	192,396
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	G&I VII Four Points LP	Year Built / Renovated:	2007 / N/A
Sponsors:	Brandywine Operating Partnership, L.P. and DRA G&I Fund VII Real Estate Investment Trust	Occupancy:	100.0%
		Occupancy Date:	2/28/2014
		Number of Tenants:	14
Interest Rate:	4.50300%	2011 NOI(1):	($385,238)
Note Date:	4/3/2014	2012 NOI(1):	($211,227)
Maturity Date:	4/6/2019	2013 NOI(1):	$582,387
Interest-only Period:	36 months	UW Economic Occupancy:	93.0%
Original Term:	60 months	UW Revenues:	$4,745,925
Original Amortization:	360 months	UW Expenses:	$1,960,358
Amortization Type:	IO-Balloon	UW NOI(1):	$2,785,567
Call Protection:	L(25),Def(31),O(4)	UW NCF:	$2,485,415
Lockbox:	CMA	Appraised Value / Per SF:	$41,800,000 / $217
Additional Debt:	N/A	Appraisal Date:	3/12/2014
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$155,962	$51,987	N/A	Maturity Date Loan / SF:	$146
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$2,405	N/A	Maturity Date LTV:	67.2%
TI/LC(2):	$0	$24,050	N/A	UW NCF DSCR:	1.41x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,000,000	69.5%	Purchase Price	$41,500,000	99.4%
Sponsor Equity	12,738,905	30.5	Upfront Reserves	155,962	0.4
			Closing Costs	82,943	0.2
Total Sources	$41,738,905	100.0%	Total Uses	$41,738,905	100.0%
(1)
UW NOI is significantly greater than historical figures due to approximately 163,000 square feet of leases being executed over the last 18 months. As of the rent roll dated February 28, 2014, the property is 100% occupied by 14 tenants.

(2)
A full cash flow sweep will commence on 3/1/2017 (14 months prior to tenant Sailpoint Technologies, Inc. lease expiration in April 2018), and continuing until 80% of the current tenants have entered into lease extensions at terms satisfactory to the lender, or until the borrower has entered into new leasing agreements with replacement tenants covering 80% of the space at the property.

The Loan. The Four Points Centre loan has an outstanding balance of $29.0 million and is secured by a first mortgage lien on two Class A office buildings comprising 192,396 square feet located in Austin, Texas. The loan has a five-year term and, subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsors and nonrecourse guarantors are Brandywine Operating Partnership, L.P. and DRA G&I Fund VII Real Estate Investment Trust.  The borrower acquired the property and two additional parcels of land (not included in the collateral) on December 19, 2013 for a purchase price of approximately $47.3 million in an all cash transaction. The allocated purchase price of the property is $41.5 million, representing a loan-to-purchase of 69.9%.

The Property. The property is located at 11305 Four Points Drive in Austin, Texas within the 330 acre Four Points master planned development. The property was developed in 2007 and was recently leased up, reporting a 100.0% occupancy rate as of the February 28, 2014 rent roll. The property features a modern design, which includes a limestone exterior with state of the art building systems, floor-to-ceiling glass windows and 33,000 square foot floor plates.  Included in the collateral is a six-level parking structure providing onsite parking at a ratio of 4.21 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Four Points Centre

The largest tenant at the property, Sailpoint Technologies, Inc., leases 23.2% of the net rentable area through April 2018. Sailpoint Technologies, Inc. is an independent identity and access management provider that helps organizations deliver and manage user access from any device to data and applications residing in the datacenter, on mobile devices, and in the cloud.

The Market. Four Points Centre is located in Austin, Texas which has exhibited a 26.3% growth in employment since 2002 according to the appraisal. Austin was named “America’s Fastest Growing City” and “America’s #1 Big City for Jobs” in 2012 by Forbes.com.  Firms such as Apple, Intel, Samsung, eBay, GM, Indeed, Visa, Google, Oracle and Altera have all recently relocated to or expanded their operations in Austin, contributing to the over 15,000 new jobs created from corporate relocations over the past 24 months. More specifically, the property is located in the Far Northwest Austin office submarket.  As of the fourth quarter 2013, net absorption was nearly 500,000 square feet, resulting in a 9.3% submarket vacancy rate, which is the lowest since 2006.  The appraiser concluded market rent of $17.90 per square feet.  The in-place rent at the property is $15.97 per square foot, which is below the appraiser’s conclusions.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Sailpoint Technologies, Inc.	NA / NA / NA	44,633	23.2%	$16.21	4/30/2018
Zenoss, Inc.	NA / NA / NA	43,542	22.6%	$17.00	12/31/2018
Big Commerce, Inc.	NA / NA / NA	32,957	17.1%	$16.25	4/30/2018
Somnio Solutions, Inc.	NA / NA / NA	18,466	9.6%	$16.00	8/31/2018
360 Mortgage Group, LLC	NA / NA / NA	12,573	6.5%	$18.00	3/31/2017
Univar USA, Inc.	B2 / NA / NA	11,610	6.0%	$15.40	6/30/2018
Consilience Software, Inc.	NA / NA / NA	8,283	4.3%	$16.35	7/31/2018
Avnet, Inc.	Baa3 / BBB- / BBB-	7,240	3.8%	$17.00	12/31/2016
United States Gold Coin Reserve	NA / NA / NA	6,131	3.2%	$15.75	11/30/2017
Fidelis Information Systems Corp.	NA / NA / NA	2,085	1.1%	$16.50	11/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$605,287	$871,184	$1,458,723	$3,145,958	$16.35	61.6%
Vacant Income	0	0	0	0	0	0
Gross Potential Rent	$605,287	$871,184	$1,458,723	$3,145,958	$16.35	61.6%
Total Reimbursements	344,374	516,946	1,063,219	1,955,311	10.16	38.3
Other Income	1,050	1,853	1,876	1,876	0.01	0.0
Net Rental Income	$950,711	$1,389,983	$2,523,818	$5,103,145	$26.52	100.0%
(Vacancy/Credit Loss)	0	0	0	(357,220)	(1.86)	(7.0%)
Effective Gross Income	$950,711	$1,389,983	$2,523,818	$4,745,925	$24.67	93.0%

Total Expenses	$1,335,949	$1,601,210	$1,941,431	$1,960,358	$10.19	41.3%

Net Operating Income	($385,238)	($211,227)	$582,387	$2,785,567	$14.48	58.7%

Total TI/LC, Capex/RR	0	0	0	300,152	1.56	6.3

Net Cash Flow	($385,238)	($211,227)	$582,387	$2,485,415	$12.92	52.4%

Occupancy	29.5%	48.9%	99.2%	93.0%
(1)
UW NOI is significantly greater than historical figures due to approximately 163,000 square feet of leases being executed over the last 18 months. The property was developed in 2007 and has been in its lease-up phase since then.  As of the rent roll dated February 28, 2014, the property is 100% occupied by 14 tenants.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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